UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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PPG Industries, Inc.
(Name of Registrant as Specified In Its Charter)

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2025 Proxy Statement

and Notice of Annual Meeting of Shareholders

Dear Fellow Shareholders:

Once again, it has been my pleasure to serve as PPG’s Independent Lead Director, a key element of our corporate governance structure designed to guide PPG for the benefit of its shareholders.

During 2024, your Board of Directors was actively engaged in overseeing and advising on key activities to advance PPG’s enterprise growth strategy. PPG successfully completed strategic portfolio actions in 2024 that have created a sharper, more focused company. Following a strategic review, PPG completed the sale of its architectural coatings business in the U.S. and Canada in December 2024 to American Industrial Partners (AIP), an industrials investor. PPG’s architectural coatings businesses in other regions around the world remain core businesses within the company’s portfolio, including in Latin America, Europe and Asia Pacific, where PPG holds strong #1 or #2 positions in a number of key countries. PPG also completed the sale of its silicas products business in November 2024 to QEMETICA, a Warsaw, Poland-based, privately held manufacturer of soda ash, silicates and other specialty chemicals.

These transactions further optimize PPG’s portfolio by improving its organic growth and financial return profiles and will result in an increased capability for the company to channel growth resources to areas where it has the strongest right to win with customers. PPG is focused on delivering unwavering support to customers with superior products, technologies and services that enhance their productivity and sustainability.

PPG’s business demonstrated resilience in a challenging industrial macro environment in 2024 by growing adjusted earnings per share by 6%, improving aggregate segment margins and generating $1.4 billion in operating cash flow. The success of the team’s work throughout last year enabled PPG to continue to reward shareholders. The company repurchased approximately $750 million of stock in 2024, which represented approximately 3% of our outstanding shares. Combined with dividends, PPG returned $1.4 billion to shareholders in 2024. PPG has raised its annual dividend payout for 53 consecutive years and has paid uninterrupted annual dividends for 125 years. The company also continues to have strong financial flexibility with cash and short-term investments totaling approximately $1.4 billion at year end.

*From continuing operations. See reconciliation in Annex A

As part of our ongoing Board refreshment process, we elected Kathy L. Fortmann, Chief Executive Officer of Amyris, Inc., to the Board. She serves on the Audit Committee and the Sustainability and Innovation Committee and brings to PPG 35 years of global business experience across a variety of industries. Her experience leading European-based businesses and as a leader in the European business community is particularly important to PPG as this region now accounts for approximately one third of our sales. At this year’s annual meeting, Martin Richenhagen will retire from our Board. We thank Martin for his 17 years of dedicated service to PPG. Our refreshment process will continue into 2025 as we seek directors who have skills and experience that can help to further advance PPG’s enterprise growth strategy.

As we continuously look at ways to evolve and strengthen PPG’s governance, the Board has endorsed the right of shareholders to call special meetings and has approved new stand-alone policies that: limit the number of public company boards on which PPG’s directors may serve; provide for compensation recovery from executives; and limit the amount of severance payments for executives. The Board also adopted a refreshed insider trading policy. Developing these new policies reflects our comprehensive approach to governance and facilitates more transparent Board oversight.

In addition, the Board is actively engaged in overseeing PPG’s sustainability strategy. In 2024, PPG continued to innovate and deliver sustainably-advantaged solutions based our customers’ desire to improve their productivity and to reduce overall value chain environmental impacts.

On behalf of the Board of Directors, it is my pleasure to invite you to PPG’s 2025 Annual Meeting of Shareholders, which will be held at 11:00 a.m., Eastern Time, on Thursday, April 17, 2025, via live audio webcast at www.virtualshareholdermeeting.com/PPG2025. We encourage you to read the attached Proxy Statement and vote on the included proposals.

We thank you for your continued support of and investment in PPG.

Michael W. Lamach
Independent Lead Director

PPG Board of Directors

Proposals:

The Annual Meeting will be held on:

April 17, 2025
at 11:00 a.m. Eastern Time

It will be held virtually. You can attend by visiting:
www.virtualshareholdermeeting.com/
PPG2025

There will be no physical location for in-person attendance at the Annual Meeting.

To elect as directors the ten named nominees to serve in a class whose term expires in 2026
To vote on a nonbinding resolution to approve the compensation of the Company’s named executive officers on an advisory basis
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025
To vote on a shareholder proposal requesting shareholder approval of certain executive officer severance arrangements
To transact any other business that may properly come before the meeting

Attending the Virtual Annual Meeting:

Our Board of Directors has fixed the close of business on February 21, 2025 as the record date for the determination of shareholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof. To attend the virtual Annual Meeting, please follow the instructions at:

www.virtualshareholdermeeting.com/PPG2025

You will not be able to attend the Annual Meeting in person. If you plan to participate in the virtual meeting by voting or asking questions, you will need to pre-register by 5:00 p.m. Eastern Time on April 16, 2025. To pre-register for the meeting, please follow the instructions provided under the General Matters section found in the accompanying Proxy Statement. Shareholders may only participate online and must pre-register to vote and ask questions at the virtual meeting. A listen-only, live webcast of the virtual Annual Meeting will also be available to all shareholders and guests who do not pre-register at www.virtualshareholdermeeting.com/PPG2025.

Please Vote

Please know that your vote is very important to us, and we encourage you to vote promptly. Whether or not you expect to attend the virtual Annual Meeting, please vote via the Internet or telephone, or by paper proxy card or vote instruction form, which you should complete, sign and return by mail, so that your shares may be voted.

Internet Visit www.proxyvote.com. You will need the control number included in your proxy card, voter instruction form or notice.	Mobile App You can scan this QR code to vote with your mobile phone. You will need the control number included in your proxy card, voter instruction form or notice.	Phone Call 1-800-690-6903. You will need the control number included in your proxy card, voter instruction form or notice.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	Virtually See above regarding attendance at the virtual meeting.

Joseph R. Gette Vice President, Deputy General Counsel and Secretary

March 6, 2025

Forward-Looking Statements and Incorporation of Website Information

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook, compensation program; sustainability; culture; diversity; community engagement; and related goals, commitments and strategies. These statements involve risks and uncertainties. Our actual future results, including the achievement of our targets, goals or commitments, could differ materially from our projected results as the result of changes in circumstances, assumptions not being realized, or other risks, uncertainties and factors, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and Form 10-Q, current reports on Form 8-K and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of the date of this Proxy Statement. This Proxy Statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated herein by reference.

About the Meeting

Time and Place Thursday, April 17, 2025 11:00 a.m. Eastern Time

Virtual Shareholders’ Meeting

We will have a virtual meeting which you can attend by visiting www.virtualshareholdermeeting.com/PPG2025. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person.

Attending the Virtual Annual Meeting

You will be able to attend the virtual Annual Meeting, vote and submit your questions during the Annual Meeting via live online webcast by visiting www.virtualshareholdermeeting.com/PPG2025. You will not be able to attend the Annual Meeting in person. If you plan to participate in the virtual meeting by voting or asking questions, you will need to pre-register by 5:00 p.m. Eastern Time on April 16, 2025. To pre-register for the meeting, please follow the instructions provided under General Matters beginning on page 92. Shareholders may only participate online and must pre-register to vote and ask questions at the virtual meeting. A listen-only, live webcast of the virtual Annual Meeting will also be available to all shareholders who do not pre-register at www.virtualshareholdermeeting.com/PPG2025.

Questions and Answers About the Annual Meeting

Please see General Matters beginning on page 92 for important information about the proxy materials, voting, accessing the 2025 Annual Meeting and the deadlines to submit shareholder proposals and director nominees for the 2026 Annual Meeting of Shareholders.

Who We Are

We were founded in 1883 as The Pittsburgh Plate Glass Company by Captain John B. Ford and John Pitcairn in Pittsburgh, Pennsylvania. At PPG, we work every day to develop and deliver the paints, coatings and specialty materials that our customers have trusted for more than 140 years. PPG’s vision is to be the first-choice partner to meet our customers’ evolving needs for innovative paints, coatings and surface solutions. Through dedication and creativity, we solve our customers’ biggest challenges, collaborating closely to find the right path forward. PPG helps customers in industrial, transportation, consumer products, and construction markets and aftermarkets to protect and beautify the world®.

~46,000	70+	140+ years	$15.8B
~46,000 employees globally at December 31, 2024	Operations in 70+ countries	Trusted by customers for over 140 years	$15.8 billion in sales from continuing operations in 2024

2025 Proxy Statement 1

Proxy Statement Summary

Well Positioned for Growth

Specialty Producer	Sustainable	Aftermarket	Innovative	Consolidating
Global and diverse producer of specialty products with key functional value	Growing portfolio of sustainably advantaged products	High percentage of sales to aftermarket end-use markets	Strong pipeline of innovative products	Successful acquirer of coatings assets and businesses

Our Products

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Proxy Statement Summary

Proposal 1:	Election of Directors

●
Our Nominating and Governance Committee has recommended 10 directors to be re-elected to our board for a term of 1 year and until their successors have been duly elected and qualified. You are being asked to vote on the election of each of these nominees.
●
Each nominee is a proven leader who has demonstrated a commitment to upholding our core values as a company.
●
Our nominees collectively bring a diverse set of skills and experiences that is critical to the oversight of our business.
●
Each director nominee who receives a majority of the votes cast (the number of shares voted FOR the director must exceed 50% of the votes cast with respect to that director) at the Annual Meeting will be elected as a director.

Overview of Directors

SNAPSHOT OF 2025 DIRECTOR NOMINEES

Committee Memberships
Name, Age, Director Since, & Principal Occupation	Independent	Other Public Company Boards	Audit	Human Capital Management & Compensation	Nominating & Governance	Sustainability & Innovation
Nominees standing for election at this year’s annual meeting who will serve in a class whose term expires in 2026
Kathy L. Fortmann, 57, July 2024 Chief Executive Officer of Amyris, Inc.		● FMC Corporation
Melanie L. Healey, 63, 2016 Former Group President, North America of The Procter & Gamble Company		● Hilton Worldwide Holdings, Inc. ● Kenvue Inc.
Gary R. Heminger, 71, 2017 Retired Chairman and Chief Executive Officer of Marathon Petroleum Corporation		● Fifth Third Bancorp
Timothy M. Knavish, 59, 2022 Chairman and Chief Executive Officer of PPG Industries, Inc.		● Rockwell Automation, Inc.
Michael W. Lamach, 61, 2015 Retired Executive Chair and Chief Executive Officer of Trane Technologies plc		● Honeywell International Inc. ● Nucor Corporation
Kathleen A. Ligocki, 68, 2020 Former Chief Executive Officer of Agility Fuel Solutions, LLC		● Carpenter Technology Corporation ● Lear Corporation
Michael T. Nally, 49, 2021 Chief Executive Officer and Director of Generate Biomedicines, Inc. and CEO-partner of Flagship Pioneering		● None
Guillermo Novo, 62, 2021 Chairman and Chief Executive Officer of Ashland Inc.		● Ashland Inc.
Christopher N. Roberts III, 62, 2023 Senior Vice President, Global SH&E of Ecolab Inc.		● None
Catherine R. Smith, 61, 2019 Chief Financial Officer and Treasurer of Nordstrom, Inc.		● Baxter International Inc.

Member	Chair

2025 Proxy Statement 3

Proxy Statement Summary

Governance Highlights

Independence

Accountability

- All directors will be elected annually beginning at the 2025 Annual Meeting
- Majority voting in uncontested elections
- Annual Board and committee self-evaluations
- Board oversight of Company strategy

Shareholder Rights

- No dual class structure; each shareholder gets one vote per share
- Proxy access right with market terms
- Shareholder right to call a special meeting
- Extensive shareholder engagement
- No poison pill

Proposal 2:	Advisory Vote on Approval of the Compensation of the Named Executive Officers

●
Our Human Capital Management and Compensation Committee recommends that you vote FOR the “say-on-pay” advisory proposal because the Board believes that our compensation policies and practices are effective in achieving our compensation goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth, and linking management’s interests with those of our shareholders.

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Proxy Statement Summary

Financial Performance Highlights

*From continuing operations. See reconciliation in Annex A

Executive Compensation Highlights

Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value creation.

FIXED	2024 Base Salary
	CEO	Other NEOs	Overview	Objectives
			Fixed compensation that is established annually based on local market data and individual performance	Maintain parity with the competitive market for executives in comparable positions

AT-RISK	2024 Annual Incentive Awards
	CEO	Other NEOs	Overview	Objectives
			Variable compensation that is based on Company, business and individual performance	Incentivize executive officers to achieve our short-term performance objectives

2024 Long-Term, Equity-Based Incentives
	CEO	Other NEOs	Overview	Objectives
			Variable compensation that is based solely on Company performance	Retain our executive officers, align their financial interests with the interests of shareholders, and incentivize achievement of our long-term strategic goals

2025 Proxy Statement 5

Proxy Statement Summary

Proposal 3:	Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2025

●
The Board recommends that you vote FOR this proposal. Our Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2025 and is asking shareholders to ratify this selection.

Proposal 4:	Vote on a Shareholder Proposal Requesting Shareholder Approval of Certain Executive Officer Severance Arrangements

●
The Board believes that the concerns raised by this proposal are already and more appropriately addressed by our existing Executive Officer Cash Severance Policy, which requires shareholder ratification of certain new cash severance arrangements for our executive officers the value of which exceeds 2.99 times the executive’s base salary plus target annual bonus. Because the Company already has a cash severance approval policy in place, the Board believes that adopting the policy requested by the proponent would be redundant, unduly restrictive and not in the best interests of the Company or our shareholders. A copy of PPG’s Executive Officer Cash Severance Policy is available in the Governance section of our website at www.ppg.com/about-ppg/en-US/governance.

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Proxy Statement Summary

CHOOSE ELECTRONIC DELIVERY

We encourage PPG shareholders to voluntarily elect to receive future proxy and annual report materials electronically to help contribute to our sustainability efforts. Shareholders can opt for e-delivery at www.proxyvote.com or by contacting Computershare, their stockbroker or other nominee.

Combined with your adoption of electronic delivery of proxy materials, and the elimination of approximately 89,570 sets of proxy materials, we can ideally reduce the impact on the environment by:
using approximately 145 fewer tons of wood, or 871 fewer trees (13.5 acres of forest)	saving approximately 778,000 gallons of water, or the equivalent of filling approximately 35 swimming pools
using approximately 928 million fewer BTUs, or the equivalent of the amount of energy used by 1,100 residential refrigerators for one full year	using approximately 654,000 fewer pounds of greenhouse gases, including CO2, or the equivalent of 59 automobiles running for one year
eliminating approximately 42,800 pounds of solid waste	reducing hazardous air pollutants by approximately 58 pounds
Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

2025 Proxy Statement 7

Our Culture	Our Communities	Our Environment	Human Rights

At PPG, we aim to champion all employees, empowering them to reach their full potential and maintain a high performing workplace. In 2024:

●	We remained committed to creating an engaging workplace for our global employees. Our October 2024 Engagement Survey shows that our employees remain highly engaged, positioning us to win the Gallup Exceptional Workplace Award for the third consecutive year.
●	We launched a One PPG onboarding program for plant and manufacturing employees, resulting in a 68% reduction in 9-day attrition and 92% of new hires reporting feeling well-prepared to excel in their roles.
●	We continued programs that foster inclusion and belonging, allowing PPG to maintain a high-performing workforce that reflects our communities and customer base. Our eight Employee Resource Networks, which are open to all employees, are intended to provide an opportunity for in-depth discussion, focus and recommendations on how PPG can deliver higher growth and performance by creating a more inclusive organization.

Our Culture	Our Communities	Our Environment	Human Rights

At PPG, our community engagement supports our purpose to protect and beautify the world. Our efforts are focused on education, employee engagement and community sustainability, three areas that represent an intersection of our business strengths and our ability to create positive impacts across our communities. Our global giving totaled $18.4 million in 2024, supporting hundreds of community organizations worldwide.

We seek to build the next generation of innovative leaders in science, technology, engineering and mathematics (STEM) through programs such as AdoptaClassroom.org in the U.S., Casa Hacker’s Girls in STEM program in Brazil, and several science centers worldwide, including an expanded partnership with the National Museum of Science and Technology Leonardo da Vinci in Milan, Italy, to open the PlayLab, a unique educational space. In 2024, we invested $11.5 million in advancing STEM education. We also reached and exceeded our $2 million commitment through 2025 to support workforce development initiatives that provide training and opportunities for future skilled workers in manufacturing and coatings application.

Our community sustainability investments deliver community transformations through colorful spaces, support essential needs (particularly in times of disaster), and provide opportunities to thrive in the communities where we operate. We activate the time and talent of our employees to make a difference in our local communities. Our COLORFUL COMMUNITIES® program brings together PPG volunteers, PPG products and financial support to provide a fresh coat of paint and rejuvenation to community spaces. In 2024, we completed 58 projects in 27 countries, 89% of which included elements of sustainability as defined by our internal guidelines, including 27 school makeovers as part of the program’s New Paint for a New Start campaign. Since 2015, more than 30,300 PPG employees and community volunteers have positively impacted more than 10.2 million people in over 50 countries.

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Sustainability, Culture and Human Rights

As an extension of our sustainability efforts, we also committed to investing $5 million in environmental sustainability education from 2023 to 2030. Through the end of 2024, we have invested $1.2 million of our commitment. Our efforts aim to strengthen support of the next generation of innovators and maximize the impact within communities where we operate through partnerships with organizations such as the National Energy Education Development (NEED) in the U.S., Junior Uni Wuppertal’s sustainability courses in Germany, and the Attitude for the Planet program with Junior Achievement in Brazil.

Our Culture	Our Communities	Our Environment	Human Rights

In 2024, PPG further advanced its sustainability commitments by continuing to drive toward its 2030 targets, reducing environmental impacts across our value chain, identifying operational efficiencies and innovating sustainably advantaged solutions for our customers.

Our paints, coatings and specialty materials protect and beautify the world, many of which offer benefits that support our customers’ sustainability ambitions. In 2024, 41% of sales were from sustainably advantaged products and processes that we have defined as addressing multiple sustainability benefits, including lower emissions, energy efficiency, use of renewable raw materials or extending durability. One leading example of a sustainably advantaged product is the PPG LINQ™ digital ecosystem that is significantly improving the color matching process while increasing speed and efficiency and decreasing waste in automotive body shops.

In addition to product innovations, improving the efficiency of our operations is an ongoing focus. We know that operational excellence drives productivity at PPG and for our customers. We continue advancing the use of renewable energy, and in 2024 we continued to partner with a renewable energy provider to implement our decarbonization roadmap that is expected to reduce our operational greenhouse gas emissions by 50% by 2030. As part of this effort, PPG completed a 1.5 megawatt solar installation at our Caivano, Italy, facility, which is expected to eliminate 430 metric tons of greenhouse gas emissions annually. The site is expected to achieve a reduction in annual operating costs by approximately 15% as a result of the solar installation and a previously installed combined heat and power unit.

2024 Achievements
Sustainably advantaged products	Greenhouse gas emissions (scope 1 and 2)	Water intensity
41% of sales from sustainably advantaged products, allowing customers to reduce their environmental impact	13% reduction in scope 1 and 2 greenhouse gas emissions against a 2019 baseline	22% reduction in water intensity at priority sites in water scarce communities against a 2019 baseline

Our Culture	Our Communities	Our Environment	Human Rights

We respect the dignity and human rights of all people. As stated in our Global Code of Ethics, we comply with all laws pertaining to freedom of association, privacy, collective bargaining, immigration, wages and hours and working time in our operations throughout the world. We also uphold laws prohibiting forced, compulsory and child labor, human trafficking and employment discrimination.

2025 Proxy Statement 9

Sustainability, Culture and Human Rights

We expect all our contractors, suppliers and other business partners to respect and uphold our commitment to human rights in their operations. Our Supplier Sustainability Policy builds upon our Global Supplier Code of Conduct by establishing expectations for sustainability within our supply chain. These policies reinforce our expectations that our suppliers, as well as their subcontractors, will comply fully with applicable laws and adhere to internationally recognized environmental, social and corporate governance standards, including those governing working conditions, wages and prohibiting the use of child and forced labor. Each supplier must evaluate and maintain sustainable processes and raw material sources throughout their supply chain and supplier base. As of the end of 2024, 98% of our key suppliers were assessed to sustainability and social responsibility criteria.

Recognition PPG’s leadership and progress in key areas has been recognized by reputable external organizations. Our recent awards include:
Fortune	The Wall Street Journal	Newsweek
World’s Most Admired Companies 2025	Best Managed Companies 2024	Most Trustworthy Companies in America 2024 America’s Most Responsible Companies 2024
American Chemistry Council	Time	Gallup
Sustainability Leadership Award 2024	World’s Best Companies	Exceptional Workplace Award 2024

Learn More

You can learn more about PPG by visiting our website at www.ppg.com and PPG’s Sustainability Report website at www.ppg.com/sustainability, which highlights the Company’s sustainability achievements. In May, our latest Sustainability Report will be available with updates on the progress we made in 2024.

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Skills, Expertise and Experience of Our Directors

Each of PPG’s directors possesses the core competencies of a senior executive officer at a large organization that are essential to their service on our board. In addition to those qualifications, our directors collectively possess skill sets that are directly relevant to the Company’s business and strategic objectives and that are valued by our Board in guiding a complex, worldwide manufacturing and retail company with more than $15.8 billion in sales from continuing operations and in overseeing our strategy for future growth. This table is intended to depict notable areas of expertise for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed competencies in these skills through education, direct experience and oversight responsibilities. The information presented below is based on voluntary self-identification by each director, and the biographies of our directors include more information about our directors’ relevant skills, experience and qualifications.

Skills	FORTMANN	HEALEY	HEMINGER	KNAVISH	LAMACH	LIGOCKI	NALLY	NOVO	RICHENHAGEN	ROBERTS	SMITH
CORE COMPETENCIES
Senior Leadership Experience

These directors have experience serving as CEO, CFO or a senior executive having hands-on leadership experience in core management areas, including an understanding of organizational behavior and processes, strategic planning, compliance, values and culture.

Corporate Governance

These directors have experience serving on public company boards and/or an understanding of the dynamics and operation of a corporate board and its relationship with the CEO and senior management as well as knowledge of corporate governance practices and policies and the protection of stakeholder interests.

Risk Management

In light of the Board’s role in risk oversight and overseeing the Company’s enterprise risk management program, these directors have knowledge and experience assessing and managing key risks and overseeing compliance.

Financial Expertise

These directors have the ability to read and understand PPG’s financial statements and have knowledge of the financial reporting processes, internal controls and capital markets, which enables them to monitor and assess the Company’s operating and strategic performance and financing activities.

2025 Proxy Statement 11

Proposal 1: Election of Directors

Skills	FORTMANN	HEALEY	HEMINGER	KNAVISH	LAMACH	LIGOCKI	NALLY	NOVO	RICHENHAGEN	ROBERTS	SMITH
STRATEGIC SKILLS
Manufacturing

At our heart, PPG is a manufacturer. These directors have experience leading a large manufacturing company or the manufacturing function of a large company as such skill is valuable in assessing and overseeing our manufacturing capabilities.

Global Business

We have operations in over 70 countries. These directors possess expertise managing operations, driving business success and developing business strategy in international markets, including an understanding of diverse cultures and economies.

Business Development, Mergers & Acquisitions

PPG has transformed itself into a coatings leader in part through a strategy built on mergers, acquisitions and dispositions. These directors have experience implementing organic and inorganic growth strategies, identification of acquisition targets and integration of acquired businesses.

Sustainability & Environment

To fulfill our purpose to Protect and Beautify the World®, we are committed to creating long-term value and to reducing our environmental impact and that of our customers. We have committed to having 50% of our sales come from sustainably advantaged products by 2030. These directors have expertise implementing strategies to reduce an organization’s environmental impact and creating sustainable value.

Retail

We have over 40 architectural paint brands and thousands of direct-to-consumer points of sale across the world. These directors have experience in the retail or consumer products sectors or with brand development and marketing.

Technology & Innovation

Innovation and commercializing new technologies have been a hallmark of PPG for over 140 years and continue to be critical to maintaining our status as the technology leader in our industry. These directors have experience in technology-related businesses; adopting new technologies; understanding technological change and innovation; or the management of information security.

Digital

Our industry is rapidly moving from an in-person, hands-on model to a digital-first model for everything from sales to color matching to paint mixing. These directors have experience with digital transformation programs that are critical to delivering the speed, agility and insights our business and customers demand.

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Proposal 1: Election of Directors

Skills	FORTMANN	HEALEY	HEMINGER	KNAVISH	LAMACH	LIGOCKI	NALLY	NOVO	RICHENHAGEN	ROBERTS	SMITH
STRATEGIC SKILLS (CONTINUED)
Human Capital Management

PPG is committed to being a purpose-driven organization where our entire workforce is engaged and can bring their best self to work enabling us to be a more innovative, productive and competitive company. These directors have experience in recruitment, retention, development, compensation and incentivization of senior management and key talent and in cultivating an engaged workforce.

Diversity of Our Directors

We value boardroom diversity as integral to effective corporate governance. We believe that board diversity – gender, race, age, insight, background and professional experience – is a necessity that improves the quality of decision-making and strategic vision, and represents the kind of company we aspire to be. Our Board of Directors is representative of a diverse group of industries, geographies, cultural backgrounds, ethnic backgrounds, viewpoints and ages. The Nominating and Governance Committee seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests by identifying candidates from varied industries having diverse cultural or ethnic backgrounds, viewpoints and ages. The Nominating and Governance Committee believes that the current members of the Board provide this diversity. Below are self-identified diversity characteristics of our directors excluding Mr. Richenhagen who will retire at the 2025 Annual Meeting.

	FORTMANN	HEALEY	HEMINGER	KNAVISH	LAMACH	LIGOCKI	NALLY	NOVO	ROBERTS	SMITH
DIVERSITY
Gender
Female	●	●				●				●
Male			●	●	●		●	●	●
Age as of March 6, 2025
Years Old	57	63	71	59	61	68	49	62	62	61
Race/Ethnicity
International Origin		●
Hispanic or Latino		●						●
White/Caucasian	●	●	●	●	●	●	●			●
American Indian										●
Asian
Black or African American									●

2025 Proxy Statement 13

Proposal 1: Election of Directors

INDEPENDENCE	BOARD REFRESHMENT	FEMALE COMMITTEE CHAIRS

9 out of 10 directors are independent	8 out of 10 directors have been elected since the end of 2016	2 out of 4 committees are chaired by women

BOARD TENURE	AGE

Diversity of Board Tenure	Mandatory Retirement Age of 72

Since the 2015 annual meeting, the average age of our directors has decreased from 63 to 61 and our average director tenure has decreased from approximately 10 years to below five years. Although our average director tenure has fallen with the addition of new directors, the Board believes that it is important to have longer-serving directors on the Board who have an intimate knowledge of our operations and our corporate philosophy. These longer-serving directors have also guided PPG through the peaks and troughs of the business cycle and can share this experience with our newer directors.

Director Nominees

Ten directors are nominated for election to serve until the 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or their earlier retirement or resignation. It is intended that the shares represented by each proxy will be voted, in the discretion of the proxies, FOR the nominees for directors set forth below, each of whom is an incumbent, or for any substitute nominee or nominees designated by our Board of Directors in the event any nominee or nominees become unavailable for election. In the event that an incumbent director receives a greater number of votes against their election than votes for such election, they are required to tender their resignation for consideration by the Nominating and Governance Committee of the Board of Directors in accordance with our Bylaws, as under “Director Resignation Policy.” The principal occupations of, and certain other information regarding, the nominees and our continuing directors are set forth below. In addition, information about each director’s specific experience, attributes and skills that led the Board to the conclusion that each of the directors is highly qualified to serve as a member of the Board is set forth below.

The Board believes that each of the Company’s directors is highly qualified to serve as a member of the Board. Each of our directors has contributed to the mix of skills, core competencies and qualifications of the Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most admired organizations in the world. Many of our directors also benefit from an intimate knowledge of our operations and corporate philosophy. The Board believes that each director’s service as the chair, chief executive officer, president, chief financial officer, group president or senior vice president of

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Proposal 1: Election of Directors

a well-respected company has provided the directors with skills that are important to serving on our Board. The Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Specifically, the Board has noted that our directors have skills that, among others, have made them particularly suited to serve as a director of PPG. Our directors’ skills that are specifically related to PPG’s strategy are illustrated in the skills matrix beginning on page 11. The Board believes that through their varying backgrounds, our directors bring a wealth of experiences, new ideas and solutions to our Board.

Our Corporate Governance Guidelines require that any director who has attained the age of 72 retire at the next annual meeting following the director’s 72nd birthday. In accordance with this policy, Martin Richenhagen will be retiring from our Board of Directors at the 2025 Annual Meeting. The Company thanks Mr. Richenhagen for his 17 years of dedicated service to PPG, including chairing the Audit Committee and his distinguished service on the Sustainability and Innovation Committee and the Human Capital Management and Compensation Committee. His leadership has played an important role in helping PPG and its leaders navigate complex issues and important decisions that have helped to further strengthen our business. His global industry insights and proven experience will be missed.

At the 2022 Annual Meeting, PPG’s shareholders voted in favor of a Board-sponsored proposal to declassify the Board of Directors. On May 13, 2022, PPG’s Articles of Incorporation were amended to provide that all directors will be elected annually beginning at the 2025 Annual Meeting. The directors to be elected at the 2025 Annual Meeting will be elected to serve a one-year term. If elected, each director will hold office until the 2026 Annual Meeting and until their successor is elected and qualified or their earlier retirement or resignation.

2025 Proxy Statement 15

Proposal 1: Election of Directors

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE  ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Vote Required

Each director nominee who receives a majority of the votes cast (the number of shares voted  “for” the director must exceed 50% of the votes cast with respect to that director) at the  Annual  Meeting will be elected as a director.

Nominees Standing for Election to Hold Office Until the 2026 Annual Meeting

Under PPG’s amended Articles of Incorporation, at this Annual Meeting these directors will be elected for a one-year term. If elected, each director will hold office until the 2026 Annual Meeting and until their successor is elected and qualified, or their earlier retirement or resignation.

KATHY L. FORTMANN
Chief Executive Officer of Amyris, Inc. Independent Age: 57 Director of PPG Since: July 2024 Committees: Audit; Sustainability and Innovation	Professional Experience

Amyris, Inc. (Since May 2024)

●
Chief Executive Officer (from May 2024)
ACOMO N.V. (2021 until 2023)
●
Chief Executive Officer
International Flavors & Fragrances Inc. (2020 until 2021)
●
Division President of Nourish
●
Division Chief Executive Officer, Taste and Head, Taste Strategy and Cross Fertilization
FrieslandCampina (2017 until 2019)
●
Business Group President
Cargill, Incorporated (from 2005 to 2017)
●
President of Business Services (from 2014 to 2017)
●
President of Cargill Starches and Sweeteners, Europe (from 2011 to 2014)
●
Vice President of Global Polyols and Dextrose and European Lead, Health and Nutrition (from 2007 to 2011)
E.I. Dupont de Nemours, Inc. (1989 to 2005)
●
Various leadership positions

Other Directorships
● FMC Corporation ● Director of ACOMO N.V. (2021 to 2023) ● James Finlay Limited (private) (2019 to 2021)
Expertise Provided to the Board

Ms. Fortmann has 35 years of industry experience across the specialty and fine chemicals, food ingredients and agriculture industries. Her senior leadership roles at several leading, multinational companies provides her with extensive experience managing global business operations. With over 30% of PPG’s sales in the Europe, Middle East and Africa region and increasing sales of sustainably advantaged products, her experience leading businesses in Europe and businesses with a sustainability focus provides valuable expertise to the Board.

Skills

16 investor.ppg.com

Proposal 1: Election of Directors

MELANIE L. HEALEY
Former Group President, North America of The Procter & Gamble Company Independent Age: 63 Director of PPG Since: 2016 Committees: Nominating and Governance; Sustainability and Innovation	Professional Experience

The Procter & Gamble Company (1990 to 2015)

●
President and Advisor to the Chairman and Chief Executive Officer (from January to June 2015)
●
Group President, North America (from 2009 to 2015)
●
Group President, Global Feminine and Health Care (from 2007 to 2009)
●
President, Global Feminine Care and Adult Care (from 2005 to 2007)
●
Vice President and General Manager, Feminine Care North America (from 2001 to 2005)

S. C. Johnson & Son, Inc. and Johnson & Johnson

●
Various leadership positions

Other Directorships
● Hilton Worldwide Holdings Inc. ● Kenvue Inc. ● Target Corporation (2015 to 2023) ● Verizon Communications Inc. (2011 to 2024)
Expertise Provided to the Board

Ms. Healey has extensive experience in the consumer goods industry with three multinational companies. She has a thorough understanding of strategy, branding, consumer marketing and international operations, including 18 years working outside the United States. Ms. Healey brings to the Board significant marketing, brand building, managerial and international expertise gained from years of experience marketing consumer products to customers worldwide.

Skills

2025 Proxy Statement 17

Proposal 1: Election of Directors

GARY R. HEMINGER

Retired Chairman and
Chief Executive Officer
of Marathon Petroleum
Corporation

Independent

Age: 71

Director of PPG Since: 2017

Committees: Human
Capital Management and
Compensation;
Nominating and
Governance

Professional Experience

Marathon Petroleum Corporation (1975 to 2020)

●
Chairman and Chief Executive Officer (retired in April 2020)
●
Chief Executive Officer (from 2011 to 2020)
●
Chairman of the Board (from 2016 to 2020)
●
President and Chief Executive Officer, Marathon Petroleum Corporation (from 2011 to 2020)

Marathon Oil Corporation

●
Executive Vice President – Downstream (from 2001 to 2011)

Marathon Petroleum Company LLC

●
President (from 2001 to 2011)

Marathon Ashland Petroleum

●
Executive Vice President, Supply, Transportation and Marketing (from January to September 2001)
●
Senior Vice President, Business Development (from 1999 to 2001)
●
Vice President, Business Development (from 1998 to 1999)

MPLX GP LLC

●
Chairman of the Board and Chief Executive Officer (from 2012 to 2020)

Other Directorships
● Fifth Third Bancorp
Expertise Provided to the Board

Mr. Heminger has significant leadership and financial expertise gained from years of service at a large petroleum product refining, transport, marketing and retail company. His over 40 years of experience leading a complex manufacturing and marketing business provides useful guidance in managing PPG’s complex organization with many of the same challenges and opportunities as faced by PPG. Mr. Heminger also brings to the Board marketing and retail expertise gained from overseeing Marathon Petroleum Corporation’s former network of gasoline retail locations and convenience stores.

Skills

18 investor.ppg.com

Proposal 1: Election of Directors

TIMOTHY M. KNAVISH
Chairman and Chief Executive Officer of PPG Industries, Inc. Age: 59 Director of PPG Since: 2022 Committees: None	Professional Experience

PPG Industries, Inc. (Since 1987)

●
Chairman and Chief Executive Officer (since October 1, 2023)
●
President and Chief Executive Officer (from January 1, 2023 to October 1, 2023)
●
Chief Operating Officer (from March 1, 2022 to December 31, 2022)
●
Executive Vice President (from 2019 to 2022)
●
Senior Vice President, Architectural Coatings and President, PPG EMEA (from January 2019 through September 2019)
●
Senior Vice President, Industrial Coatings (from October 2017 through December 2018)
●
Senior Vice President, Automotive Coatings (from March 2016 through September 2017)
●
Vice President, Protective and Marine Coatings (from August 2012 through February 2016)
●
Vice President, Automotive Coatings, Americas (from March 2010 through July 2012)

Other Directorships
● Rockwell Automation, Inc.
Expertise Provided to the Board

Mr. Knavish has been an employee of PPG for over 35 years and has served in executive level positions at PPG since 2010, providing him with significant knowledge of the coatings industry. He has been a highly successful leader of businesses in all of PPG’s segments, serving in a variety of key business and functional leadership roles in the United States, Europe and the Asia Pacific region. Mr. Knavish has been integral to developing and implementing PPG’s enterprise growth strategy and positioning PPG for increased organic growth. Mr. Knavish also has led PPG’s efforts to enhance PPG’s sales capabilities and digital offerings.

Skills

2025 Proxy Statement 19

Proposal 1: Election of Directors

MICHAEL W. LAMACH

Retired Executive
Chair and Chief
Executive Officer of
Trane Technologies plc

Independent

Lead Director

Age: 61

Director of PPG Since: 2015

Committees: Human
Capital Management and
Compensation;
Nominating
and Governance

Professional Experience

Trane Technologies plc (2021)

●
Executive Chair (from July 1, 2021 until December 31, 2021)
●
Chairman and Chief Executive Officer (February 2020 to July 1, 2021)

Ingersoll-Rand (2004 to 2020)

●
Chairman and Chief Executive Officer (from 2010 to 2020)
●
President and Chief Executive Officer (from February 2010 to June 2010)
●
President and Chief Operating Officer (from February 2009 to February 2010)
●
President of Trane Commercial Systems (from June 2008 to February 2009)
●
President of the Security Technologies Sector (from February 2004 to June 2008)

Johnson Controls (1987 to 2004)

●
Various leadership positions

Other Directorships
● Honeywell International Inc. ● Nucor Corporation ● Iron Mountain, Inc. (2007 to 2015) ● National Association of Manufacturers (former Chair of the Board)
Expertise Provided to the Board

During his career, Mr. Lamach led a number of businesses serving different end-use markets, including automotive components, controls, security systems and HVAC systems. As former Chairman and Chief Executive Officer of Trane Technologies plc and previously of Ingersoll-Rand plc, he brings to the Board experience leading global companies that sell a diverse range of products and services to both industrial and consumer customers. Mr. Lamach’s also has experience evaluating business portfolios and transforming businesses. His past service as the Chair of the Board of the National Association of Manufacturers provides him with keen insight into the challenges facing manufacturers.

Skills

20 investor.ppg.com

Proposal 1: Election of Directors

KATHLEEN A. LIGOCKI
Former Chief Executive Officer of Agility Fuel Solutions, LLC Independent Age: 68 Director of PPG Since: 2020 Committees: Audit; Human Capital Management and Compensation	Professional Experience

Agility Fuel Solutions, LLC (2015 to 2019)

●
Chief Executive Officer
Harvest Power, Inc. (2014 to 2015)
●
President and Chief Executive Officer
Kleiner Perkins Caufield & Byers (2012 to 2014)
●
Operating Partner
Next Autoworks (2010 to 2012)
●
President and Chief Executive Officer and a director
Pine Lake Partners (2008 to 2010)
●
Principal
GS Motors (2008 to 2009)
●
President and Chief Executive Officer
Tower Automotive (2003 to 2007)
●
Chief Executive Officer
Ford Motor Company, United Technologies Corporation, General Motors Corporation
●
Various leadership positions

Other Directorships
● Carpenter Technology Corporation ● Lear Corporation ● Qell Acquisition Corp. (from October 2020 to December 2021) ● Ashland Inc. (from 2004 to 2014)
Expertise Provided to the Board

Ms. Ligocki has diverse senior leadership experience in the automotive and transportation industry, a key customer for PPG’s products. As the chief executive officer of several start-up and early stage companies, she brings to the Board significant understanding of the importance of innovation and the process of bringing new ideas to market. Ms. Ligocki also has substantial experience managing the manufacturing and operations of multinational companies.

Skills

2025 Proxy Statement 21

Proposal 1: Election of Directors

MICHAEL T. NALLY
Chief Executive Officer and Director of Generate Biomedicines, Inc. and CEO-partner of Flagship Pioneering Independent Age: 49 Director of PPG Since: 2021 Committees: Audit; Sustainability and Innovation	Professional Experience

Generate Biomedicines, Inc. (Since 2021)

●
Chief Executive Officer (since March 31, 2021)
●
CEO-partner of Flagship Pioneering
Merck & Co., Inc. (2003 to 2021)
●
Executive Vice President and Chief Marketing Officer (from January 2019 to March 31, 2021)
●
President, Global Vaccines (from September 2016 to January 2019)
●
Managing Director, United Kingdom and Ireland (from January 2014 to August 2016)

Other Directorships
● None
Expertise Provided to the Board

Mr. Nally’s leadership experience in the pharmaceutical industry and with the use of artificial intelligence brings to the Board extensive understanding of the research and development process and the importance of product innovation to growth. At Merck, he was responsible for developing Merck’s growth strategy and commercialization model. He also has valuable experience commercializing new technologies and marketing products to consumers. Mr. Nally has also managed significant global businesses for a multinational company.

Skills

22 investor.ppg.com

Proposal 1: Election of Directors

GUILLERMO NOVO
Chairman and Chief Executive Officer of Ashland Inc. Independent Age: 62 Director of PPG Since: 2021 Committees: Human Capital Management and Compensation Sustainability and Innovation	Professional Experience

Ashland Inc. (since 2019)

●
Chairman and Chief Executive Officer (since December 31, 2019)
Versum Materials, Inc. (2016 to 2019)
●
President and Chief Executive Officer
Air Products and Chemicals, Inc. (2012 to 2016)
●
Executive Vice President, Materials Technologies (from 2014 to 2016)
●
Senior Vice President, Electronics, Performance Materials, Strategy and Technology (from 2012 to 2014)
Dow Chemical Company (2009 to 2012)
●
Group Vice President, Dow Coating Materials
Rohm and Haas Company (1986 to 2009)
●
Various leadership positions

Other Directorships
● Ashland Inc. ● Bemis Company, Inc. (from 2018 to 2019) ● Versum Materials, Inc. (from 2016 to 2019)
Expertise Provided to the Board

Mr. Novo’s over 35 years in the specialty chemicals and specialty materials industry brings to the Board extensive understanding of our business, including the perspective of a strategic raw material supplier to the specialty chemicals industry. He also has significant experience and knowledge in the areas of business strategy, mergers and acquisitions in the chemicals industry, global business operations, manufacturing and corporate governance.

Skills

2025 Proxy Statement 23

Proposal 1: Election of Directors

CHRISTOPHER N. ROBERTS III
Senior Vice President, Global SH&E of Ecolab Inc. Independent Age: 62 Director of PPG Since: 2023 Committees: Audit; Sustainability and Innovation	Professional Experience

Ecolab Inc. (Since 2020)

●
Senior Vice President, Global SH&E (Safety, Health and Environment) (since September 2024)
●
Executive Vice President and General Manager, Global Food and Beverage (from November 2020 to August 2024)
●
Executive Vice President, Strategic Initiatives (October 2020 to November 2020)
Land O’Lakes, Inc. (2017 to 2019)
●
Executive Vice President and Chief Customer Officer (from September 2019 to May 2020)
●
Executive Vice President and Chief Operating Officer, Dairy Foods (from 2017 to 2019)
Cargill, Incorporated (2006 to 2017)
●
President, Cargill Foodservice North America (from 2016 to January 2017)
●
President, Value Added Protein (from 2015 to 2016)
●
President, Kitchen Solutions (from 2011 to 2015)
●
Group Vice President, Food Products, Corn Milling North America (from 2009 to 2011)
●
Vice President and General Manager, Sweeteners Americas (from 2006 to 2009)
MIC Capital Partners (2020)
●
Strategy and Growth Advisor
PepsiCo, Inc. and The Coca-Cola Company
●
Various leadership positions

Other Directorships
● Meredith Corporation (2019 to 2021)
Expertise Provided to the Board

Mr. Roberts’s senior leadership roles at several leading, multinational industrial and consumer products companies provides him with substantial operational, marketing, customer relations, retail and branding experience in business-to-business and business-to-consumer settings. He brings to the Board significant experience growing and improving the businesses he has led. His new role overseeing Ecolab’s safety, health and environment programs will provide the Board and the Sustainability and Innovation Committee with timely and practical insight and perspective on the matters overseen by the Committee.

Skills

24 investor.ppg.com

Proposal 1: Election of Directors

CATHERINE R. SMITH
Chief Financial Officer and Treasurer of Nordstrom, Inc. Independent Age: 61 Director of PPG Since: 2019 Committees: Audit; Sustainability and Innovation	Professional Experience

Nordstrom, Inc. (Since 2023)

●
Chief Financial Officer and Treasurer
Bright Health Group, Inc. (2020 to 2023)
●
Chief Financial and Administrative Officer (from January 2020 to May 2023)
Target Corporation (2015 to 2019)
●
Executive Vice President and Chief Financial Officer (from 2015 to 2019)
Express Scripts Holding Company (2014 to 2015)
●
Executive Vice President and Chief Financial Officer (from February 2014 to December 2014)
Walmart International, GameStop Corp., Centex Corp.
●
Various lead financial officer positions

Other Directorships
● Baxter International Inc.
Expertise Provided to the Board

Ms. Smith has significant expertise gained from years of leading the complex finance organizations of some of the largest companies in the United States. Her experience in financial reporting and disclosure, accounting, risk management and internal controls brings valuable expertise to the Board. In addition, Ms. Smith has extensive experience leading retail companies with a national and international footprint similar to that of PPG.

Skills

2025 Proxy Statement 25

Our Governance Highlights
Independence	Board accountability and practices	Shareholder Rights
●
10 of 11 directors are independent
●
All Board committee members are independent
●
Strong, engaged independent Lead Director with clearly defined duties that are publicly disclosed
●
Independent directors regularly meet without management present

●
Majority voting in uncontested elections
●
All directors will be elected annually beginning at the 2025 Annual Meeting
●
Policy against “overboarding”
●
Board oversight of Company strategy
●
Annual Board and committee self-evaluations
● One class of stock; each shareholder gets one vote per share ● Proxy access right with market terms ● Extensive shareholder engagement ● No poison pill ● Shareholder right to call a special meeting

Board Of Directors

PPG’s Board is actively engaged in developing our strategy and overseeing its execution, including major business and organizational initiatives, capital allocation priorities and potential business development opportunities. The Board devotes at least one full day each year to reviewing and formulating our strategy. Throughout the year, the Board uses its experience in manufacturing, global business, science and technology, and marketing to oversee the execution of our strategy and capital allocation and works with senior management to guide our strategy.

CHAIRMAN	INDEPENDENT LEAD DIRECTOR
Timothy M. Knavish	Michael W. Lamach

●
Meetings of the full Board of Directors in 2024: 8
●
10 of 11 PPG Directors are Independent
●
Our independent directors meet separately without members of management present at each meeting of the Board.
●
Each of the Board’s standing committees regularly meets without members of management present.
●
Management succession is regularly discussed by the Board with Mr. Knavish and PPG’s Senior Vice President and Chief Human Resources Officer.
●
The Lead Director presides over the independent director sessions at each meeting and facilitates communications and serves as a liaison between the independent directors and the Chairman and Chief Executive Officer.

The average attendance at meetings of the Board and committees during 2024 was 100%, and no incumbent director attended less than 75% of the total number of meetings of the Board and committees on which such director served. PPG does not have a formal policy requiring attendance at the annual meeting of shareholders; however, all directors serving at the time of the 2024 Annual Meeting of Shareholders attended the meeting.

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Corporate Governance

Board Composition, Refreshment and Diversity

PPG’s business, property and affairs are managed under the direction of the Board of Directors. The Board is currently comprised of 11 members. Pursuant to PPG’s amended Articles of Incorporation, all directors will be elected annually beginning at PPG’s 2025 Annual Meeting. The Board is elected by our shareholders to oversee management of the Company in the long-term interests of all shareholders. The Board also considers the interests of other stakeholders, which include customers, employees, retirees, suppliers, the communities we serve and the environment. The Board strives to ensure that PPG conducts business in accordance with the highest standards of ethics and integrity.

The Board seeks to maintain an appropriate balance of directors with varying tenure, diversity and skills. The Nominating and Governance Committee continually evaluates potential director candidates with the goal of finding directors whose skills complement the skills of PPG’s current directors, who add to the expertise of the Board as a whole and who have experience to contribute insight into our strategy. Using a skills matrix that includes the experience and skills of our current directors and keeping in mind the skills that the Board believes would add to the capabilities and knowledge of our Board, the Nominating and Governance Committee regularly reviews the skills and experience of our directors and potential director candidates. More information about the skills and experience of our directors can be found in the matrix beginning on page 11 and within the biographies of our directors beginning on page 16.

Our Corporate Governance Guidelines require that any director who has attained the age of 72 retire at the next annual meeting following the director's 72nd birthday. Eight new directors have joined the Board since the end of 2016. Since the 2015 annual meeting and taking into account the retirement of Mr. Richenhagen at the 2025 Annual Meeting, the average age of our directors has decreased from 63 to 61 and our average director tenure has decreased from approximately 10 years to less than five years. Although our average tenure has fallen with the addition of new directors, the Board believes that it is important to have longer-serving directors on the Board who have an intimate knowledge of our operations and our corporate philosophy. These longer-serving directors have also guided PPG through the peaks and troughs of the business cycle and can share this experience with our newer directors.

The Nominating and Governance Committee does not a have formal policy with regard to the consideration of diversity in identifying director candidates. However, we endeavor to have a Board representing diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the Company’s global activities. The Nominating and Governance Committee seeks to find director candidates who have demonstrated executive leadership ability and who are representative of the broad scope of shareholder interests by identifying candidates from varied industries having diverse cultural or ethnic backgrounds, viewpoints and ages. The Nominating and Governance Committee believes that the current members of the Board provide this diversity as discussed more specifically on pages 13 and14.

2025 Proxy Statement 27

Corporate Governance

Director Independence

In accordance with the rules of the New York Stock Exchange, the Board affirmatively determines the independence of each director and nominee for election or appointment as a director in accordance with the categorical guidelines it has adopted, which include all objective standards of independence set forth in the exchange listing standards. Based on these standards, at its meeting held on February 20, 2025, the Board determined that each of the following non-employee directors is independent and has no material relationship with PPG, except as a director and shareholder:

Kathy L. Fortmann	Michael T. Nally

Melanie L. Healey	Guillermo Novo

Gary R. Heminger	Martin H. Richenhagen

Michael W. Lamach	Christopher N. Roberts III

Kathleen A. Ligocki	Catherine R. Smith

In addition, based on such standards, the Board affirmatively determined that Timothy M. Knavish is not independent because he is an officer of PPG. The categorical independence standards adopted by the Board are contained in the Corporate Governance Guidelines, which may be accessed from the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance.

Board Leadership Structure

We believe our Board leadership structure provides the appropriate balance of oversight by independent directors and management insight. The Board believes the independent directors should have the flexibility to respond to changing circumstances and choose the board leadership structure that best fits the Company’s needs as they evolve over time. Mr. Knavish serves as our Chairman of the Board and Chief Executive Officer. Having a combined Chairman and Chief Executive Officer is only one element of our leadership structure, which also includes an independent Lead Director and active, independent non-employee directors. We currently have 10 non-employee directors, each of whom is independent. Our Board has four standing committees, each of which is comprised solely of independent directors with an independent committee chair. The Board has determined that the appropriate structure for the Board at this time is for Mr. Knavish, our Chief Executive Officer, to serve as Chairman of the Board, while also providing for the counterbalance of a strong independent Lead Director role, fully independent Board committees, and other good governance practices.

The Board believes that Mr. Knavish is the best person to serve as Chairman. He is the director most familiar with PPG’s enterprise growth strategy, and he enhances the alignment between PPG management and the Board in implementing this strategy. He is also intimately familiar with our business and industry and the director most capable of identifying strategic priorities and communicating these to the Board. The Board also believes that Mr. Knavish’s service as Chairman creates a highly effective bridge between the Board and management and provides the leadership to execute our business strategy and create shareholder value. In addition, having one person serve as both Chairman and Chief Executive Officer demonstrates to our employees, shareholders, customers, suppliers and other stakeholders that PPG has strong leadership setting the tone and having the responsibility for managing our operations. Having a single leader eliminates the potential for confusion and provides clear leadership for PPG.

Our Board consists of directors with significant leadership skills, as discussed above. All of our independent directors have served as the chairman, chief executive officer, president, chief financial officer, group president or executive vice president of other companies. Accordingly, we believe that our independent directors have demonstrated leadership in large enterprises and are well versed in board processes and that having directors with significant leadership skills

28 investor.ppg.com

Corporate Governance

benefits our Company and our shareholders. In addition, many of our directors currently serve or have served on the board of directors of other large and successful companies, bringing those experiences and perspectives to our Board.

In accordance with our Bylaws and our Corporate Governance Guidelines, the Chairman is responsible for chairing Board meetings and setting the agenda for these meetings. Each director also may suggest items for inclusion on the agenda and may raise at any Board meeting subjects that are not on the agenda for that meeting. As required by our Corporate Governance Guidelines, our independent directors meet separately, without management present, at each meeting of the Board. In addition, each of the Board’s standing committees regularly meets without members of management present.

Lead Director. PPG’s Corporate Governance Guidelines provide that if the Chair of the Board is not an independent director, the Board shall appoint an independent Lead Director. The Board has designated Michael Lamach to serve as the Lead Director. Mr. Lamach has been a director of PPG since 2015 and has served on each of PPG’s standing board committees, including serving as Chair of the Nominating and Governance Committee. The Board believes that Mr. Lamach is ideally suited to serve as Lead Director given his many contributions since joining the Board, his sound perspective, dedication to PPG, proven experience as Chairman and CEO of Trane Technologies and experience gained from service as a director of Trane Technologies, Ingersoll-Rand, Nucor and Honeywell.

Aside from chairing meetings of the independent directors, the Lead Director:

●	gathers feedback from the other directors and holds a debriefing meeting with the Chairman and Chief Executive Officer after each Board meeting;
●	presides at all meetings where the Chairman is not present;
●	facilitates communications and serves as a liaison between the independent directors, the Chairman and Chief Executive Officer;
●	has the power to call meetings of the independent directors;
●	communicates to the Chairman and Chief Executive Officer any suggestions, views or concerns expressed by the independent directors and consults with the Chairman and Chief Executive Officer about the concerns of the Board;
●	advises the Chairman and Chief Executive Officer as to the information necessary or appropriate for the independent directors to effectively and responsibly perform their duties and provides feedback on the quality, quantity and timeliness of information submitted by management;
●	approves Board meeting agendas and other types of information sent to the Board;
●	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
●	is available for consultation and direct communication with major shareholders as appropriate;
●	participates in the identification and evaluation of director candidates and facilitates director development;
●	acts as a resource and advisor to the Chairman and Chief Executive Officer;
●	unless otherwise directed by the Board, serves as the independent directors’ representative in extraordinary matters such as significant corporate transactions and crisis situations;
●	recommends to the Board the formation and membership of ad-hoc committees of the Board to oversee extraordinary matters such as significant corporate transactions and crisis situations;
●	authorizes the retention of outside advisors and consultants who report directly to the Board on Board-wide issues;
●	actively participates in the Board’s review of acquisition opportunities and the management succession process; and
●	performs such other duties as the Board may from time to time designate.

As part of its annual self-evaluation process, the Board, at least annually, evaluates our leadership structure to ensure that it provides the optimal structure for PPG. We believe that having a director with day-to-day oversight of Company operations, coupled with experienced independent directors who have appointed a Lead Director and four wholly-independent board committees, is the appropriate leadership structure for PPG.

2025 Proxy Statement 29

Corporate Governance

Shareholder Engagement

Engaging with our shareholders is essential to maintaining transparency, building trust, and ensuring that their perspectives are considered in our decision-making processes. This helps us align our strategies with their interests and fosters a stronger relationship between the company and its shareholders.

During 2024:

We engaged with institutional investors representing 55% of our outstanding shares.				We held governance-focused meetings with institutional investors representing 40% of our outstanding shares.

Through engagement with our shareholders, the Board and our senior management team are provided with feedback on a variety of topics, including:
Strategic and Financial Performance	Operations	Corporate Governance	Executive Compensation	Board Composition	Sustainability	Human Capital Management

These constructive engagements enable the Board and management to evaluate and assess our Company from different perspectives and viewpoints. The key themes of feedback received during our engagement meetings as well as efforts we are taking in consideration of the feedback we received were shared with the Board. These initiatives help to ensure that the Board is apprised of key trends and topics being considered by our shareholders. A general outline of our approach to shareholder engagement can be found below.

Before the Annual Meeting of Shareholders	At the Annual Meeting of Shareholders	After the Annual Meeting of Shareholders
●
We reach out to investors to discuss key issues facing our Company and industry
●
Together, the Board and senior management discuss shareholder feedback and determine if additional actions are required
●
Management institutes changes as appropriate

Our shareholders:

●
elect nominees to serve on the Board of Directors
●
vote on executive compensation
●
vote on the ratification of our auditors
●
potentially vote on other proposals brought by management or by our shareholders

●
We tabulate and review the voting results
●
Together, the Board and senior management discuss the results and determine what additional actions are appropriate
●
We prepare our agenda for further shareholder engagement

30 investor.ppg.com

Corporate Governance

Board Oversight of Sustainability

Our Board is actively engaged in our sustainability programs and initiatives. Our sustainability approach is grounded in our vision of delivering lasting value for stakeholders and customers by operating with integrity, working safely, respecting the contributions of our people, preserving the environment and supporting the communities where we operate. Our sustainability oversight structure is designed to effectively govern and manage the sustainability risks and opportunities that are integral to our business strategy, and Board oversight of significant sustainability matters is incorporated into its oversight of our business and our strategy. Significant sustainability risks are reviewed and evaluated by the Board and its committees as part of their ongoing risk oversight of our Company.

Framework for Board oversight of Sustainability

The Nominating and Governance Committee actively monitors the changing governance landscape and recommends changes to PPG’s governance programs and practices.

The Board’s long-standing Sustainability and Innovation Committee oversees and receives regular updates on the Company’s environment, health, safety, product stewardship and sustainability initiatives, including the Company’s sustainability goals and progress toward our goals. In connection with its oversight of our sustainability program, the Sustainability and Innovation Committee reviews the risks and opportunities to PPG of the effects of severe weather events.

PPG recognizes the importance of corporate culture and employee engagement to our success. The Board has been focused on employee engagement and provided its guidance in connection with the formulation and introduction of The PPG Way. Since the introduction of The PPG Way, the Board has received regular updates on our engagement progress. The Board has also endorsed our engagement and corporate culture actions. The Human Capital Management and Compensation Committee’s responsibilities include oversight of our human capital strategies in the areas of culture and purpose, employee engagement, development and pay equity.

Our aim is to bring color and brightness to communities around the world. The PPG Industries Foundation is the primary vehicle for our U.S. community engagement efforts. The PPG Industries Foundation distributes over $6 million in donations annually and manages our COLORFUL COMMUNITIES® program. The Board has oversight responsibility for the PPG Industries Foundation and also receives updates on PPG’s other community engagement and global giving initiatives.

PPG engages in the political process when we believe that doing so will serve the best interests of the Company and our stakeholders. We support public policies that contribute to the achievement of our long-term growth. The Nominating and Governance Committee has been assigned responsibility to oversee our government affairs activities and to receive periodic reports regarding the activities of our Government Affairs team. More information about PPG’s political activities, including PPG’s Political Contributions and Activities Policy and political spending reports, are available on our Government Affairs website at www.ppg.com/about-ppg/en-US/government-affairs.

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The 2024 CPA-Zicklin Index of Corporate Political Disclosure and Accountability ranked PPG as a Trendsetter company, the highest distinction. PPG was recognized for its disclosure, accountability and political spending oversight.

Each Board committee reports its activities in these areas back to the full Board of Directors.

At the management level, day-to-day implementation of our sustainability initiatives is led by our Vice President, Global Sustainability who coordinates PPG’s sustainability programs, integrates these programs into our business and communicates the benefits of our sustainably advantaged products to our customers, shareholders and other stakeholders. The Vice President, Global Sustainability works with PPG’s Sustainability Committee, a committee of management consisting of senior corporate executives, to establish and monitor our sustainability goals, policies, programs and procedures that incorporate sustainability into our business practices, including resource management, weather impacts, innovation, communications, community engagement, procurement, manufacturing and employee wellness.

Board Oversight of PPG’s Strategy

PPG’s Board is actively engaged in developing and overseeing the execution of our strategy, including major business and organizational initiatives, capital allocation priorities and potential business development opportunities. Throughout the year, the Board applies its experience in manufacturing, global business, mergers and acquisitions, science and technology and marketing to oversee the execution of our strategy and capital allocation and works with senior management to guide our strategy. At its October meeting, the Board devotes one full day to reviewing and formulating our strategy. At each Board meeting and during our annual strategy session, directors engage with PPG’s senior leadership in robust discussions about the Company’s overall strategy, priorities for its businesses and long-term growth opportunities.

Director Time Commitments

In 2024, the Board amended our Corporate Governance Guidelines to include specific limits on the number of public company boards on which our directors may serve. Our Corporate Governance Guidelines limit independent directors to serving on no more than four public company boards, including PPG’s Board. A director who is an executive officer of a public company, including PPG, may serve on no more than two public company boards, including PPG’s Board.

Any director who is considering joining the board of directors of another publicly traded or privately held company must obtain the approval of the Nominating and Governance Committee. When reviewing such a request, the Nominating and Governance Committee takes into consideration the current time commitments of the requesting director, including the demands of their primary occupation and those of their service on the boards of directors of other companies, and the director “overboarding” limits in our Corporate Governance Guidelines.

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The Board’s Role in Risk Management

Board of Directors

Our Board has broad oversight responsibility for our risk-management programs. While the Audit Committee has primary responsibility for overseeing our enterprise risk assessment and management process, our entire Board is actively involved in overseeing risk management for the Company by engaging in periodic discussions with Company officers and other employees as the Board may deem appropriate. We believe that the leadership structure of our Board supports the Board’s effective oversight of the Company’s risk management.

Management
Our management team is responsible for day-to-day management of risk. The Enterprise Risk Committee oversees management's active management of risk.

Committees
Audit Committee Focuses on risks inherent in our accounting, financial reporting, legal and regulatory compliance, cybersecurity, data privacy and internal controls.

Sustainability and Innovation Committee

Considers risks related to our environment, health, safety, product stewardship and sustainability programs. Reviews our approach to innovation, science and technology.

Human Capital Management and Compensation Committee Considers the risks that may be implicated by our executive compensation and human capital management programs.

Special Role of Audit Committee:

●
In accordance with New York Stock Exchange requirements, our Audit Committee charter provides that the Audit Committee is responsible for overseeing our risk management process.
●
The Audit Committee is updated on a regular basis on relevant and significant risk areas and actions being taken to mitigate these risks. This includes periodic updates from certain officers of the Company, including our Chief Compliance Officer and Chief Information Officer, and a formal annual update by the Director, Corporate Audit Services (the leader of PPG's internal audit function). The annual update provides a comprehensive review of PPG's enterprise risks and includes the feedback from the Company's officers and key managers. The Audit Committee, in turn, reports to the full Board.

PPG’s Enterprise Risk Committee (“ERC”) has overall responsibility for overseeing PPG’s enterprise risk management program. The membership of the ERC includes the Executive Committee of the Company and the Director, Corporate Audit Services. Its responsibilities include:

●developing and fostering PPG’s risk management culture;
●identifying and monitoring the risks to PPG, both short- and long-term;
●monitoring PPG’s risk management capabilities and crisis preparedness and recovery plans;
●	reviewing the steps management has taken to monitor and control major risk exposures, including the Company’s risk assessment and risk management policies; and
●reviewing and assessing the effectiveness of PPG’s enterprise-wide risk assessment processes.

The ERC provides updates on its key activities and PPG’s enterprise risk management programs and risk posture to the Board or its committees, as appropriate.

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Cybersecurity Risk Management:

The Audit Committee receives bi-annual reports and periodic briefings on cybersecurity matters, including key risks to the Company, recent developments, and risk mitigation activities from our Vice President and Chief Information Officer (“CIO”) and our Chief Information Security Officer (“CISO"), who are both responsible for overseeing our cybersecurity program. In addition, the full Board receives bi-annual briefings from our CIO on our cybersecurity program. The Board and the Audit Committee also periodically review the results of exercises performed by our advisors as part of an independent assessment of PPG’s cybersecurity program and internal preparedness. During 2024 and 2025, the Board held tabletop cybersecurity exercises led by an outside cybersecurity governance expert.

In addition, the ERC receives updated information on cybersecurity risks at each of its meetings.

As part of their oversight of our cybersecurity program, our CIO and our CISO oversee a team of cybersecurity professionals and are responsible for assessing and managing our material risks from cybersecurity threats. Our CIO and CISO are trained information technology professionals, each of whom has earned degrees in information systems and business administration and has many years of experience in or managing global enterprise information technology at various organizations.

Executive Succession Planning

One of the Board’s primary responsibilities is to oversee the development of appropriate executive-level talent to successfully execute PPG’s strategy. Executive succession is regularly discussed by the Board with the Chairman and Chief Executive Officer and PPG’s Senior Vice President and Chief Human Resources Officer. The Board reviews candidates for all executive officer positions to confirm that qualified successor-candidates are available for all key positions and that development plans are being utilized to strengthen the skills and qualifications of successor-candidates. At least annually, as required by our Corporate Governance Guidelines, and typically more often, the Board discusses Chief Executive Officer succession planning. The current Chief Executive Officer provides the Board with recommendations for and evaluations of potential Chief Executive Officer successors and reviews with the Board development plans for these successors. Directors engage with potential Chief Executive Officer talent at Board and committee meetings and in less formal settings to enable directors to personally interact with candidates. The Board reviews executive succession in the ordinary course of business as well as contingency planning in the event of an emergency or unanticipated event.

In addition, the Board reviews the Company’s talent strategy at least annually and often more frequently. This includes a detailed discussion of the Company’s leadership candidates and succession plans with a focus on key positions at the senior officer level. High-potential leaders are given exposure and visibility to Board members through formal presentations and at informal events.

Corporate Governance Guidelines, Board Self-Evaluation and Board Orientation

The Board has adopted Corporate Governance Guidelines. These guidelines are revised from time to time to better address particular needs as they change over time. The Board most recently revised the Corporate Governance Guidelines to add specific limits on the number of boards of directors on which our directors and executives may serve. The Corporate Governance Guidelines may be accessed from the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance.

The Board annually evaluates its own performance and that of its standing committees. The evaluation process is coordinated by the Nominating and Governance Committee and has three parts: committee self-assessments, full Board evaluations and evaluations of the individual directors in the class whose term is expiring at the next annual meeting. The committee self-assessments consider whether and how well each committee has performed the responsibilities listed in its charter. The full Board evaluations consider the committee self-assessments as well as the quality of the Board’s meeting agendas, materials and discussions. All assessments and evaluations focus on both strengths and opportunities for improvement and are shared with the Board.

The Board has a program for orienting new directors which includes presentations from members of senior management regarding our operations, technologies, governance, finances, compensation programs and other topics of interest to our new directors. The Company also provides for continuing education for all directors, including the reimbursement of expenses for continuing education.

Director Resignation Policy

Our Bylaws provide that if an incumbent director is not elected by majority vote in an “uncontested election” (where the number of nominees does not exceed the number of directors to be elected), the director must offer to tender their resignation to our Board of Directors. The Nominating and Governance Committee would then make a recommendation

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to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders their resignation will not participate in the Board’s decision with respect to their resignation. The election of directors that will be held at the 2025 Annual Meeting is an uncontested election.

Review and Approval or Ratification of Transactions with Related Persons

The Board and its Nominating and Governance Committee have adopted written policies and procedures relating to approval or ratification of “Related Person Transactions.” Under these policies and procedures, the Nominating and Governance Committee (or its chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the Related Person Transaction, by taking into account, among other factors it deems appropriate:

●	the benefits to PPG of the transaction;
●	the impact on a director’s independence, in the event the “Related Person” is a director or an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;
●	the availability of other sources for comparable products or services;
●	the terms of the transaction; and
●	the terms available to unrelated third parties or to employees generally.

No director may participate in any consideration or approval of a Related Person Transaction with respect to which they or any of their immediate family members is the Related Person. Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of PPG and its shareholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Nominating and Governance Committee, or its chair, will promptly consider all of the relevant facts. In addition, the committee generally reviews all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify or terminate the Related Person Transaction.

Under our policies and procedures, a “Related Person Transaction” is generally a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which PPG was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of PPG’s last fiscal year was, (i) a director or executive officer of PPG or a nominee to become a director of PPG; (ii) any person who is known to be the beneficial owner of more than 5% of any class of PPG’s voting securities; or (iii) any immediate family member of any of the foregoing persons.

Certain Relationships and Related Transactions

As discussed above, the Nominating and Governance Committee is charged with reviewing potential conflicts of interest and all Related Person Transactions. PPG and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and/or executive officers of PPG are directors and/or executive officers. During 2023, PPG entered into the following transactions with Related Persons that are required to be reported under the rules of the Securities and Exchange Commission:

Stephen F. Angel, a former director of PPG who retired in February 2024, is Chairman of the Board of Linde plc. During 2024, PPG and its subsidiaries purchased approximately $1.8 million of industrial gases from Linde plc.

Guillermo Novo, a director of PPG, is Chairman and Chief Executive Officer of Ashland Inc. During 2024, PPG and its subsidiaries purchased approximately $19.1 million of products and services from Ashland Inc.

Christopher N. Roberts III, a director of PPG, is Senior Vice President, Global SH&E of Ecolab Inc. During 2024, PPG and its subsidiaries purchased approximately $1.0 million of products and services from Ecolab Inc.

The Nominating and Governance Committee does not consider the amounts involved in such transactions material. Such purchases from and sales to each company involved less than 1% of the consolidated gross revenues for 2024 of each of the purchaser and the seller and all of such transactions were in the ordinary course of business.

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Board Committees

The Board currently has four standing committees: Audit Committee, Nominating and Governance Committee, Human Capital Management and Compensation Committee and Sustainability and Innovation Committee. The current composition of each Board committee is indicated below. The charter of each Board committee is available on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance.

Audit Committee	Number of meetings in 2024: 5

Catherine R. Smith (Chair)	Kathy L. Fortmann	Michael T. Nally	Christopher N. Roberts III

Primary Role of this Committee:

The primary role of the Audit Committee is to oversee and review on behalf of the Board of Directors PPG’s processes to provide for the reliability and integrity of the Company’s financial reporting, including the Company’s disclosure practices, risk management processes and internal controls.

Key Responsibilities:

●
oversees our independent auditors and internal auditors
●
reviews audits, annual and quarterly financial statements and accounting and financial controls
●
appoints our independent registered public accounting firm
●
assists the Board in oversight of our compliance with legal and regulatory requirements
●
oversees the risk management process, including cybersecurity and data privacy

The Audit Committee is comprised entirely of directors who are independent under the standards adopted by the Board, the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non-employee directors.

The functions of the committee are primarily to review with our independent auditors and our internal auditors their respective reports and recommendations concerning audit findings and the scope of and plans for their future audit programs and to review audits, annual and quarterly financial statements and accounting and financial controls. The committee also appoints our independent registered public accounting firm, oversees our internal audit department, assists the Board in oversight of our compliance with legal and regulatory requirements related to financial reporting matters and oversees the risk management process.

The Board has determined that each member of the committee is “financially literate” in accordance with the applicable rules of the New York Stock Exchange. In addition, the Board has determined that all of the members of the committee, including Ms. Smith, the chair of the committee, are “audit committee financial experts” in accordance with the applicable rules of the Securities and Exchange Commission.

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Nominating and Governance Committee		Number of meetings in 2024: 3

Melanie L. Healey (Chair)	Gary R. Heminger	Michael W. Lamach	Kathleen A. Ligocki	Catherine R. Smith

Primary Role of this Committee:

The primary role of the Nominating and Governance Committee is to oversee PPG’s corporate governance framework and the composition of PPG’s Board of Directors and the Board’s committees.

Key Responsibilities:

●
reviews the Company’s corporate governance framework, including all significant governance policies and procedures
●
identifies and recommends nominees to stand for election as directors at each annual meeting of shareholders and recommends nominees to fill any vacancies on the Board or executive management team
●
recommends actions to be taken regarding the structure, organization and functioning of the Board, including membership of the Board’s committees
●
develops corporate governance guidelines, including the process and criteria to be used in evaluating the performance of the Board
●
reviews the Company’s policies and practices regarding government affairs, public policy advocacy, and political spending and activities
●
reviews the governance of the Company’s environmental, social and governance programs
●
reviews the performance of the Board
●
reviews the performance of the committees of the Board and the adequacy of the committees’ charters

The Nominating and Governance Committee is comprised entirely of directors who are independent under the standards adopted by the Board and the listing standards of the New York Stock Exchange. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee recommends to the Board actions to be taken regarding the structure, organization and functioning of the Board, and the persons to serve as members of the standing committees of, and other committees appointed by, the Board. The charter gives the committee the responsibility to develop and recommend corporate governance guidelines to the Board, to recommend to the Board the process and criteria to be used in evaluating the performance of the Board and to oversee the evaluation of the Board.

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Director Candidates

The Nominating and Governance Committee considers recommendations of potential director candidates from current directors, management and shareholders. The Nominating and Governance Committee also has authority to retain and terminate search firms to assist in identifying director candidates. From time to time, search firms have been paid a fee to identify candidates. In April 2024, the Board of Directors elected Kathy L. Fortmann as a director of PPG, effective at the July 2024 Board meeting. Ms. Fortmann was initially brought to the attention of the Board as a potential director candidate by a search firm used by the Nominating and Governance Committee to identify potential director candidates, particularly candidates with extensive experience leading businesses in Europe. The Nominating and Governance Committee then recommended that Messrs. Knavish and other directors interview Ms. Fortmann, and Mr. Knavish invited her to meet with other members of the Board. Following meetings with several other directors and a review of her candidacy by the Nominating and Governance Committee, Ms. Fortmann was recommended by the Nominating and Governance Committee for election to the Board.

Director Candidate Attributes

In evaluating director candidates, the committee looks for candidates having the skills that the Board believes would add to the capabilities and knowledge of our Board, including the skills and attributes set forth below:

●	age shall be considered only in terms of experience of the candidate, seeking candidates who have broad experience in business, finance, leadership, technology, strategy, sustainability, government affairs or law;
●	candidates for director should have knowledge of the global operations of industrial and retail businesses such as those of PPG;
●	each candidate should have sufficient time available to be a meaningful participant in Board affairs. Candidates should not be considered if there is either a legal impediment to service or a foreseeable conflict of interest which might materially hamper full and objective participation in all matters considered by the Board of Directors;
●	absent unforeseen health problems, each candidate should be able to serve as director for a sufficient period of time to make a meaningful contribution to the Board’s guidance of PPG’s affairs; and
●	the Board will be comprised of a majority of independent directors.

In applying these criteria, the committee seeks to establish a Board that, when taken as a whole, should:

●	be representative of the broad scope of shareholder interests, without orientation to any particular constituencies;
●	challenge management, in a constructive way, to reach PPG’s goals and objectives;
●	be sensitive to the interests of PPG’s shareholders, employees, customers and other stakeholders;
●	be comprised principally of active or retired senior executives of publicly held corporations or financial institutions, with consideration given to those individuals who are scientifically-oriented, educators and government officials having corporate experience, whenever the needs of PPG indicate such membership would be appropriate;
●	include directors of varying ages, but whose overriding credentials reflect maturity, experience, insight and prominence in the community; and
●	be small enough to promote open and meaningful boardroom discussion, but large enough to staff the necessary Board committees.

Shareholder Recommendations or Nominations for Director and Proxy Access

The Nominating and Governance Committee considers recommendations of potential candidates from shareholders. Candidates recommended by shareholders are evaluated against the same criteria used to evaluate all candidates. Shareholders wishing to recommend or nominate a nominee for director should send their recommendation or nomination to the corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.

PPG’s Bylaws provide for “proxy access.” Proxy access is a process that allows an eligible shareholder or a group of eligible shareholders to nominate director candidates to appear in PPG’s proxy materials. Proxy access is available to shareholders or groups consisting of no more than 20 shareholders that have held at least 3% of PPG’s outstanding stock for at least three years and who have met the other requirements set forth in Article I of PPG’s Bylaws. A shareholder recommendation or nomination of a director candidate must be submitted by the deadlines and with the information and written representations that are described in Article I of our Bylaws. Director nominations submitted pursuant to PPG’s proxy access Bylaw for consideration at the 2026 Annual Meeting of shareholders must be received

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by PPG no earlier than October 7, 2025 and no later than November 6, 2025. A copy of PPG’s Bylaws may be accessed on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance.

Human Capital Management and Compensation Committee		Number of meetings in 2024: 4

Gary R. Heminger (Chair)	Michael W. Lamach	Kathleen A. Ligocki	Guillermo Novo	Martin H. Richenhagen

Primary Role of this Committee:

The primary role of the Human Capital Management and Compensation Committee is to oversee the compensation of PPG’s executive officers and directors, to set objectives for incentive-based compensation for our executive officers and to oversee the Company’s human capital management strategies.

Key Responsibilities:

●
approves and administers our compensation plans applicable to our directors and executive officers and establishes their compensation and benefits
●
reviews and approves the goals and objectives relative to the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of these goals
●
reviews and approves the Company’s executive incentive compensation plans and equity compensation plans
●
reviews and recommends to the Board the compensation of the Board of Directors
●
reviews tally sheets that set forth the Company’s total compensation obligations to our senior executives under various scenarios, including retirement, voluntary and involuntary termination and termination in connection with a change in control of PPG
●
reviews the Company’s human capital management strategies in the areas of culture and purpose, employee engagement, development and pay equity

The Human Capital Management and Compensation Committee is comprised entirely of directors who are independent under the standards adopted by the Board and the listing standards of the New York Stock Exchange. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance, describes the composition, purposes and responsibilities of the committee. Among other things, the charter provides that the committee will be comprised of independent, non-employee directors.

The committee approves, adopts, administers, interprets, amends, suspends and terminates our compensation plans applicable to, and establishes the compensation and benefits of, all of our directors and executive officers. Recommendations regarding compensation of other officers are made by our Chief Executive Officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the committee. The committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Committee meetings are regularly attended by our Chairman and Chief Executive Officer and Senior Vice President and Chief Human Resources Officer, as well as a representative of the outside compensation consulting firm retained by the committee, FW Cook. At each meeting, the committee meets in executive session. The committee’s chair reports the committee’s recommendations on executive compensation to the Board. The human resources department supports the committee in its duties, along with the Company’s Compensation and Employee Benefits Committee, a committee comprised of members of senior management that may be delegated authority to fulfill certain administrative duties regarding our compensation programs. The committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

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Independent Compensation Consultant to the Human Capital Management and Compensation Committee

The committee engaged FW Cook to advise the committee on all matters related to executive officer and director compensation. Specifically, FW Cook provides relevant market data, current updates regarding trends in executive and director compensation, and advice on program design, specific compensation recommendations for the Chairman and Chief Executive Officer and on the recommendations being made by management for executives other than the Chairman and Chief Executive Officer. The committee meets independently with its consultant at each regularly scheduled meeting. All of the services that the compensation consultant performs for PPG are performed at the request of the committee, are related to executive and director compensation and are in support of decision making by the committee.

In 2024, the committee considered the independence of FW Cook in light of Securities and Exchange Commission rules and New York Stock Exchange listing standards. The committee requested and received a letter from FW Cook addressing FW Cook’s and the senior advisors involved in the engagement’s independence, including the following factors: (1) other services provided to us by FW Cook; (2) fees paid by us as a percentage of FW Cook’s total revenue; (3) policies or procedures maintained by FW Cook that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the committee; (5) any Company stock owned by FW Cook or the senior advisor; and (6) any business or personal relationships between our executive officers and FW Cook or the senior advisors. The committee discussed these considerations and concluded that the work performed by FW Cook and FW Cook’s senior advisors involved in the engagement did not raise any conflict of interest.

Compensation Program Design Mitigates Risk

In 2024, the Company’s management undertook a review of all of PPG’s compensation programs to identify any inherent material risks to PPG created by these programs. Based on the results of this review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long-term value of PPG. For more information about this review and the features of our compensation program that mitigate risk, see “Compensation Discussion and Analysis—Compensation Program Design Mitigates Risk.”

Compensation Committee Interlocks and Insider Participation

No member of the Human Capital Management and Compensation Committee was at any time during 2024 an officer or employee of PPG or any of our subsidiaries nor is any such person a former officer of PPG or any of our subsidiaries. In addition, no “Human Capital Management and Compensation Committee interlocks” existed during 2024. For information concerning Related Person Transactions involving members of the Human Capital Management and Compensation Committee, see “Corporate Governance—Certain Relationships and Related Transactions.”

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Sustainability and Innovation Committee			Number of meetings in 2024: 3

Guillermo Novo (Chair)	Kathy L. Fortmann	Melanie L. Healey	Michael T. Nally	Martin H. Richenhagen	Christopher N. Roberts III

Primary Role of this Committee:

The primary role of the Sustainability and Innovation Committee is to review and provide oversight of programs, initiatives and activities of PPG in the areas of environment, health, safety, technology and sustainability.

Key Responsibilities:

●
reviews with management the Company’s approach to innovation, science and technology, including the Company’s processes, capabilities and plans in relation to its corporate strategies and goals in these areas
●
reviews with management the current status, plans, risks and emerging trends related to the Company’s environment, health, safety, product stewardship and remediation programs that can have a material impact on the Company
●
oversees the Company’s sustainability principles, practices and programs and monitors the Company’s performance against its sustainability goals, including the risks and opportunities to the Company of increasing sustainability demands from customers, stakeholders and outside observers

The Sustainability and Innovation Committee is comprised entirely of directors who are independent under the standards adopted by the Board. The committee’s charter, which may be accessed on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance, describes the composition, purposes and responsibilities of the committee. More information about PPG’s sustainability goals, metrics, initiatives and achievements and PPG’s community and employee engagement programs can be found on PPG’s Sustainability Report website located at www.sustainability.ppg.com.

Codes of Ethics

Our Global Code of Ethics is applicable to all directors, officers and employees worldwide. The Global Code of Ethics, which was revised, updated and reformatted to make it more user friendly in 2022, embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and compliance with all laws affecting our business. We also have a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. The Global Code of Ethics and Code of Ethics for Senior Financial Officers are available on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance. In addition, we intend to post on our website all disclosures that are required by law, the Securities and Exchange Commission’s Form 8-K rules or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of our codes.

The Board has established a means for employees, customers, suppliers, shareholders or other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Global Code of Ethics. Any employee, shareholder or other interested party can call the PPG Ethics HELPLINE toll-free to submit a report. In North America, this number is (800) 461-9330. This number is operational 24 hours a day, seven days a week. PPG Ethics HELPLINE numbers for other regions may be found on the Ethics page of our website at www.ppg.com/ethics.

Communications with the Board

Shareholders and other interested parties may send communications to the Board, the independent directors (individually or as a group) or the Lead Director in writing by sending them in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. All communications received will be opened by the corporate secretary for the sole purpose of determining whether the contents represent a message to directors. Communications deemed by the corporate secretary to be frivolous or otherwise inappropriate for the Board’s

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consideration will not be forwarded. The corporate secretary will maintain a log of all such communications. Communications of an urgent nature are promptly reported to the Board. Communications to directors may also be forwarded within PPG for review by a subject matter expert.

Compensation of Directors

Overview

The compensation program for our directors who are not also officers of PPG, to whom we refer as non-employee directors, is reviewed annually by the Human Capital Management and Compensation Committee to ensure that the program remains competitive. As a part of the Human Capital Management and Compensation Committee’s review, the types and levels of compensation offered to our non-employee directors are compared with those provided by a select group of comparable companies. Target total annual compensation for our directors is set at or near the market median using a comparator group of companies. The companies comprising this comparator group are used for review of the executive officer compensation program as well. The comparator group used in 2023 to set 2024 compensation was:

3M Company	Eaton Corporation plc	International Paper Company	Stanley Black & Decker, Inc.

Air Products and Chemicals, Inc.	Ecolab Inc.	Johnson Controls International Plc	Textron Inc.

Celanese Corporation	Emerson Electric Co.	Linde Plc	The Sherwin-Williams Company

Dow, Inc.	Honeywell International Inc.	LyondellBasell Industries N.V.	Trane Technologies Plc

DuPont de Nemours, Inc.	Howmet Aerospace Inc.	Parker-Hannifin Corporation

Eastman Chemical Company	Illinois Tool Works Inc.	Rockwell Automation, Inc.

Taking into consideration the size of PPG relative to this comparator group and advice from FW Cook, the Human Capital Management and Compensation Committee reports its recommendations to the Board for approval. The Human Capital Management and Compensation Committee does not determine director compensation, but only makes recommendations to the Board, which approves all non-employee director compensation changes. Changes to the non-employee directors’ compensation program generally become effective as of the year following adoption.

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Corporate Governance

Directors Compensation (2024)

	FEES EARNED OR
	PAID IN CASH ($)(1)
		COMMITTEE
	ANNUAL	CHAIRPERSON	STOCK	ALL OTHER
NAME	RETAINER	FEES	AWARDS ($)(2)	COMPENSATION ($)(3)	TOTAL ($)

K. L. Fortmann(4)	$95,380	$—	$139,297	$5,000	$239,677
M. L. Healey	$135,000	$20,000	$185,090	$—	$340,090
G. R. Heminger	$135,000	$25,000	$185,090	$10,000	$355,090
M. W. Lamach	$135,000	$65,000	$185,090	$10,000	$395,090
K. A. Ligocki	$135,000	$—	$185,090	$—	$320,090
M. T. Nally	$135,000	$—	$185,090	$—	$320,090
G. Novo	$135,000	$—	$185,090	$—	$320,090
M. H. Richenhagen	$135,000	$—	$185,090	$—	$320,090
C. N. Roberts III	$135,000	$—	$185,090	$—	$320,090
C. R. Smith	$135,000	$30,000	$185,090	$—	$350,090
(1)	Fees include an annual cash retainer of $135,000, plus an additional cash retainer for each committee chair and for the Lead Director. For 2024, the annual retainer for service as a committee chair or as the Lead Director was as follows: $40,000 for the Lead Director; $30,000 for the chair of the Audit Committee; $25,000 for the chair of each of the Nominating and Governance Committee and the Human Capital Management and Compensation Committee; and $20,000 for the chair of the Sustainability and Innovation Committee.
(2)	In April 2024, each director, other than Ms. Fortmann, received 1,368 time-based restricted stock units, or TBRSUs. The TBRSUs will vest on April 16, 2025, and the grant date fair value of each RSU grant was $135.30. Dollar values represent the grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. The assumptions made in calculating the grant date fair values are set forth in Note 19 to our Financial Statements for the year ended December 31, 2024, which is located on pages 70 through 72 of our Annual Report on Form 10-K. As of December 31, 2024, each non-employee director, other than Ms. Fortmann, had 1,368 unvested RSUs.
(3)	Amounts in this column reflect donations made by the PPG Industries Foundation under our charitable awards program. The PPG Industries Foundation matches donations up to $10,000 per year in most cases made by a director in any one year. However, matching payments by the PPG Industries Foundation may be paid in a year subsequent to the donation depending on the timing of the director's donation during the year and the timing of the PPG Industries Foundation's verification process. This may result in matching payments that exceed $10,000 in one year. For additional information regarding charitable awards, see "Charitable Awards Program".
(4)	Ms. Fortmann was elected as a director effective July 17, 2024. Ms. Fortmann received a prorated retainer of $95,380 and 1,041 TBRSUs. The TBRSUs have a grant date fair value of $133.81 and vest on April 16, 2025.

Annual Retainer

For 2024, each of our non-employee directors received an annual retainer with a value equal to $320,000, of which $135,000 was paid in cash and $185,000 in equity in the form of time-based restricted stock units, or TBRSUs. The cash portion of the retainer was payable in quarterly installments, with the first quarterly installment paid after the annual meeting of shareholders. The number of TBRSUs a director received was determined by dividing $185,000 by the weighted average closing price of our stock on the grant date, which was the date of the 2023 Annual Meeting of Shareholders. A TBRSU represents the right to receive a share of PPG common stock upon vesting and earns dividend equivalents during the vesting period when dividends are declared on PPG common stock, but does not carry voting rights or other rights afforded to a holder of PPG common stock. TBRSUs granted in 2024 vest on the day prior to the 2025 Annual Meeting of Shareholders.

Additional Retainers for Committee Chairs and the Lead Director

In addition to the annual retainer for each non-employee director, each non-employee director who chairs a Board standing committee is entitled to an additional annual cash retainer, which is payable at the same time as the regular annual retainer. The Lead Director also receives an additional cash retainer in recognition of the additional time and effort required by the role, including, among other responsibilities, planning Board meetings, meeting with management and engaging with our shareholders. For 2024, the additional annual retainers for service as a committee chair or as the Lead Director were:

2025 Proxy Statement 43

Corporate Governance

RETAINER
COMMITTEE	AMOUNT
Lead Director	$40,000
Audit	$30,000
Nominating and Governance	$25,000
Human Capital Management and Compensation	$25,000
Sustainability and Innovation	$20,000

Insurance Coverage

We pay the premiums to provide each of our non-employee directors with the following insurance coverage:

●	Accidental death and dismemberment insurance coverage, which provides $250,000 for accidental loss of life, and up to 100% of the death benefit for loss of limb. The aggregate cost to PPG of providing this coverage to non-employee directors for 2024 was $4,675.
●	PPG aircraft travel insurance coverage, provides up to a $1,000,000 per seat voluntary settlement allowance, for travel on a PPG-owned aircraft, and a reduced amount for travel on a PPG leased or chartered aircraft. The aggregate cost to PPG of providing this coverage to non-employee directors for 2024 was $15,800.

Deferred Compensation

A non-employee director may elect to have all or a portion of their retainer fees (including fees payable in TBRSUs) credited to the PPG Industries, Inc. Deferred Compensation Plan for Directors, thus deferring receipt of such fees until after the director leaves the Board. All amounts held in a director’s account under the Deferred Compensation Plan are credited as hypothetical shares of our stock, or what we refer to as common stock equivalents, the number of which is determined by dividing the dollar amount of the deferral by the closing stock price of PPG common stock on the New York Stock Exchange on the date of the deferral. Common stock equivalents earn dividend equivalents (that are converted into additional common stock equivalents) when dividends are declared on PPG common stock, but do not carry voting rights or other rights afforded to a holder of PPG common stock. Each non-employee director will generally be paid their deferred compensation account balance no earlier than six months and ten days after leaving the Board of Directors, except in circumstances of death or disability, in which case payment shall be made as soon as administratively possible. Each non-employee director’s account balance will be paid in a lump sum. All distributions are made in the form of one share of PPG common stock for each common stock equivalent credited to the director’s deferred account (and cash as to any fractional common stock equivalents).

PPG Industries Foundation Matching Gifts Program

All of our current directors are eligible to participate in the PPG Industries Foundation Matching Gifts Program, which encourages charitable donations by our directors by matching their contributions to eligible institutions. Contributions of up to a total of $10,000 per year, in most cases, may be matched under the program. Most charitable organizations are eligible for the Matching Gifts Program, with a few exceptions.

Stock Ownership

We established stock ownership guidelines for all non-employee directors effective January 1, 2005. Under the guidelines, each non-employee director is required to own shares of our stock with a value equal to five times the portion of the annual retainer that is paid in cash. For non-employee directors, unvested TBRSUs and common stock equivalent shares credited to the director under the Deferred Compensation Plan are counted toward meeting this requirement. Ms. Fortmann and Mr. Roberts are within their five-year compliance period and should meet the ownership requirement by the end of such period. All other non-employee directors have met or exceeded the ownership requirement.

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We conduct a non-binding, advisory shareholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “say-on-pay”) every year.

The Board believes that PPG’s executive compensation program aligns the interests of our executives with those of our shareholders. Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value. To this end, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. We believe our program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders.

We believe our compensation program is working effectively.  In 2024, we divested our architectural coatings business in the U.S. and Canada and reclassified our financial results as discontinued operations in our full-year financial results. For 2024, we achieved net sales from continuing operations of $15.8 billion and adjusted EPS of $7.87, which represented an increase of 6% year over year.  We delivered operating cash flow of $1.4 billion and our organic sales were down 1% on a year-over-year basis.  We exceeded our adjusted earnings per diluted share target while falling short of our adjusted cash flow from operations and organic sales growth targets.  As a result, annual incentive awards paid to executive officers ranged from 56% to 68% of target.  Our total shareholder return over the past three years, when measured against the S&P 500, was in the 19th percentile resulting in no payment for long-term TSR share awards.

At the 2024 Annual Meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 96% of shareholder votes cast in favor of our 2024 say-on-pay resolution. Following its review of this vote, the Human Capital Management and Compensation Committee recommended to the full Board that we retain our general approach to executive compensation, with an emphasis on short-term and long-term incentive compensation that rewards our executive officers when they deliver value for our shareholders.

Accordingly, you are asked to vote on the following resolution:

RESOLVED: The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution: that the shareholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement on pages 46 through 77 and disclosed in accordance with rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained therein.

Because the vote is advisory, it will not be binding upon the Board or the Human Capital Management and Compensation Committee, and neither the Board nor the Human Capital Management and Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. However, the Human Capital Management and Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation programs.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

Vote Required

Adoption of the resolution approving the compensation of the Company’s named executive officers will require the affirmative vote of more than one half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

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Proposal 2: Advisory Vote On Approval Of The Compensation Of The Named Executive Officers

Compensation Discussion and Analysis

Our Named Executive Officers in 2024

This Compensation Discussion and Analysis focuses on the compensation of our Named Executive Officers for 2024, whose names and current positions with the Company are set forth below.

TIMOTHY M. KNAVISH Chairman and Chief Executive Officer	VINCENT J. MORALES Senior Vice President and Chief Financial Officer	ANNE M. FOULKES Senior Vice President and General Counsel	K. HENRIK BERGSTRÖM Senior Vice President, Architectural Coatings, Latin America, EMEA and Asia Pacific	RAMAPRASAD VADLAMANNATI Former Senior Vice President, Operations	CHANCEY E. HAGERTY Senior Vice President, Automotive Refinish Coatings

Executive Compensation Best Practices

The Human Capital Management and Compensation Committee’s decision making reflects the following core governance principles and practices that we employ to promote our overall compensation objectives and to align executive compensation with the interests of our shareholders:

WHAT WE DO	WHAT WE DON’T DO
●
Hold an annual say-on-pay advisory vote for shareholders
●
Pay for performance – a substantial portion of compensation is performance-based
●
Use an appropriate peer group when establishing compensation
●
Balance short-term and long-term incentives
●
Align executive compensation with shareholder returns through long-term incentives
●
Cap individual payouts in incentive plans
●
Maintain a compensation recovery policy in the event of a financial restatement
●
Maintain robust stock ownership requirements for executives
●
Mitigate undue risk-taking in compensation programs
●
Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions
●
Retain a fully independent, external compensation consultant whose independence is reviewed annually by the Human Capital Management and Compensation Committee
●
Include a double-trigger change-in-control provision for equity grants
●
Incentive plans that are appropriately weighted between short-term and long-term performance and cash and equity using multiple award types and performance measures
●
Subject cash severance payments to certain limits under the company’s Executive Officer Cash Severance Policy

●
Have employment contracts with our U.S.-based named executive officers
●
Allow our officers to engage in short sales or hedge their PPG securities
●
Allow our officers to pledge their PPG securities or place their PPG securities in a margin account
●
Guarantee incentive awards
●
Provide significant perquisites to our executive officers
●
Reprice, reload or discount options

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CD&A Roadmap

PPG’s vision is to be the first-choice partner to meet our customers’ evolving needs for innovative paints, coatings and surface solutions that protect and beautify the world®. This vision is enabled by a strategy of accelerated profitable growth and enhanced operational excellence. Our executive compensation program is a key factor in promoting this strategy and a crucial tool in aligning the interests of our senior leadership with those of our shareholders.

Performance

How Did We Perform?

●
Completed divestitures of the silica products and architectural coatings U.S. and Canada businesses, improving company margin and growth profile
●
Net sales from continuing operations of $15.8 billion
●
Adjusted earnings per diluted share of $7.87, an increase of 6% versus 2023
●
Operating cash flow of $1.4 billion; returned $1.4 billion to shareholders in the form of share repurchases and dividends
●
Company net income margin of 8.5% and adjusted EBITDA margin of 18.1%, an increase of 100 basis points year over year
●
Segment margin of 17.1% and segment EBITDA margin of 19.9%, an increase of 70 basis points year over year
●
Achieved our adjusted earnings per diluted share from continuing operations target, but we fell short of our adjusted cash flow from operating activities and our organic sales growth targets

Compensation Determination

How Do We Determine Compensation?

●
Based on our pay-for-performance philosophy
●
Executive Compensation is approved by our independent Human Capital Management and Compensation Committee
●
We utilize general industry and comparator group data that is intended to be representative of the market in which we compete most directly for executive talent and pay is set at or near the market median

Risk Management

How Do We Address Risk?

●
Our officers are subject to stock ownership requirements
●
Our officers may not engage in securities transactions that are contrary to the interests of shareholders
●
Executive officers are subject to a compensation recovery policy
●
Incentive plans are appropriately weighted between short-term and long-term performance and cash and equity using multiple award types and performance measures

Executive Compensation

How Do We Pay Our Executives?

●
Our executive officers receive three forms of long-term incentive compensation—stock options, performance-based RSUs and total shareholder return contingent shares—which together constitute an executive’s total long-term incentive compensation
●
Our annual compensation policies reflect our pay for performance philosophy with over 70% of our named executive officers’ pay tied to performance
●
Our executive officers receive two forms of annual compensation—base salary and annual incentive awards—which together constitute an executive’s total annual compensation

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Proposal 2: Advisory Vote On Approval Of The Compensation Of The Named Executive Officers

Say-on-Pay

Why You Should Approve Our Say on Pay

●
Base salary and annual incentive targets for our executive officers are established annually to maintain parity with the competitive market for executives in comparable positions and are set at or near the market median
●
Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 96% of shareholder votes cast in favor of our 2024 say on pay resolution
●
Our compensation program is heavily weighted toward pay for meeting performance objectives and increasing PPG’s stock price

PERFORMANCE	COMPENSATION DETERMINATION	RISK MANAGEMENT	EXECUTIVE COMPENSATION	SAY-ON-PAY

How Did We Perform? In the following section, we discuss our performance in 2024 and how it affected the compensation of our named executive officers.

The Company’s performance and focus on shareholder value is evident in our continuing legacy of outstanding cash generation and rewarding shareholders. PPG has paid uninterrupted annual dividends since 1899 and has increased its annual dividend payout for 53 consecutive years. Continuing with that legacy, in 2024 PPG returned about $1.4 billion to shareholders in the form of dividends and share repurchases.

●	In 2024, the PPG team demonstrated resilience in a challenging macro environment by driving improvement in adjusted EPS from continuing operations and aggregate segment EBITDA led by sales of our technology advantaged products, moderated input costs and structural cost actions. We delivered record results in several of our businesses, including aerospace coatings, automotive refinish coatings and architectural coatings Latin America.
●	PPG took significant steps to optimize the company’s business portfolio through the divestitures of both the silica products and the architectural coatings U.S. and Canada businesses. These divestitures strengthen our financial profile, including an improvement in total company adjusted EBITDA margin to 18.1%, and result in a more focused organization which positions the company to deliver sustainable organic growth.
●	The Company’s net sales from continuing operations were $15.8 billion, down 2% compared to 2023 due to lower sales volumes, unfavorable foreign currency and divestitures.
●	The Company’s 2024 full-year reported net income from continuing operations was $1.3 billion, or $5.72 per diluted share versus $1.2 billion, or $5.16 per diluted share, in 2023. Full-year 2024 adjusted earnings per diluted share from continuing operations increased 6% year over year to $7.87 compared with $7.42 in 2023. Adjusted net income from continuing operations for 2024 was $1.8 billion, up 5% year over year.
●	Net sales, excluding the impact of currency, acquisitions and divestitures (“organic sales”) decreased 1% driven by lower sales volumes as prices were flat. The company benefitted from growth in Mexico, China and India as well as growth in the aerospace coatings, protective and marine coatings, and traffic solutions businesses offset by declines in the automotive original equipment manufacturer, industrial and architectural EMEA coatings businesses.
●	Year-over-year aggregate segment margins improved 70 basis points.
●	In 2024, the Company generated cash flow from operations of $1.4 billion which we returned to shareholders.
●	In July, the Company raised the per share dividend by 5%—paying approximately $620 million in dividends in 2024. The Company also repurchased $750 million of stock in 2024.
●	Operating working capital as a percentage of fourth quarter sales, annualized for 2024, was higher than 2023 by 90 basis points. Selling, general and administrative costs as a percentage of sales for 2024 increased by 50 basis points compared to 2023.

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●	Cost savings from restructuring actions, including the impact of acquisition-related synergies, totaled about $45 million for 2024.

The following charts contain adjusted earnings per diluted share from continuing operations, net sales and adjusted net income from continuing operations, which have been recast to present the results of the architectural coatings business in the U.S. and Canada as discontinued operations for all years presented, as used for determining the compensation of our executive officers for each of the last three fiscal years:

* Adjusted net income and adjusted earnings per share from continuing operations as calculated for purposes of determining incentive compensation excludes one half of the full year earnings impact of foreign currency translation versus the Company’s plan, which represented an exclusion of $2 million and $0.01 per share, respectively, for 2024, $43 million and $0.17 per share, respectively, for 2023 and $41 million and $0.17 per share, respectively, for 2022.

Adjusted earnings per diluted share from continuing operations and adjusted net income from continuing operations are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP) and should not be considered a substitute for earnings per diluted share or net income or other financial measures as computed in accordance with U.S. GAAP. PPG’s management considers this information useful in providing insight into the Company’s ongoing performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis or that are not attributable to our primary operations. A Regulation G reconciliation of adjusted earnings per diluted share from continuing operations and adjusted net income from continuing operations to reported earnings per diluted share from continuing operations and net income from continuing operations is included in Annex A to this Proxy Statement.

●	Our business demonstrated resilience in a challenging industrial macro environment. We achieved our 2024 adjusted earnings per diluted share from continuing operations target, but we fell short of our adjusted cash flow from operating activities and our organic sales growth targets. As a result, annual incentive awards paid to executive officers ranged from 56% to 68% of target. Our total shareholder return over the past three years, when measured against the S&P 500, was in the 19th percentile resulting in no payment for long-term TSR share awards.
●	Between 68% and 89% of the named executive officers’ target total direct compensation opportunity for 2024 was in the form of performance-based variable compensation and long-term incentives motivating them to deliver strong business performance and create shareholder value.
●	Base salary and annual incentive targets for our executive officers are established annually to maintain parity with the competitive market for executives in comparable positions. Target total annual compensation for each position is set at or near the market median.
●	PPG’s compensation programs are reviewed annually to identify any inherent material risks to PPG created by these programs. Based on the results of the 2024 review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long-term value of PPG.

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Proposal 2: Advisory Vote On Approval Of The Compensation Of The Named Executive Officers

PERFORMANCE	COMPENSATION DETERMINATION	RISK MANAGEMENT	EXECUTIVE COMPENSATION	SAY-ON-PAY

How Do We Determine Compensation?

In the following section, we discuss our philosophy for compensating executives based on their performance as well as how we execute that philosophy through our compensation programs.

Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value creation.

In keeping with our pay-for-performance philosophy, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. We believe the program strikes the appropriate balance between effectively incentivizing our executives based on performance and utilizing responsible, market competitive pay practices so that our executives dedicate themselves fully to value creation for our shareholders. This balance is evidenced by the performance metrics described in the section above.

Compensation Philosophy and Objectives

PPG’s philosophy in establishing compensation policies for our executive officers is to align compensation with our strategic objectives, while concurrently providing competitive compensation that enables us to attract and retain top-quality executive talent. The primary objectives of our compensation policies for executive officers are to:

Base Salary	Annual Incentive Awards	Long-Term, Equity-Based Incentives
Attract and retain executive officers by offering cash compensation that is competitive with that offered by similarly situated companies and rewarding outstanding personal performance	Promote and reward the achievement of short-term objectives that our Board of Directors and management believe will lead to long-term growth in shareholder value

Closely align the interests of executive officers with those of our shareholders by making long-term incentive compensation dependent upon the Company’s financial performance and total shareholder return

Annual Compensation Programs

Our executive officers receive two forms of annual compensation—base salary and annual incentive awards—which together constitute an executive’s total annual compensation. Our executive officers also receive long-term incentives which together with total annual compensation constitute an executive’s total direct compensation. Please note that “total annual compensation” and “total direct compensation” as discussed in this Compensation Discussion and Analysis, differs from the “Total” compensation column of the Summary Compensation Table and the “Compensation Actually Paid” column of the Pay Versus Performance table, which include long-term incentive, pension and other forms of compensation. The levels of base salary and annual incentive targets for our executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions. Target total annual compensation and target total direct compensation for each position are set at or near the “market value” for that position.

To determine market value, the Human Capital Management and Compensation Committee considers compensation data based on a comparator group, as well as the most recently available data from nationally-recognized independent executive compensation surveys representing a cross section of general industrial companies.

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For purposes of establishing the 2024 executive compensation program, the Human Capital Management and Compensation Committee considered a competitive analysis of total direct compensation levels and compensation mixes for our executive officers using information from:

●	three general industry surveys in which management participates: the 2023 Aon Radford Associates TCM Executive Total Compensation Survey, the 2023 WTW CDB and the 2023 FW Cook Executive Compensation Survey; and
●	comparison company median data from a comparator group consisting of 22 companies.

The comparator group used in 2023 to set 2024 compensation was:

3M Company	Eaton Corporation plc	International Paper Company	Stanley Black & Decker, Inc.

Air Products and Chemicals, Inc.	Ecolab Inc.	Johnson Controls International Plc	Textron Inc.

Celanese Corporation	Emerson Electric Co.	Linde Plc	The Sherwin-Williams Company

Dow, Inc.	Honeywell International Inc.	LyondellBasell Industries N.V.	Trane Technologies Plc

DuPont de Nemours, Inc.	Howmet Aerospace Inc.	Parker-Hannifin Corporation

Eastman Chemical Company	Illinois Tool Works Inc.	Rockwell Automation, Inc.

Our comparator group is intended to be representative of the market in which we compete most directly for executive talent. The selection of companies comprising our comparator group is based on similarity in revenue size, lines of business, participation in global markets and market capitalization. The peer group is constructed to target PPG near the median of the composite ranking of the financial and operating metrics of the companies in the comparator group.

The Human Capital Management and Compensation Committee annually reviews this group of companies with our independent executive compensation consultant, FW Cook, to ensure that it remains an appropriate benchmark for PPG.

We target the median levels of compensation to derive our market value by adjusting this compensation data to reflect differences in company revenues using regression analysis. The competitive analysis showed that the 2024 target total direct compensation for the Company’s named executive officers was on average positioned within the market median range, which we define as within 20% of the median.

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In addition, the Human Capital Management and Compensation Committee annually reviews a tally sheet of each executive officer’s compensation. Each tally sheet includes detailed data for each of the following compensation elements:

●	Annual compensation: Information regarding base salary and annual incentive targets for the current year;
●	Long-term incentive awards: Information regarding all equity-based awards, whether vested or unvested, including total pre-tax value to the executive and holdings relative to our stock ownership requirements;
●	Benefits and perquisites: Line item summary showing the annualized cost to the Company of health and welfare benefits, life insurance and perquisites;
●	Pension and deferred compensation: Annualized cost to the Company of pension plan benefits (qualified plan and non-qualified plan) and defined contribution plans (401(k) and deferred compensation); and
●	Description and quantification of all compensation and benefits payable upon retirement, termination of employment or change in control.

The Human Capital Management and Compensation Committee reviews the information presented in the tally sheet to ensure that it is informed of the compensation and benefits each executive is receiving annually.

PERFORMANCE	COMPENSATION DETERMINATION	RISK MANAGEMENT	EXECUTIVE COMPENSATION	SAY-ON-PAY

How Do We Address Risk? In the following section, we outline strategies that we have developed to mitigate risks over the short and long term in consideration of regulatory requirements.

Compensation Program Design Mitigates Risk

Annually, PPG management undertakes a review of all of PPG’s compensation programs to identify any inherent material risks to PPG created by these programs. The framework used to identify any potential risks that could be incentivized by our compensation programs was developed with input from members of our human resources, finance, and legal functions and our independent executive compensation consultant, FW Cook. Based on the results of the 2024 review, we concluded that the design of our compensation programs does not encourage our employees to take unnecessary or excessive risks that could harm the long-term value of PPG. Features of our compensation programs and practices that mitigate risk include, among other things: (i) incentive plans that are appropriately weighted between short-term and long-term performance and cash and equity; (ii) long-term incentives that consist of a mix of stock options, performance-based restricted stock units and total shareholder return contingent shares, which provides for a balanced mix of performance measures; (iii) ranges of performance and multiple performance targets are utilized to determine incentive compensation payouts, rather than a single performance target that provides an “all or nothing” basis for compensation; (iv) maximum payouts are in place in our incentive compensation programs to limit excessive payments; (v) determination of incentive compensation payouts is subject to managerial approval and/or Human Capital Management and Compensation Committee discretion; and (vi) our executive officers are subject to a recoupment policy in the event of a financial restatement affecting their incentive compensation payout. The results of this review are shared with the Human Capital Management and Compensation Committee.

In addition, the following design elements of our compensation program mitigate potential risks.

●	Our officers are subject to stock ownership requirements, as discussed below.
●	Our officers may not engage in transactions that are contrary to the interests of shareholders, such as “short sales,” “short sales against the box,” “put” and “call” options and hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan.

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●	Executive officers are subject to a compensation recovery policy that is designed to recoup incentive compensation when a financial restatement occurs.
●	We provide limited perquisites to our executive officers.
●	We provide tax gross-ups and tax reimbursements to our named executive officers in limited situations related to costs incurred for international assignments.

Financial Restatement

In 2023, PPG’s Board of Directors adopted a new Compensation Recovery Policy that complies with the New York Stock Exchange’s listing standards. It is our policy that we will recoup incentive compensation received by any executive officer or the chief accounting officer serving during the prior three completed fiscal years where:

●	the payment was predicated upon the achievement of one or more financial reporting measures that were subsequently the subject of a material accounting restatement (as defined in the policy); and
●	a lower payment would have been made to the officer after taking into account the accounting restatement.

In each such instance, we will, subject to limited exceptions, recover the amount by which the individual executive officer’s incentive compensation for the relevant period exceeded the payment that would have been made after taking into account the accounting restatement. A complete copy of PPG’s Compensation Recovery Policy was filed as an exhibit to PPG’s Annual Report on Form 10-K for the year ended December 31, 2024.

PPG Stock Ownership Requirements

The Human Capital Management and Compensation Committee also believes that it is in the best interests of shareholders for our officers to own a significant amount of PPG common stock, thereby aligning their interests with the interests of shareholders. Accordingly, in 2003 the Human Capital Management Compensation Committee implemented stock ownership requirements applicable to all of our officers based on a multiple of base salary. The current stock ownership requirements are:

Position	Required Stock Ownership
Chairman and Chief Executive Officer	6 times base salary
Other executive officers	3 times base salary
Other officers	1 or 2 times base salary

Ownership for purposes of these requirements includes shares of PPG common stock personally owned as well as all stock holdings in PPG’s savings plan and deferred compensation accounts and any unvested time-based restricted stock units. Unexercised options and unvested performance shares awarded under our long-term incentive plans are not counted for these purposes. Officers are expected to meet these ownership requirements within five years of election, appointment or promotion. Those officers who have been subject to the policy for more than five years at their current requirement level and have not met the ownership requirement are paid 20% of their annual incentive in PPG stock, which is restricted from sale for a period of two to five years, and 100% of the vested shares delivered from the performance-based restricted stock unit (“PBRSU”) award and total shareholder return share award (“TSR”) are required to be held by the officer for a minimum of one year and until the requirement is met. All of the executive officers named in the Summary Compensation Table, except Messrs. Knavish, Bergström and Hagerty, have met their ownership requirement. Messrs. Knavish, Bergström and Hagerty are within the five-year compliance period and should meet their ownership requirement by the end of such period. As of the end of 2024, Mr. Knavish’s stock ownership was approximately 5.5 times his base salary.

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Prohibition on Derivatives Trading, Hedging and Pledging PPG Securities; 10b5-1 Plans

PPG’s Insider Trading Policy, which was substantially updated in 2024, prohibits PPG officers and directors and certain employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of PPG’s securities. This prohibition includes “short sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and other hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock, such as zero-cost collars and forward sale contracts. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan. This policy is designed to discourage risk taking with PPG securities by officers and to ensure compliance with all insider trading rules. PPG’s Global Code of Ethics prohibits all PPG employees from buying or selling PPG stock or the stock of any other company while aware of material non-public information and prohibits employees from sharing material non-public information for financial or other personal benefit. A complete copy of PPG’s Insider Trading Policy was filed as an exhibit to PPG’s Annual Report on Form 10-K for the year ended December 31, 2024.

We have enacted rules governing the use by our officers of pre-established trading plans for sales of our stock and exercises of stock options for shares of our stock. Under these rules, all trading plans intended to qualify for the safe harbor provided by Rule 10b5-1 must be precleared by our Law Department, must be entered into, modified or terminated with prior approval and only during an open trading window while the officer is not in possession of material nonpublic information and must include a waiting period of 90 days.

Our Policies with Respect to the Granting of Equity Awards

Equity awards may be granted by either the Human Capital Management and Compensation Committee or its delegate. The Human Capital Management and Compensation Committee only delegates authority to grant equity awards to employees who are not executive officers, and only in aggregate amounts not exceeding amounts approved by the Human Capital Management and Compensation Committee. The Board generally does not grant equity awards, although the Human Capital Management and Compensation Committee regularly reports its activity, including approval of grants, to the Board.

Timing of Grants. Equity award grant values are determined in February at a regularly scheduled meeting of the Human Capital Management and Compensation Committee, and generally further grants are not made for the remainder of the year. These meetings occur approximately one month after the release of our earnings for the immediately preceding year. Beginning in February 2024, annual equity award grants are granted on the third business day after the filing of the Company’s Annual Report on Form 10-K based on grant values approved by the Human Capital Management and Compensation Committee at its February meeting. On limited occasions, grants may occur on an interim basis, primarily for the purpose of approving a compensation package for a newly hired or promoted executive officer. These grants are made on the second Friday of the second month of the quarter after the hire or promotion date; provided, however, that if the date of hire or promotion would fall within a Company imposed blackout period, the grant date will be the first business day following such blackout period. The timing of these grants is driven solely by the activity related to the need for the hiring or promotion, not our stock price or the timing of any release of Company information.

Option Exercise Price. The exercise price of a newly granted stock option is the closing price on the New York Stock Exchange on the date of grant. With respect to the occasional interim grants of stock options to a newly hired or promoted executive, the exercise price is the closing price on the New York Stock Exchange on the date of grant, which is the second Friday of the second month of the quarter after the hire or promotion date; provided, however, that if the date of hire or promotion would fall within a Company imposed blackout period, the grant date will be the first business day following such blackout period.

Change In Control Agreements

We have agreements in place with each of the executive officers named in the Summary Compensation Table, except for Mr. Bergström, providing for their continued employment for a period of up to three years in the event of an actual or threatened change in control of PPG (as “change in control” is defined in the agreements). We believe that these agreements serve to maintain the focus of our senior executives and ensure that their attention, efforts and commitment are aligned with maximizing the success of PPG and shareholder value. These agreements avoid distractions involving executive management that arise when the Board is considering possible strategic transactions involving a change in control and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction. For additional information concerning our change in control agreements, see “Potential Payments Upon Termination or Change in Control.”

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Executive Officer Cash Severance Policy

In 2024, the Board of Directors adopted the PPG Industries, Inc. Executive Officer Cash Severance Policy. Under this policy, PPG will not enter into any new agreement with, or establish a new severance plan or policy with respect to, our executive officers that provides for cash severance payments that exceed 2.99 times the sum of the officer’s base salary and target annual bonus opportunity without seeking shareholder ratification or advisory approval. Vesting of equity awards, deferred compensation, retirement benefits, earned but unpaid annual incentive awards, and non-cash benefits (such as health and welfare plan coverage) are excluded from the 2.99 times limit.

Tax Deductibility of Compensation Expense

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to any one of our named executive officers during any fiscal year. While it considers the tax and accounting consequences of utilizing various forms of compensation, the Human Capital Management and Compensation Committee designs our compensation programs based on the long-term interests of PPG, with deductibility of compensation being one of a variety of considerations taken into account.

PERFORMANCE	COMPENSATION DETERMINATION	RISK MANAGEMENT	EXECUTIVE COMPENSATION	SAY-ON-PAY

How Do We Pay Our Executives?

In this section, we describe the components of the total compensation package for our executives and how these components align with our greater pay-for-performance philosophy.

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

FIXED	2024 Base Salary
	CEO	Other NEOs	Overview	Objectives
			Fixed compensation that is established annually based on local market data and individual performance	Maintain parity with the competitive market for executives in comparable positions

AT-RISK	2024 Annual Incentive Awards
	CEO	Other NEOs	Overview	Objectives
			Variable compensation that is based on Company, business, and individual performance	Incentivize executive officers to achieve our short-term performance objectives

2024 Long-Term, Equity-Based Incentives
	CEO	Other NEOs	Overview	Objectives
			Variable compensation that is based solely on Company performance	Retain our executive officers, align their financial interests with the interests of shareholders, and incentivize achievement of our long-term strategic goals

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Mix of Compensation Components

Executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value creation. To this end, a substantial portion of our executives’ annual and long-term compensation is performance-based, with the payment being contingent on the achievement of performance goals. The portion of compensation that is performance-based increases with the executive’s level of responsibility. We use performance- based compensation for more senior positions because these roles have greater leadership responsibility and influence on the performance of the Company as a whole.

Annual Compensation

Our annual compensation policies reflect our pay-for-performance philosophy. We set target total annual compensation for our executive officers to be competitive with the market value for comparable positions, taking into account each executive’s experience in the position and performance. Annual incentive awards are targeted at a level that, when combined with base salaries, is intended to yield total annual compensation that approximates market value. As a result, total annual compensation for a position generally should exceed its market value when our financial performance exceeds our applicable annual targets and individual performance contributes to meeting our objectives. Total annual compensation generally should be below market value when our financial performance does not meet targets and/or individual performance does not have a favorable impact on our objectives.

Base Salary. Based on the Human Capital Management and Compensation Committee’s review of the applicable compensation data as discussed above, in February 2024 the Human Capital Management and Compensation Committee set base salaries effective March 1, 2024 for all executive officers in relation to the market value for comparable positions. Mr. Knavish’s annual base salary increased by $100,000 to $1,300,000. Mr. Morales received a base salary increase of $30,000. Ms. Foulkes received a base salary increase of $70,000. Mr. Bergström received a base increase of $13,733 calculated based on the December 31, 2024 Swiss Franc (i.e., CHF) exchange close rate. Mr. Hagerty received a base salary increase of $55,000.

Annual Incentive Awards. In February 2024, the Human Capital Management and Compensation Committee established annual incentive awards primarily based on target levels set for each executive officer and pre-established, short-term performance objectives. On an annual basis, the Human Capital Management and Compensation Committee establishes a target annual incentive award for each executive officer based on the executive’s position and the market value of comparable positions in our comparator group. For 2024, this target, when expressed as a percentage of base salary, was as follows for each of the executive officers named in the Summary Compensation Table: Mr. Knavish, 150%; Mr. Morales, 100%; Ms. Foulkes, 90%; Mr. Bergström, 70%, Mr. Vadlamannati 70%, and Mr. Hagerty, 70%. The amount of an executive’s actual annual incentive award, in relation to the executive’s target opportunity, is determined on the basis of achievement of short-term performance objectives. The performance objectives for our Chairman and Chief Executive Officer, our Senior Vice President and Chief Financial Officer and our Senior Vice President and General Counsel include specific financial targets for Company performance (weighted 80%) and personal performance (weighted 20%). The performance objectives for our other executive officers include specific financial targets for Company performance (weighted 30%), business performance (weighted 50%) and personal performance (weighted 20%).

Annual incentive compensation of PPG’s executives and senior managers is partially (20%) based on personal goals that tie to overall corporate business goals, with the remainder based on Company and business financial performance. Included in the named executive officer performance review are sustainability metrics that are aligned with business growth objectives and with our value that employee representation should reflect our customers and the communities in which we operate.

The potential payout of the Company performance component of the annual incentive is based on a pre-determined schedule recommended by management and approved by the Human Capital Management and Compensation Committee. The schedule corresponds to various levels of potential Company financial performance measured by adjusted earnings per diluted share from continuing operations (weighted 50%), adjusted cash flow from operating activities (weighted 20%), and organic sales growth (weighted 30%), assuming the minimum adjusted earnings per diluted share from continuing operations threshold is met. The maximum payout of this component under the schedule is 220% of target.

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In assessing Company performance against objectives, the Human Capital Management and Compensation Committee considers reported results against the approved target objectives, taking into consideration whether significant uncontrollable and unforeseen events or economic obstacles or more favorable circumstances impacted the Company’s results. Adjustments that are applied to determine the corporate component of the annual incentive are typically consistent with the non-GAAP adjustments reported in our quarterly financial statements, but the adjustments applied by the Human Capital Management and Compensation Committee may differ depending on the circumstances. The assessment of Company performance determines the percentage of the target award that will be awarded to each executive for the Company performance component of the annual incentive award. For 2024, as described below, the Human Capital Management and Compensation Committee exercised discretion and approved certain non-operating adjustments to the 2024 reported earnings per diluted share from continuing operations and cash flow from continuing operations targets, consistent with guidelines established previously by the Human Capital Management and Compensation Committee and the non-GAAP adjustments reported in our quarterly financial statements. In the past, select adjustments have related to items such as legacy litigation or legacy environmental remediation, accounting rule changes and major business portfolio changes, including planned restructuring initiatives. Beginning with the calculation of the 2022 annual incentive award, one half of the earnings impact (positive or negative) of foreign currency translation versus plan is applied as an adjustment to earnings per diluted share.

In February 2024, the Human Capital Management and Compensation Committee approved a financial performance standard for the Company component of the award of $7.72 adjusted earnings per diluted share from continuing operations, adjusted cash flow from operating activities of $2,298 million, and organic sales growth of 1.7%. If achieved, this standard would generate 100% of the target bonus for the Company component of the award. The approved performance standard for 2024 included a threshold adjusted earnings per diluted share from continuing operations of $5.62, below which no bonus would be paid, regardless of the adjusted cash flow from operating activities, the sales increase or the sales volume growth results. The committee also set threshold cash flow from continuing operations performance of $1,724 million and a threshold for organic sales growth of -0.8%. In addition, the approved performance standard for 2024 included a maximum bonus opportunity of 220% if adjusted earnings per diluted share from continuing operations of $8.66, adjusted cash flow from operating activities of $2,528 million, and organic sales growth of 3.7% were achieved.

For 2024, the Human Capital Management and Compensation Committee approved the actual Company performance component for incentive awards based on adjusted earnings per diluted share from continuing operations of $7.86, adjusted cash flow from operating activities of $1,469 million, and organic sales growth of - 1.2%. The earnings per diluted share performance component included adjustments of $0.42 for amortization, $1.39 for business restructuring cost, $0.07 for environmental remediation costs, $0.28 for portfolio optimization, and -$0.01 for insurance recovery costs. Beginning with the calculation of the 2022 annual incentive award, one half of the earnings impact (positive or negative) of foreign currency translation versus plan will be applied as an adjustment to earnings per diluted share. For 2024, an adjustment of -$0.01 for currency translation was applied. Adjustments to the cash flow from operating activities performance component included subtracting $143 million from plan for divestiture related adjustments.

Adjusted earnings per diluted share from continuing operations of $7.86, adjusted cash flow from operating activities of $1,469 million, and organic sales growth of -1.2% resulted in a payout of 52% of target for the Company performance component, based on the schedule discussed above. For the adjusted earnings per diluted share component, this schedule yielded a payout of 103% for the result of $7.86 per share. For the adjusted cash flow from operating activities component, this schedule yielded a payout of 0% for the result of $1,469 million. For the organic sales growth component, this schedule yielded a payout of 0% for the result of -1.2%. Combining these three results using the 50%, 20%, and 30% weightings, respectively, yielded an overall result of 52%, which was approved by the Human Capital Management and Compensation Committee.

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Approved 2024 Performance Components

Weighting	Metric	Threshold	Target	Maximum	2024 Actual Result
	Adjusted Earnings Per Diluted Share - Continuing Operations	$5.62	$7.72	$8.66	$7.86 (103% of target)

	Adjusted Cash Flow from Operating Activities (In Millions USD)	$1,724	$2,298	$2,528	$1,469 (0% of target)

	Organic Sales Growth	-0.8%	1.7%	3.7%	-1.2% (0% of target)

The personal performance component of the annual incentive is based on measures of individual performance relevant to the particular individual’s job responsibilities. The personal performance assessment of our Chairman and Chief Executive Officer is determined by the Human Capital Management and Compensation Committee with input from the other non-management members of the Board. The personal performance of each other executive officer is determined by our Chairman and Chief Executive Officer. The following factors were considered in assessing the personal performance of the executive officers named in the Summary Compensation Table for 2024 against individual objectives:

During 2024, Mr. Knavish led the strategic reviews and subsequent sales of the Company’s silica products and architectural coatings U.S. and Canada businesses. These divestitures improve PPG’s financial profile and result in a more focused organization which positions the Company to deliver sustainable organic growth. Mr. Knavish accelerated PPG’s enterprise growth strategy and made positive progress in key areas such as refocusing the Company on organic growth, commercial excellence and modernizing the Company through targeted capital expenditures, implementation of digital tools and improved operations. The Company demonstrated resilience in a challenging macro environment by growing adjusted EPS from continuing operations by 6%, improving aggregate segment margins and generating $1.4 billion in operating cash flow, which was returned to shareholders in the form of dividends and share repurchases. Demand was mixed by business unit and by geographic region. Net sales, excluding the impact of currency, acquisitions and divestitures ("organic sales") decreased 1% during the year with continued strong growth in the aerospace coatings business, which was more than offset by declines in the industrial coatings and automotive OEM coatings businesses. Full-year 2024 net sales from continuing operations were $15.8 billion, a decrease of 2% compared with 2023 driven by slightly lower sales volumes and the impact of unfavorable foreign currency translation and divestitures. The Company’s 2024 full-year reported net income from continuing operations was $1.34 billion, or $5.72 per diluted share versus $1.22 billion, or $5.16 per diluted share, in 2023. Full-year 2024 adjusted earnings per diluted share from continuing operations was $7.87 compared with $7.42 in 2023. Adjusted net income from continuing operations for 2024 was $1.84 billion, versus $1.76 billion in 2022. Adjusted EBITDA margin was 18.1%, an increase of 100 basis points year over year driven by sales of our technology-advantaged products and strong brands. The Company made positive progress in 2024 against its sustainability targets and reduced its spill and release rate. While the Company’s injury and illness rate improved versus the prior year, the Company failed to achieve its injury and illness rate target for 2024. He effectively led the Executive Committee, positively influencing the results of the Company. Finally, employee engagement increased for the ninth year in a row. The Board viewed Mr. Knavish’s performance as strong against the 2024 objectives the Board set for him.

Mr. Morales led the Finance organization. During 2024, he focused significant effort on the financial aspects of the sale of the Company’s silica products and architectural coatings U.S. and Canada businesses. For 2024, the Company generated cash flow from operations of approximately $1.4 billion. Year-over-year segment margins improved. Operating working capital as a percentage of fourth quarter sales, annualized for 2024, was higher than 2023 by 90 basis points, and selling, general and administrative costs as a percentage of sales for 2024 increased by 50 basis points compared to 2023. He led the Company’s efforts to contain costs, delivering about $45 million from restructuring actions, including the impact of acquisition-related synergies. Mr. Morales performed effectively as a member of the Executive Committee, positively influencing the results of the Company. The Human Capital Management and Compensation Committee viewed his performance as strong against the 2024 objectives set for him.

Ms. Foulkes led the Legal, Communications and Government Affairs organizations. She managed litigation, compliance and environmental concerns globally for the Company. In addition, she led the legal aspects of the Company’s sale of its silica products and architectural coatings U.S. and Canada businesses and effectively managed the complexities associated with the Company’s divestiture of its businesses in Russia and the divestitures of several smaller businesses. Her department was also responsible for securing an appellate judgement in favor of the Company in a

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significant intellectual property matter, the favorable settlement of several claims and certain insurance recoveries. Engagement scores for the Law Department were among the highest in the Company. Ms. Foulkes performed effectively as a member of the Executive Committee, positively influencing the results of the Company. The Human Capital Management and Compensation Committee viewed her performance as effective against the 2024 objectives set for her.

Mr. Bergström led the architectural coatings Latin America, EMEA and Asia Pacific business. Architectural coatings EMEA organic sales decreased by a low single-digit percentage year over year due to lower sales volumes partially offset by higher selling prices. Architectural coatings Latin America and Asia Pacific organic sales were flat during the year primarily due to lower sales volumes offset by higher selling prices. In Mexico, architectural coatings organic sales increased compared to the prior year. During 2024, Mr. Bergström led initiatives to increase sales of sustainable products and the use of digital tools. The Human Capital Management and Compensation Committee viewed his performance as effective against the 2024 objectives set for him.

Mr. Vadlamannati led the global Operations function through September 30, 2024. During his tenure, the Operations function made progress reducing the Company’s manufacturing complexity across the Company, but manufacturing costs increased in 2024. He provided leadership to his staff responsibilities for the global Procurement and EH&S organizations. The Procurement organization was successful in lowering the Company’s overall raw material costs, and PPG reduced its spill and release rate. While the Company’s injury and illness rate improved versus the prior year, the Company failed to achieve its injury and illness rate target for 2024.

Mr. Hagerty led the automotive refinish coatings and aerospace coatings businesses. Organic sales in automotive refinish coatings were flat year-over-year with sales volume declines offset by higher selling prices. In the U.S., sales volumes declined due to lower industry collision claims, but the refinish business gained share during the year. In Europe, organic sales increased modestly year over year driven by price. Aerospace coatings organic sales increased by a double-digit percentage driven by increases in both price and sales volume in all regions. Demand remained strong and customer order backlogs were similar levels to 2023. During 2024, Mr. Hagerty led efforts to improve manufacturing efficiency and profitability in the aerospace coatings business and the continued adoption of digital and automated tools and subscription services in the refinish coatings business. The Human Capital Management and Compensation Committee viewed his performance as effective against the 2024 objectives set for him.

Business unit short-term performance objectives and their assessment are specific to each particular business and are based on earnings before interest and taxes, working capital and organic sales growth. The overall assessment of business performance determines the percentage of target paid to applicable executives for the business component of the annual incentive award.

For 2024, we assessed the performance of 12 defined businesses against the criteria discussed above. Actual payouts of the business performance component ranged from 0% to 132% of target. The business performance component payout for our executive officers named in the Summary Compensation Table who have primarily business unit responsibilities averaged 48% based on the performance of the specific businesses for which they were responsible.

Mr. Bergström’s business performance component was based on the results of architectural coatings EMEA, Latin America, and Asia Pacific businesses and resulted in a payment at 40% of target. Mr. Vadlamannati’s business performance component was based on the results of the Operations function and resulted in a payment at 49% of target. Mr. Hagerty’s business performance component was based on the results the aerospace coatings and the automotive refinish coatings businesses and resulted in a weighted average payment of 63% of target.

The level of achievement of corporate and personal performance objectives for 2024 for Messrs. Knavish, Morales and Ms. Foulkes corresponded to payouts of 68%, 68%, and 62% of target, respectively. The level of achievement of business, corporate and personal performance objectives for 2024 for Messrs. Bergström, Vadlamannati and Hagerty corresponded to payouts of 56%, 60% and 67% of target, respectively. The annual incentive awards actually paid to each of these executives for 2024 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Historical annual incentive awards for these executive officers for the years that they have been named executive officers have ranged from 59% to 184% of target.

Annual incentive awards are payable in cash, except for any executive who has been subject to PPG’s stock ownership policy for more than five years at their current requirement level and has not met the ownership requirement. For these executives, 20% of their annual incentive is paid in PPG stock, which is restricted from sale for a period of two to five years, and 100% of the vested shares delivered from the performance-based restricted stock unit (“PBRSU”) award and total shareholder return share award (“TSR”) are restricted from sale for a minimum of one year and until the requirement is met. All executive officers named in the Summary Compensation Table, except Messrs. Knavish, Bergström and Hagerty, have met their stock ownership requirement. Messrs. Knavish, Bergström and Hagerty are within their five-year compliance period. As of the end of 2024, Mr. Knavish’s stock ownership was approximately 5.5

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times his base salary. U.S.-based participants are entitled to defer part or all of an annual incentive award under our Deferred Compensation Plan. For additional information concerning our Deferred Compensation Plan, see “Deferred Compensation Opportunities.”

Long-Term Incentive Compensation

Our Human Capital Management and Compensation Committee believes that long-term incentive compensation is an important component of our program because it has the effect of retaining executives, aligning executives’ financial interests with the interests of shareholders and incentivizing achievement of PPG’s long-term strategic goals. Payment of long-term incentive awards is based solely on Company performance. Grants are targeted at levels that approximate market value for comparable positions, utilizing the same compensation data used for setting total annual compensation. Each February, the Human Capital Management and Compensation Committee reviews and approves equity-based compensation for that year to be granted to executive officers. Three types of long-term incentive awards are granted annually to executive officers:

●	Stock options;
●	Total Shareholder Return contingent shares, or TSR shares; and
●	Performance-based Restricted Stock Units, or PBRSUs.

The number of stock options, TSR shares and PBRSUs granted to executive officers is intended to represent an estimated potential value that, when combined with total annual compensation, as discussed above, will approximate the market value of total annual and long-term compensation paid to executives in our comparator group and in a cross-section of general industrial companies represented in nationally-recognized executive compensation surveys.

These types of long-term incentive awards were selected to provide a program that focuses on different aspects of long-term performance: stock price appreciation, total return to shareholders and earnings per share growth and cash flow return on capital. The estimated potential value of the awards granted to each executive officer is delivered equally through each instrument, so that approximately one-third of the value of the total award is in stock options, one-third is in performance-based RSUs, and one-third is in TSR shares. The Human Capital Management and Compensation Committee selected equal distribution to emphasize its view that each of the three equity-based vehicles serves a particular purpose and is equally important in supporting our long-term compensation strategy.

Stock Options. Stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in PPG and to share in the appreciation of the value of our stock. All stock options granted to executive officers in 2024 were granted from our shareholder-approved Omnibus Incentive Plan. Some features of our stock option program include:

●	Options become exercisable on the third anniversary of the date of grant;
●	The term of each grant does not exceed ten years;
●	The exercise price is equal to the closing market price on the date of grant (we do not backdate or grant discounted stock options);
●	We do not grant options with “reload” or “restored” provisions; and
●	Repricing of stock options is prohibited.

We continue to use stock options as a long-term incentive because stock options focus the management team on delivering levels of Company financial performance over a longer term that contribute to shareholder value. For additional information concerning the timing of grants of stock options, see “Our Policies with Respect to the Granting of Equity Awards.” In February 2024, the following stock options were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Knavish, 66,551; Mr. Morales, 23,578; Ms. Foulkes, 12,170; Mr. Bergström 6,846, Mr. Vadlamannati, 7,606; and Mr. Hagerty, 6,846. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above.

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TSR Shares. TSR shares represent a contingent share grant that is made at the beginning of a three-calendar-year performance period and vests on the last day of the performance period. The grant is settled in a combination of cash and shares of PPG common stock at the end of the performance period. The award amount generated by the grant is based on PPG’s total shareholder return relative to the S&P 500 comparison group. This comparison group represents the entire S&P 500 Index as it existed at the beginning of the performance period, excluding any companies that have been removed from the Index because they ceased to be publicly traded during the performance period. The calculation of total shareholder return assumes that all dividends were reinvested. Summarized below are the material provisions of the TSR share program:

BASIS OF PAYOUT	PERFORMANCE PERIOD	VESTING AND PAYOUT OF BENEFIT
● Total shareholder return of PPG compared to total shareholder return for S&P 500 companies (as described above) ● Payout is 0% to 200% of original TSR shares awarded:	●3 calendar years
●
Vest on last day of performance period
●
Settled in a combination of cash and shares at end of performance period
●
Dividend equivalents are awarded at the end of the performance period, based on the actual number of shares earned and paid

PPG TSR	GRANT PAYOUT
90th percentile	200%
80th percentile	175%
70th percentile	150%
60th percentile	125%
50th percentile	100%
40th percentile	75%
30th percentile	50%

If minimum performance is not achieved, no payment is made with respect to the TSR share grant. If performance is above target, payment may exceed the original number of contingent TSR shares awarded. Target performance is set at the 50th percentile rank. The minimum and maximum number of shares that may be issued upon settlement of a TSR share grant ranges from 0% to 200% of the original number of contingent TSR shares awarded. Dividend equivalents are awarded at the end of the performance period, based on the actual number of shares earned and paid to an executive. TSR shares are intended to reward executives only when we provide a greater long-term return to shareholders relative to a percentage of the comparison set of companies, which is consistent with our pay-for-performance compensation philosophy.

In February 2024, the following TSR shares were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Knavish, 20,447; Mr. Morales, 7,244; Ms. Foulkes, 3,739; Mr. Bergström 2,104, Mr. Vadlamannati, 2,337; and Mr. Hagerty, 2,104. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above under “Long-Term Incentive Compensation.”

The performance period for the TSR shares granted in 2022 ended on December 31, 2024. PPG’s total shareholder return was measured against that of the S&P 500 (as described above) over the three-year period ending December 31, 2024. PPG’s ranking on this performance measure was at the 19th percentile, resulting in payouts at 0.0% of target. Had payouts been made, these would have been distributed 50% in shares of PPG common stock and 50% in cash with the cash payment calculated based on the average PPG stock closing price during the month of December 2024. Payouts to the executive officers named in the Summary Compensation Table for the 2022 TSR grants were zero. Such share payouts, which vested in December 2024, are reflected in the Option Exercises and Stock Vested table.

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Performance-based RSUs. Performance-based RSUs, or PBRSUs, represent a contingent share grant that is made at the beginning of a three-calendar-year performance period and vests on the last day of the performance period. If we achieve certain pre-determined performance thresholds, payment is settled in shares of PPG common stock in the February immediately after the end of the three-year performance period. The performance criteria for each year in the three-year performance period were growth in adjusted earnings per diluted share and 11% cash flow return on capital, taking into account the same adjustment categories utilized by the Human Capital Management and Compensation Committee in determining adjusted earnings per diluted share for purposes of annual incentive awards (see “Annual Incentive Awards” above). The adjusted earnings per diluted share growth portion of the PBRSU awards will utilize a linear payment scale that will be calculated annually as shown below:

Adjusted EPS Growth (Annual)
Achievement Level	Payout Factor
< 5.0%	0.0%
5.0%	50.0%
6.0%	60.0%
7.0%	70.0%
8.0%	80.0%
9.0%	90.0%
>= 10.0%	100.0%

Achievement of 10% growth in adjusted earnings per diluted share is required to receive 100% of the original share grant. A payout scale is not applied to the cash flow return on capital goal, which requires achievement of 11% for this goal to be met each year. Performance against the adjusted earnings per diluted share goal and the cash flow return on capital goal are calculated annually, and the annual payout for each goal is weighted equally over the three-year period. If minimum performance is not achieved, no shares are issued with respect to the grant. If performance is above target, the number of shares issued may exceed the original number of contingent shares awarded. The minimum and maximum number of shares that may be issued upon settlement of a PBRSU award ranges from 0% to 200% of the original number of contingent shares awarded, depending on the goals attained during the three-year period. No dividend equivalents are awarded on performance-based RSUs. By including performance-based RSUs in the long-term incentive mix, executives are rewarded when financial performance objectives are achieved over an extended period of time. Summarized below are the material provisions of the performance-based RSUs:

BASIS OF PAYOUT	PERFORMANCE PERIOD	VESTING AND PAYOUT OF BENEFIT
Performance Goals: ● Greater than 5.0% growth in adjusted earnings per diluted share ● 11% cash flow return on capital Payout is 0% to 200% of original PBRSU shares awarded	● 3 calendar years	● Vest on last day of performance period ● Settled in shares in the February immediately after the end of performance period ● No dividend equivalents are awarded

In February 2024, the following PBRSUs were awarded to each of the executive officers named in the Summary Compensation Table: Mr. Knavish, 21,663; Mr. Morales, 7,675; Ms. Foulkes, 3,962; Mr. Bergström 2,229, Mr. Vadlamannati, 2,476; and Mr. Hagerty, 2,229. Such awards are consistent with our program to distribute long-term incentive awards equally among three different equity-based vehicles, as discussed above under “Long-Term Incentive Compensation.”

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The performance period for the PBRSUs granted in 2022 ended on December 31, 2024. For the 2022 grants, the payout was at 120.0% of target. Specifically, the results were as follows:

PBRSU Performance Measures for 2022-2024 Performance Period

		Payout	Portion of	Payout %
	Result	Factor	Performance Cycle	Achieved
Adjusted EPS Growth
2022	-8.1%	0.0%	1/3	0.0%
2023	26.8%	100.0%	1/3	33.3%
2024	6.0%	60.0%	1/3	20.0%
				53.3%
Cash Flow ROC
2022	4.7%	0.0%	1/3	0.0%
2023	15.4%	100.0%	1/3	33.3%
2024	12.6%	100.0%	1/3	33.3%
				66.7%
Total Performance-based RSU payout				120.0%

The Company made share payouts to the executive officers named in the Summary Compensation Table for the 2022 PBRSU grants as follows: Mr. Knavish, 7,766; Mr. Morales, 8,320; Ms. Foulkes, 3,328; Mr. Bergström 1,056, Mr. Vadlamannati, 2,774; and Mr. Hagerty, 1,056. Such payouts, which vested in December 2024, are reflected in the Option Exercises and Stock Vested table.

Perquisites and Other Benefits

In addition to the annual and long-term compensation described above, executive officers named in the Summary Compensation Table receive certain perquisites and other benefits. Such perquisites may include financial counseling services, limited personal use of PPG’s corporate aircraft by the Chief Executive Officer and reimbursements of certain relocation expenses, living expenses and taxes incurred due to international assignments. At the direction of the Human Capital Management and Compensation Committee, in 2011 executive officer perquisites were reviewed and reduced. Effective January 1, 2012, personal club memberships were discontinued. Other benefits for our executive officers may include Company matching contributions under our Deferred Compensation Plan. These perquisites and other benefits are provided to increase the availability of the executives to focus on the business of the enterprise or because we believe they are important to our ability to attract and retain top-quality executive talent. The costs to PPG associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table and in the All Other Compensation Table.

We also provide other benefits, such as medical, dental, and disability coverage and life insurance, to each executive named in the Summary Compensation Table under our benefit plans, which are also provided to most eligible U.S.-based salaried employees. In addition, all of our U.S.-based executive officers are eligible to participate in the PPG Industries Foundation Matching Gift Program, which encourages charitable donations by all of our U.S. employees by matching their contributions to eligible institutions. Contributions of up to a total of $10,000 per year, in most cases, may be matched under the program. Most charitable organizations are eligible for the Matching Gifts Program, with a few exceptions. The value of these benefits is not included in the Summary Compensation Table because such benefits are made available on a Company-wide basis to most U.S. salaried employees. We also provide vacation and other paid holidays to all employees, including the executive officers named in the Summary Compensation Table, which are comparable to those provided at other large companies.

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Deferred Compensation Opportunities and Retirement Plans

Another aspect of our executive compensation program is our Deferred Compensation Plan. The plan is a voluntary, non-tax qualified, unfunded, deferred compensation plan available to all U.S.-based executive officers and other participants in our management incentive plans to enable them to save for retirement by deferring a portion of their current compensation. The plan also provides eligible employees with supplemental contributions equal to the contributions they would have received under the PPG Industries Employee Savings Plan, but for certain limitations under the Internal Revenue Code. Under the plan, compensation may be deferred until death, disability, retirement or termination or, in the case of the cash portion of certain incentive awards, other earlier specified dates the participants may select. Deferred amounts (other than the PPG common stock portion of deferred incentive awards, which must be invested in PPG stock) are credited to an investment account that earns a return based on the investment options chosen by the participant. The value of a participant’s investment account is based on the value of the investments selected. Benefits are paid out of our general assets. For certain longer-serving, U.S.-based, salaried employees, we maintain both a tax-qualified defined benefit pension plan and a non-qualified defined benefit pension plan, which was frozen for all remaining participants December 31, 2020. Substantially all employees in the U.S., including our executive officers, participate in the PPG Industries Employee Savings Plan. For additional information concerning our Deferred Compensation Plan, pension plans and the PPG Industries Employee Savings Plan, see “Pension Benefits” and “PPG Industries Employee Savings Plan and Deferred Compensation Plan” and the accompanying Pension Benefits Table and Non-Qualified Deferred Compensation Table.

PERFORMANCE	COMPENSATION DETERMINATION	RISK MANAGEMENT	EXECUTIVE COMPENSATION	SAY-ON-PAY

Why You Should Approve Our Say-on-Pay

Our Human Capital Management and Compensation Committee recommends you vote FOR this “say-on-pay” advisory proposal because the Board believes that our compensation policies and practices are effective in achieving our compensation goals of paying a competitive salary, providing attractive annual and long-term incentives to reward growth, and linking management’s interests with those of our shareholders.

The Board believes that PPG’s executive compensation program aligns the interests of our executives with those of our shareholders. Our executive compensation is based on our pay for performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term shareholder value creation. At the 2024 Annual Meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 96% of shareholder votes cast in favor of our 2024 say-on-pay resolution. Following its review of this vote, the Human Capital Management and Compensation Committee recommended to the full Board that we retain our general approach to executive compensation, with an emphasis on short-term and long-term incentive compensation that rewards our executive officers when they deliver value for our shareholders. Consistent with this philosophy:

●	Our performance metrics are focused on increasing shareholder value and are tied to measures impacting both shorter-term and longer-term performance. Shorter-term performance metrics include adjusted earnings per diluted share from continuing operations, cash flow from operating activities, earnings before interest and taxes, working capital reduction, organic sales growth. Longer-term performance metrics include total shareholder return, adjusted earnings per diluted share growth, adjusted cash flow return on capital and stock price appreciation.
●	Payment of long-term incentive awards is based solely on Company performance. We have three-year award and payout cycles for both performance-based restricted stock units and total shareholder return shares. We also have three-year vesting for stock options.
●	Between 68% and 89% of the named executive officers’ target total direct compensation opportunity for 2024 was in the form of performance-based variable compensation and long-term incentives motivating them to deliver strong business performance and create shareholder value.

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●	Our business demonstrated resilience in a challenging industrial macro environment. We achieved our adjusted earnings per diluted share from continuing operations target, but we fell short of our adjusted cash flow from operating activities and our organic sales growth targets. As a result, annual incentive awards paid to executive officers ranged from 56% to 68% of target. Our total shareholder return over the past three years, when measured against the S&P 500, was in the 19th percentile resulting in no payment for long-term TSR share awards.
●	Executive stock ownership goals align the interests of executives with shareholders.
●	We provide limited perquisites to our executive officers.
●	Our officers may not engage in transactions that are contrary to the interests of shareholders, such as “short sales,” “short sales against the box,” “put” and “call” options and hedging transactions designed to minimize an executive’s risk inherent in owning PPG stock. In addition, officers may not hold PPG stock in a margin account and may not pledge PPG stock as collateral for a loan.
●	Executive officers are subject to a compensation recovery policy that is designed to recoup incentive compensation when a financial restatement occurs.

Human Capital Management and Compensation Committee Report to Shareholders

We have reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated in the Annual Report on Form 10-K for the year ended December 31, 2024.

Human Capital Management and Compensation Committee:

Gary R. Heminger (Chair)

Michael W. Lamach

Katleen A. Ligocki

Guillermo Novo

Martin H. Richenhagen

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Human Capital Management and Compensation Committee Report to Shareholders shall not be incorporated by reference into any such filings.

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Compensation of Executive Officers

Summary Compensation Table (2022-2024)

							CHANGE
							IN PENSION
							VALUE AND
							NONQUALIFIED
						NON-EQUITY	DEFERRED
				STOCK	OPTION	INCENTIVE PLAN	COMPENSATION	ALL OTHER
NAME AND POSITION	YEAR	SALARY(2)	BONUS(3)	AWARDS(4)	AWARDS(5)	COMPENSATION(6)	EARNINGS(7)	COMPENSATION(8)	TOTAL
T. M. Knavish	2024	$1,283,333	$—	$5,833,471	$2,916,930	$1,320,000	$(59,721)	$430,456	$11,724,469
Chairman and Chief Executive Officer	2023	$1,200,000	$—	$4,999,561	$2,500,188	$3,200,000	$312,592	$260,614	$12,472,955
	2022	$866,667	$—	$1,866,705	$933,315	$625,000	$(1,602,788)	$172,293	$2,861,192
V. J. Morales	2024	$830,000	$—	$2,066,719	$1,033,424	$565,000	$(69,594)	$190,268	$4,615,817
Senior Vice President and Chief Financial Officer	2023	$800,000	$—	$2,066,808	$1,033,338	$1,475,000	$320,582	$94,710	$5,790,438
	2022	$767,500	$—	$2,000,011	$1,000,007	$490,000	$(1,688,858)	$176,810	$2,745,470
A. M. Foulkes	2024	$663,333	$—	$1,066,812	$533,411	$375,000	$(25,768)	$142,100	$2,754,888
Senior Vice President and General Counsel	2023	$600,833	$—	$1,000,110	$500,026	$995,000	$196,624	$70,802	$3,363,395
	2022	$576,667	$—	$799,976	$400,003	$290,000	$(942,319)	$122,206	$1,246,533
K. H. Bergström(1)	2024	$625,689	$—	$600,248	$300,060	$244,655	$—	$251,005	$2,021,657
Senior Vice President Architectural Coatings, Latin America, EMEA and Asia Pacific

R. Vadlamannati	2024	$598,000	$—	$666,742	$333,371	$252,420	$—	$928,848	$2,779,381
Former Senior Vice President, Operations	2023	$583,333	$—	$666,781	$333,364	$720,300	$—	$980,270	$3,284,048
	2022	$557,500	$—	$666,671	$333,348	$350,000	$—	$175,478	$2,082,997
C. E. Hagerty(1)	2024	$570,833	$—	$600,249	$300,060	$273,000	$(1,447)	$73,976	$1,816,671
Senior Vice President, Automotive Refinish Coatings

(1)	Mr. Bergström and Mr. Hagerty were not named executive officers in 2023 and 2022.
(2)	The annual salaries as of January 1, 2024 and as of the annual salary increase date of March 1, 2024 were: Mr. Knavish, $1,200,000 and $1,300,000; Mr. Morales, $805,000 and $835,000; Ms. Foulkes, $605,000 and $675,000; Mr. Bergström, $566,115 and $579,848 (base and bonus paid in CHF and converted to USD using 12/31/24 exchange rate of 1.10205); Mr. Vadlamannati, $588,000 and $600,000; Mr. Hagerty, $525,000 and $580,000. The annual salaries as of January 1, 2023 and as of the annual salary increase date of March 1, 2023 were: Mr. Knavish, $1,200,000 and $1,200,000; Mr. Morales, $775,000 and $805,000; Ms. Foulkes, $580,000 and $605,000; Mr. Vadlamannati, $560,000 and $588,000. The annual salaries as of January 1, 2022 and as of the annual salary increase date of March 1, 2022 were: Mr. Knavish, $700,000 and $900,000; Mr. Morales, $730,000 and $775,000; and Ms. Foulkes, $560,000 and $580,000; Mr. Vadlamannati, $545,000 and $560,000.
(3)	The named executive officers were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal years ended December 31, 2024, 2023 and 2022. Amounts listed under the column “Non-Equity Incentive Plan Compensation” constitute annual incentive awards for 2024, 2023 and 2022 that were determined by the Human Capital Management and Compensation Committee at its February 19, 2025, February 14, 2024 and February 15, 2023 meetings, respectively, and, to the extent not deferred by an executive, were paid out shortly thereafter.
(4)	The amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718 for grants occurring in the fiscal years ended December 31, 2024, 2023 and 2022 of performance-based restricted stock units, or PBRSUs, and performance-based total shareholder return contingent shares, or TSRs, granted as part of the long-term incentive components of our compensation program described on pages 60 through 63. The assumptions used in calculating these amounts for 2024 are set forth in Note 19 to our Financial Statements for the year ended December 31, 2024 which is located on pages 70 through 72 of our Annual Report on Form 10-K. PBRSUs and TSRs are subject to performance conditions, and the grant date fair value shown is based on performance at target levels, which is the probable outcome of such conditions. The value of these awards made in the fiscal year ended December 31, 2024 assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Knavish $11,666,942; Mr. Morales, $4,133,437; Ms. Foulkes, $2,133,624; Mr. Bergström, $1,200,496; Mr. Vadlamannati, $1,333,483; and Mr. Hagerty, $1,200,496. The value of these awards made in the fiscal year ended December 31, 2023 assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Knavish $9,999,122; Mr. Morales, $4,133,615; Ms. Foulkes, $2,000,219; and Mr. Vadlamannati, $1,333,562. The value of these awards made in the fiscal year ended December 31, 2022 assuming that the highest level of performance conditions will be achieved, is as follows: Mr. Knavish, $3,733,411; Mr. Morales, $4,000,021; and Ms. Foulkes, $1,599,951.
(5)	The amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for stock option grants occurring in the fiscal years ended December 31, 2024, 2023 and 2022 as part of the long-term incentive component of our compensation program described on pages 60 through 63. The assumptions used in calculating these amounts are set forth in Note 19 to our Financial Statements for the year ended December 31, 2024, which is located on pages 70 through 72 of our Annual Report on Form 10-K.
(6)	The amounts in this column reflect the dollar value of annual incentive awards for 2024, 2023 and 2022, as described on pages 56 through 60.
(7)	The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under our qualified and non-qualified pension plans, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements, except that retirement age is assumed to be normal retirement age as defined in the applicable plan.
(8)	Includes all other compensation as described in the table entitled “All Other Compensation Table” on page 67.

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All Other Compensation Table (2024)

	PERQUISITES				OTHER COMPENSATION
	PERSONAL USE				EMPLOYEE	DEFERRED			TOTAL
	OF COMPANY	FINANCIAL		TOTAL	SAVINGS PLAN	COMPENSATION	DEFERRED	TOTAL OTHER	ALL OTHER
	AIRCRAFT(1)	COUNSELING(2)	OTHER(3)	PERQUISITES	CONTRIBUTIONS(4)	CONTRIBUTIONS(5)	DIVIDENDS(6)	COMPENSATION	COMPENSATION
T. M. Knavish	$106,745	$14,035	$—	$120,780	$37,950	$263,217	$8,509	$309,676	$430,456
V. J. Morales	$—	$14,035	$—	$14,035	$34,620	$130,430	$11,183	$176,233	$190,268
A. M. Foulkes	$—	$14,035	$—	$14,035	$30,709	$92,008	$5,348	$128,065	$142,100
K. H. Bergström	$—	$—	$251,005	$251,005	$—	$—	$—	$—	$251,005
R. Vadlamannati	$—	$13,878	$823,948	$837,826	$37,510	$48,650	$4,862	$91,022	$928,848
C. E. Hagerty	$—	$—	$—	$—	$32,650	$39,792	$1,534	$73,976	$73,976
(1)	The amounts in this column reflect the aggregate incremental cost to PPG of personal use of corporate aircraft. The aggregate incremental cost to PPG is determined on a per flight basis and includes the cost of fuel, a pro rata share of repairs and maintenance, landing and storage fees, crew-related expenses and other miscellaneous variable costs. A portion of this value attributable to personal use of corporate aircraft (as calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the W-2 of Mr. Knavish.
(2)	The amounts in this column reflect the cost of financial counseling services paid by PPG.
(3)	PPG provides expatriate benefits to employees, including the named executive officers, who transfer from a home to a host country on an assignment. The expatriate benefits that are typically provided include relocation assistance, housing subsidy, family assistance, cultural/language assistance, income tax equalization, reimbursements and tax filing services, among other benefits. For Mr. Bergström, the amount in this column includes housing-related expenses $99,184, education expenses $97,470, automotive-related expenses $11,204, tax preparation expenses $1,102, correction to 2023 bonus $38,572, and language training $3,473 (all other compensation paid in CHF and converted to USD using 12/31/24 exchange rate of 1.10205). For Mr. Vadlamannati, the amount in this column includes relocation expenses $29,261, home/host country tax payments $774,687, and tax preparation service $20,000.
(4)	The amounts in this column reflect company contributions under the PPG Industries Employee Savings Plan.
(5)	The amounts in this column reflect company contributions under the Deferred Compensation Plan in lieu of Company contributions that could not be made under the PPG Industries Employee Savings Plan because of the Internal Revenue Code limitations.
(6)	The amounts in this column represent dividend equivalents on the TSR award that was paid during 2024.

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Grants of Plan Based Awards (2024)

									ALL OTHER		ALL OTHER
		ESTIMATED FUTURE PAYOUTS UNDER			ESTIMATED FUTURE PAYOUTS UNDER				OPTION		STOCK
		NON-EQUITY INCENTIVE PLAN AWARDS(1)			EQUITY INCENTIVE PLAN AWARDS				AWARDS:		AWARDS:
												GRANT DATE
										EXERCISE OR		FAIR VALUE
									NUMBER OF	BASE PRICE	NUMBER OF	OF STOCK
									SECURITIES	OF OPTION	SECURITIES	AND OPTION
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)		UNDERLYING (#)	AWARDS ($/SH)(2)	UNDERLYING (#)	AWARDS(3)
T. M. Knavish	N/A	$195,000	$1,950,000	$4,114,500
	21-Feb-24								66,551	$142.65		$2,916,930
	21-Feb-24				3,611	21,663	43,326	U				$2,916,706
	21-Feb-24				10,224	20,447	40,894	T				$2,916,765
V. J. Morales	N/A	$83,500	$835,000	$1,761,850
	21-Feb-24								23,578	$142.65		$1,033,424
	21-Feb-24				1,279	7,675	15,350	U				$1,033,362
	21-Feb-24				3,662	7,244	14,488	T				$1,033,357
A. M. Foulkes	N/A	$60,750	$607,500	$1,281,825
	21-Feb-24								12,170	$142.65		$533,411
	21-Feb-24				660	3,962	7,924	U				$533,444
	21-Feb-24				1,870	3,739	7,478	T				$533,368
K. H. Bergström	N/A	43,972	439,718	927,805
	21-Feb-24								6,846	142.65		300,060
	21-Feb-24				372	2,229	4,458	U				300,113
	21-Feb-24				1,052	2,104	4,208	T				300,136
R. Vadlamannati	N/A	$42,000	$420,000	$886,200
	21-Feb-24								7,606	$142.65		$333,371
	21-Feb-24				413	2,476	4,952	U				$333,369
	21-Feb-24				1,169	2,337	4,674	T				$333,373
C. E. Hagerty	N/A	$40,600	$406,000	$838,390
	21-Feb-24								6,846	$142.65		$300,060
	21-Feb-24				372	2,229	4,458	U				$300,113
	21-Feb-24				1,052	2,104	4,208	T				$300,136

U – PBRSUs. Estimated future payouts relate to the performance period of 2024 through 2026. For additional information concerning the material terms of these PBRSU grants, see pages 62 through 63.

T – TSR shares. Estimated future payouts relate to the performance period of 2024 through 2026. For additional information concerning the material terms of these TSR grants, see page 61.

(1)	The amounts in these columns reflect the minimum payment level, if an award is achieved, the target payment level and the maximum payment level under our annual incentive award program. For additional information concerning our annual incentive award program, see pages 56 through 60.
(2)	The exercise price of option awards is the closing sale price of PPG common stock reported for the date of grant on the New York Stock Exchange. Option awards vest on the third anniversary of the date of grant. For additional information concerning stock option awards, see page 60.
(3)	Refer to Note 19 to our Financial Statements for the year ended December 31, 2024, which is located on pages 70 through 72 of our Annual Report on Form 10-K, for the relevant assumptions used to determine the valuation of stock-based compensation awards.

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Outstanding Equity Awards at Fiscal Year-End (2024)

	OPTION AWARDS
									EQUITY INCENTIVE
						EQUITY INCENTIVE			PLAN AWARDS:
						PLAN AWARDS:			MARKET OR
	NUMBER OF	NUMBER OF				NUMBER OF			PAYOUT VALUE
	SECURITIES	SECURITIES				UNEARNED			OF UNEARNED
	UNDERLYING	UNDERLYING				SHARES, UNITS			SHARES, UNITS
	UNEXERCISED	UNEXERCISED	OPTION		OPTION	OR OTHER			OR OTHER
	OPTIONS (#)	OPTIONS (#)	EXERCISE	OPTION	EXPIRATION	RIGHTS NOT		PERFORMANCE	RIGHTS NOT
NAME	EXERCISABLE	UNEXERCISABLE	PRICE ($)	VEST DATE	DATE	VESTED (#)(1)(2)		PERIOD	VESTED ($)(3)
T. M. Knavish	4,800		$118.12	18-Feb-18	17-Feb-25	21,173	U	2023-2025	2,529,115
	14,814		$109.74	20-Feb-22	19-Feb-29	21,663	U	2024-2026	2,587,645
	21,278		$119.52	19-Feb-23	18-Feb-30	9,942	T	2023-2025	1,187,512
	19,929		$136.60	17-Feb-24	16-Feb-31	10,224	T	2024-2026	1,221,197
		25,554	$151.87	16-Feb-25	15-Feb-32
		67,115	$125.74	1-Jan-26	31-Dec-32
		66,551	$142.65	21-Feb-27	20-Feb-34
V. J. Morales	5,200		$95.00	17-Feb-19	16-Feb-26	8,378	U	2023-2025	1,000,752
	12,600		$101.50	15-Feb-20	14-Feb-27	7,675	U	2024-2026	916,779
	17,072		$116.32	14-Feb-21	13-Feb-28	3,943	T	2023-2025	470,991
	19,259		$109.74	20-Feb-22	19-Feb-29	3,622	T	2024-2026	432,648
	30,397		$119.52	19-Feb-23	18-Feb-30
	26,193		$136.60	17-Feb-24	16-Feb-31
		27,380	$151.87	16-Feb-25	15-Feb-32
		26,605	$131.04	15-Feb-26	14-Feb-33
		23,578	$142.65	21-Feb-27	20-Feb-34
A. M. Foulkes	12,159		$119.52	19-Feb-23	18-Feb-30	4,054	U	2023-2025	484,250
	12,527		$136.60	17-Feb-24	16-Feb-31	3,962	U	2024-2026	473,261
		10,952	$151.87	16-Feb-25	15-Feb-32	1,908	T	2023-2025	227,911
		12,874	$131.04	15-Feb-26	14-Feb-33	1,870	T	2024-2026	223,312
		12,170	$142.65	21-Feb-27	20-Feb-34
K. H. Bergström	4,430		$105.39	17-Apr-20	16-Apr-27	1,655	U	2023-2025	197,690
	4,200		$109.74	20-Feb-22	19-Feb-29	2,229	U	2024-2026	266,254
	4,350		$119.52	19-Feb-23	18-Feb-30	828	T	2023-2025	98,845
	3,600		$136.60	17-Feb-24	16-Feb-31	1,052	T	2024-2026	125,661
		3,650	$151.87	16-Feb-25	15-Feb-32	1,635	(4)		195,301
		5,600	$131.04	15-Feb-26	14-Feb-33	544	(5)		64,981
		6,846	$142.65	21-Feb-27	20-Feb-34
R. Vadlamannati	9,192		$116.32	14-Feb-21	13-Feb-28	2,703	U	2023-2025	322,873
	11,851		$109.74	20-Feb-22	19-Feb-29	2,476	U	2024-2026	295,758
	13,678		$119.52	19-Feb-23	18-Feb-30	1,272	T	2023-2025	151,940
	11,388		$136.60	17-Feb-24	16-Feb-31	1,169	T	2024-2026	139,577
		9,127	$151.87	16-Feb-25	15-Feb-32
		8,583	$131.04	15-Feb-26	14-Feb-33
		7,606	$142.65	21-Feb-27	20-Feb-34
C. E. Hagerty	1,200		$118.12	18-Feb-18	17-Feb-25	1,525	U	2023-2025	182,161
	2,250		$95.00	17-Feb-19	16-Feb-26	2,229	U	2024-2026	266,254
	2,500		$101.50	15-Feb-20	14-Feb-27	763	T	2023-2025	91,081
	2,950		$116.32	14-Feb-21	13-Feb-28	1,052	T	2024-2026	125,661
	4,650		$109.74	20-Feb-22	19-Feb-29
	4,800		$119.52	19-Feb-23	18-Feb-30
	3,600		$136.60	17-Feb-24	16-Feb-31
		3,650	$151.87	16-Feb-25	15-Feb-32
		5,150	$131.04	15-Feb-26	14-Feb-33
		6,846	$142.65	21-Feb-27	20-Feb-34

U – PBRSUs. For additional information concerning the material terms of these PBRSU grants, see pages 62 through 63.

T – TSR shares. For additional information concerning the material terms of these TSR grants, see page 61.

(1)	The PBRSUs for the 2023 - 2025 performance period reflect an estimated payout of 100%. The PBRSUs for the 2024 - 2026 performance period reflect an estimated payout of 100%.
(2)	Based on PPG's performance through the end of fiscal year 2024 relative to the performance criteria. Our current period to date results for the 2023 - 2025 ongoing performance period is below threshold, and thus that target number of TSR shares granted in 2023 is at threshold. Our current period to date results for the 2024 - 2026 ongoing performance period is below threshold, and thus the target number of TSR shares granted in 2024 is at threshold.
(3)	Payout value is based on the $119.45 closing sale price of PPG common stock reported on December 31, 2024 on the New York Stock Exchange Composite Tape.
(4)	Time-based restricted stock unit vests on May 13, 2025.
(5)	Time-based restricted stock unit vests on August 12, 2027.

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Option Exercises and Stock Vested (2024)

	OPTION AWARDS		STOCK AWARDS
			NUMBER OF	NUMBER OF
	NUMBER OF		SHARES	SHARES	VALUE
	SHARES	VALUE	ACQUIRED ON	ACQUIRED ON	REALIZED
	ACQUIRED ON	REALIZED ON	RSU	TSR	ON
NAME	EXERCISE (#)	EXERCISE ($)(1)	VESTING (#)(2)	VESTING (#)(3)	VESTING ($)(4)
T. M. Knavish	—	$—	5,604	—	$669,398
V. J. Morales	3,400	$77,588	6,004	—	$717,178
A. M. Foulkes	—	$—	2,402	—	$286,919
K. H. Bergström	—		$2,398	—	$313,075
R. Vadlamannati	—	$—	2,002	—	$239,139
C. E. Hagerty	—	$—	763	—	$91,140
(1)	The amounts in this column are calculated by multiplying the number of shares acquired on exercise by the difference between the fair market value of the common stock on the date of exercise and the exercise price of the options.
(2)	The amounts in this column are the number of shares acquired upon the vesting of PBRSU awards granted in 2022. Payout of 2022 PBRSU awards is described on pages 62 through 63.
(3)	The amounts in this column represent the number of shares earned upon the vesting of TSR awards granted in 2022. As described on page 61, when paid, TSR awards are paid 50% in shares of PPG common stock and 50% in cash.
(4)	The amounts in this column are calculated by multiplying (a) the number of PPG shares acquired upon vesting of the PBRSU awards and (b) the number of TSR shares of PPG common stock earned upon vesting by $119.45, the closing stock price of PPG common stock reported on December 31, 2024 on the New York Stock Exchange Composite Tape. The amounts in the column also include the TSR cash portion of the award calculated based on the average PPG stock closing price during the month of December 2024 ($122.86).

Pension Benefits

For certain longer-serving, U.S.-based, salaried employees we maintain both a tax-qualified defined benefit pension plan, called Retirement Plan F, and a non-qualified defined benefit pension plan, called the Non-Qualified Retirement Plan. Employees hired on or after January 1, 2006 as well as any employee hired prior to January 1, 2006 but who had fewer than 60 points (a combination of age and service with PPG) as of December 31, 2011 were not eligible to participate (or continue to participate) in these plans. For those employees with 60 or more points as of December 31, 2011 who continued to participate in both plans, their future salary and service accruals were frozen as of December 31, 2020. Certain executive officers named in the Summary Compensation Table below have a benefit in one or both of these plans, with the exception of Mr. Bergström and Mr. Vadlamannati. The table below shows the present value of the accumulated benefits payable to each eligible named executive officer as of December 31, 2024, including the number of years of service credited (as of the freeze date of the individual) as determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The material terms of Retirement Plan F and the Non-Qualified Retirement Plan are described below.

Pension Benefits (2024)

		NUMBER OF	PRESENT
		YEARS	VALUE OF
		CREDITED	ACCUMULATED
NAME	PLAN NAME	SERVICE (#)	BENEFIT ($)
T. M. Knavish	Retirement Plan F	33.7	$869,209
	Non-Qualified Retirement Plan	33.7	$2,360,465	(1)
V. J. Morales	Retirement Plan F	36.0	$878,413
	Non-Qualified Retirement Plan	36.0	$2,382,364	(1)
A. M. Foulkes	Retirement Plan F	26.0	$800,354
	Non-Qualified Retirement Plan	26.0	$1,352,661	(1)
K. H. Bergström	Retirement Plan F	—	$—
	Non-Qualified Retirement Plan	—	$—
R. Vadlamannati	Retirement Plan F	—	$—
	Non-Qualified Retirement Plan	—	$—
C. E. Hagerty	Retirement Plan F	—	$—
	Non-Qualified Retirement Plan	15.6	$24,045	(2)
(1)	Following termination of employment, this officer would be required to commence their retirement benefit under the Non-Qualified Retirement Plan based on the officer's age as of December 31, 2024. As further described in the narrative discussion following this table, for the component eligible to be provided as a lump sum, the estimated present value under the Non-Qualified Pension Plan to which the officer would be entitled is as follows: Mr. Knavish $4,973,892; Mr. Morales $5,337,298; and Ms. Foulkes $2,618,975.
(2)	This officer has not yet reached his earliest retirement age as of December 31, 2024, and would not be permitted to commence his benefit until the later of attainment of his earliest retirement age or termination of employment. Mr. Hagerty’s entire benefit will be in the form of a monthly annuity.

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The values reflected in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table are equal to the actuarial present value of each officer’s accrued benefit under the applicable plan as of December 31, 2024, using the same actuarial factors and assumptions used for financial statement reporting purposes, except that retirement age is assumed to be normal retirement age as defined in the applicable plan. These assumptions are described under Note 14 to our Financial Statements for the year ended December 31, 2024, which is located on pages 60 through 66 of our Annual Report on Form 10-K. In accordance with Item 402(h) of Regulation S-K, the present value amounts are calculated using a 5.67% discount rate for Retirement Plan F and 5.61% discount rate for the Non-Qualified Retirement Plan. The lump-sum payment amounts for the Non-Qualified Retirement Plan are calculated in accordance with the relevant provisions of the Non-Qualified Pension Plan using the Pension Benefit Guaranty Corporation discount rate of 2.25% as in effect on December 31, 2024, rather than the 5.61% discount rate used for financial statement reporting purposes.

The benefit payable under Retirement Plan F is a function of the participant’s five-year average annual covered base compensation for the highest five consecutive years out of the final ten years immediately prior to retirement and credited years of service, frozen to future accruals as of December 31, 2020. In January 2011, Retirement Plan F (or its predecessor plan) and the Non-Qualified Retirement Plan were amended such that eligible employees with a combined age and service points of fewer than 60 and actively employed by the Company as of December 31, 2011 ceased to accrue benefits under Retirement Plan F and the Non-Qualified Retirement Plan as of December 31, 2011. Eligible employees with combined age and service points of 60 or more and actively employed by the Company as of December 31, 2011 ceased to accrue benefits under Retirement Plan F and the Qualified Retirement Plan upon the earlier of their retirement date or December 31, 2020. Eligible employees now earn retirement benefits through the PPG Industries Employee Savings Plan and the non-qualified Deferred Compensation Plan. The Non-Qualified Retirement Plan’s benefit is supplemental to the qualified Retirement Plan F benefit in that the Non-Qualified Retirement Plan provides a benefit that is substantially equal to the difference between the amount that would have been payable under the qualified Retirement Plan F, in the absence of legislation limiting the compensation covered by the plan, and the amount payable under Retirement Plan F. The frozen Non-Qualified Retirement Plan also includes a benefit based on bonus awards for certain U.S. management bonus program participants which occurred prior to the freeze date of the individual. The benefit payable under the Non-Qualified Retirement Plan is determined in the same manner as for Retirement Plan F and uses the freeze date of the individual with respect to credited service and base salary above legislative limits; incentive payments are factored in by using the average of the highest five payments during the last ten years prior to the freeze date, of the individual employee.

Retirement Plan F contains the following material terms:

●	The normal form of benefit is a life annuity for unmarried participants and a joint and 50% survivor annuity for married participants;
●	A participant may elect out of the normal form of benefit and receive an actuarially-equivalent alternative form of benefit, including a single life annuity (for a married participant) or a joint and survivor annuity with a survivor benefit ranging from 1%-100%, as selected by the participant;
●	There is no lump-sum benefit option;
●	A participant may elect early retirement up to ten years prior to the participant’s normal retirement age, subject to reduction of the retirement benefit to reflect the early commencement of the benefit; and
●	A participant has a fully vested benefit under the plan upon completing five years of service or reaching early retirement age.

The Non-Qualified Retirement Plan contains the following material terms:

●	A participant is required to commence their distribution upon reaching the later of their early retirement date (as defined in the qualified plan) or the participant’s termination of employment;
●	The normal form of payment for benefits at retirement for the group of participants that includes certain executive officers named in the Summary Compensation Table who participate in the plan consists of a monthly annuity payment and/or a lump-sum payment; and
●	A participant has a fully vested benefit under the plan upon completing five years of service or reaching early retirement age, but their accrued benefit is subject to forfeiture if the participant engages in any competitive activity, or other activity that is deemed contrary or harmful to the interests of PPG.

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Proposal 2: Advisory Vote On Approval Of The Compensation Of The Named Executive Officers

PPG Industries Employee Savings Plan and Deferred Compensation Plan

The PPG Industries Employee Savings Plan (the “Savings Plan”) covers substantially all employees in the U.S. All of the executive officers named in the Summary Compensation Table, with the exception of Mr. Bergström, participate in the Savings Plan. The Company makes matching contributions to the Savings Plan, at management’s discretion, based upon participants’ savings, subject to certain limitations. For most participants, Company-matching contributions are established each year at the discretion of the Company and are applied to participant savings up to a maximum of 6% of eligible participant compensation. Employees can contribute from 1% to 50% of eligible plan compensation to the Savings Plan, subject to certain Plan or legal limits that may apply. Employees are always 100% vested in any money employees contribute or the Company contributes to the Savings Plan as a matching contribution. Executive officers and certain other employees also receive additional Company contributions to the Savings Plan. These contributions are between 2% and 5% of a participant’s eligible plan compensation, based on age and years of service. If contributions made for the benefit of an executive are limited due to requirements of the Internal Revenue Code, we credit such excess contributions to the executive officer’s account in the Deferred Compensation Plan. These contributions vest upon completion of three years of service with the Company.

In the U.S., we maintain the Deferred Compensation Plan to allow participants, including each of the executive officers named in the Summary Compensation Table, with the exception of Mr. Bergström, to defer a portion of their compensation in a phantom PPG stock account or other phantom investment accounts. The amount deferred earns a return based on the investment options selected by the executive officer. Executive officers may elect to defer up to 50% of their base salary, and up to 100% of any incentive award, TSR share award and restricted stock unit award that the executive officer may be entitled to receive. All dividend equivalents earned on TSR share award grants are deferred into the Deferred Compensation Plan. We also may make certain additional contributions to the executive officer’s account. For example, if the executive officer’s contributions under the Savings Plan are limited due to requirements of the Internal Revenue Code, we will credit such excess contributions to the executive officer’s account under the Deferred Compensation Plan. The executive officer is always fully vested in compensation that he or she elects to have deferred into the plan and any contributions made on behalf of the executive officer related to the Savings Plan. Company contributions are invested proportionally into the investment options chosen by the employee.

The table below shows the Deferred Compensation Plan’s current investment options and their respective annual rate of return for the year ended December 31, 2024, as reported by the administrator of the plan.

INVESTMENT OPTION	RATE OF RETURN
PPG Stock Account	(18.17)%
Fidelity Growth Company Fund	37.19%
Fidelity Contrafund	35.97%
Fidelity US Equity Index Fund	25.00%
Fidelity Intermediate Bond Fund	3.25%
Fidelity Government Money Market	4.95%

The amount owed to executive officers under the Deferred Compensation Plan is an unfunded and unsecured general obligation of PPG. An executive officer receives a distribution of the balance in their plan account upon retirement, death, disability, termination of employment, a scheduled payment date, financial hardship (for amounts deferred prior to January 1, 2005) or unforeseeable emergency (for amounts deferred after December 31, 2004). Distributions can be in the form of a lump sum or installments. Payment can commence at the time of separation or, in certain situations, can be deferred until a later point in time. Compensation deferred prior to January 1, 2005 and related earnings are distributed according to the executive officer’s election. Compensation deferred after December 31, 2004 and related earnings are distributed according to the executive officer’s election only in the case of retirement (no earlier than six months following retirement). In the case of disability or termination, the distribution is made in a lump sum on the date that is the later of (i) the first day of the first quarter of a plan year that is six months and ten days following the separation or (ii) January 1 of the year following the separation. In the case of death, a distribution is made to the executive officer’s beneficiary as soon as administratively possible. Distributions from the PPG stock account are in the form of PPG common stock and distributions from all other investment options are in cash.

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Non-Qualified Deferred Compensation (2024)

		EXECUTIVE	REGISTRANT	AGGREGATE	AGGREGATE
NAME	PLAN(1)	CONTRIBUTIONS ($)(2)	CONTRIBUTIONS ($)(3)	EARNINGS ($)(4)	BALANCE ($)(5)
T. M. Knavish	DCP	$38,500	$271,726	$(186,330)	$2,641,204
V. J. Morales	DCP	$288,833	$141,613	$(206,537)	$4,091,750
A. M. Foulkes	DCP	$19,884	$97,356	$41,727	$375,243
K. H. Bergström	DCP	$—	$—	$—	$—
R. Vadlamannati	DCP	$—	$53,512	$97,336	$490,218
C. E. Hagerty	DCP	$—	$41,326	$3,061	$132,212
(1)	Only U.S. employees are eligible for the Deferred Compensation Plan.
(2)	The amounts in this column are reported as compensation in the "Salary" and "All Other Compensation" columns of the Summary Compensation Table,
(3)	The amounts in this column are reported in the "All Other Compensation" column of the Summary Compensation Table.
(4)	None of the amounts in this column are included as compensation in the Summary Compensation Table.
(5)	The aggregate amounts are reported in the Summary Compensation Table.

Compensatory Arrangements with Certain Executive Officers

K. Henrik Bergström. K. Henrik Bergström currently serves as Senior Vice President, Architectural Coatings, Latin America, EMEA and Asia Pacific. In 2022, Mr. Bergström and PPG agreed to the following compensatory arrangement:

●	A starting base salary of 550,000 CHF per year;
●	A target bonus percentage 65% of Mr. Bergström salary;
●	A long-term incentive target of $650,000;
●	A grant of time-based restricted stock units with an aggregate value of $400,000 on the grant date pursuant to PPG’s Amended and Restated Omnibus Incentive Plan with a vesting schedule of: $200,000 in 2024 and $200,000 in 2025; and
●	Relocation assistance, including a relocation premium of one-month’s salary, a housing allowance, a healthcare allowance, an education allowance for Mr. Bergström’s children, a leased car and tax assistance.
Potential Payments Upon Termination or Change in Control

The tables below reflect the amount of compensation to each of our currently serving executive officers named in the Summary Compensation Table in the event of termination of such executive’s employment under certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2024, and thus includes amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from PPG.

Potential Payments and Benefits Upon Termination

Salaried Severance Plan

Certain salaried employees participate in in the Salaried Severance Plan, which provides a lump-sum severance payment and extended benefit coverage if an eligible participant is terminated due to job elimination due to a reorganization or lack of work, facility closure, long-term disability or certain performance-related actions. Limitations apply in the case of, among others, divestitures, outsourcing arrangements, voluntary resignation and employee misconduct. In the event of a qualifying termination under the Salaried Severance Plan, the Chief Executive Officer is entitled to receive two times his or her base salary at the time of the termination. Other executive officers are entitled to receive one and one-half times his or her base salary at the time of the termination. In addition, these executives are eligible to continue participation for six months in medical, dental, basic life insurance and basic AD&D insurance if they pay the applicable portion of the premium for any contributory benefits, and they may be eligible for outplacement services.

Executive Officer Cash Severance Policy

In 2024, the Board of Directors adopted the PPG Industries, Inc. Executive Officer Cash Severance Policy. Under this policy, PPG will not enter into any new agreement with, or establish a new severance plan or policy with respect to, our executive officers that provides for cash severance payments that exceed 2.99 times the sum of the officer’s base salary and target annual bonus opportunity without seeking shareholder ratification or advisory approval. Vesting of

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Proposal 2: Advisory Vote On Approval Of The Compensation Of The Named Executive Officers

equity awards, deferred compensation, retirement benefits, earned but unpaid annual incentive awards, and non-cash benefits (such as health and welfare plan coverage) are excluded from the 2.99 times limit.

Voluntary, Involuntary or Death Termination

The first column of the table below sets forth the payments to which the officer would be entitled, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the officer’s employment for any reason by the officer, and assuming such termination occurred prior to, or did not otherwise arise in connection with, a change in control of PPG. The second column of the table reflects payments that would be due in the event of the officer’s termination of employment by PPG under the Salaried Severance Plan, and assuming such termination occurred prior to, or did not otherwise arise in connection with, a change in control of PPG. The third column of the table reflects payments that would be due in the event of the officer’s death prior to a change in control of PPG. In any of these events, we are not obligated to provide accelerated vesting of equity compensation or tax gross-ups to the officers.

Voluntary, Involuntary or Death Termination (2024)

	VOLUNTARY		INVOLUNTARY
	TERMINATION		TERMINATION		DEATH
T. M. Knavish
Non-Qualified Pension	$—	(1)	—	(1)	$3,399,866	(3)
Severance	—		2,600,000		—
Financial Counseling	7,018		7,018		—
Total	$7,018		2,607,018		$3,399,866
V. J. Morales
Non-Qualified Pension	$—	(1)	—	(1)	$3,346,235	(3)
Severance	—		1,252,500		—
Financial Counseling	7,018		7,018		—
Total	$7,018		1,259,518		$3,346,235
A. M. Foulkes
Non-Qualified Pension	$—	(1)	—	(1)	$1,439,708	(3)
Severance	—		1,012,500		—
Financial Counseling	7,018		7,018		—
Total	$7,018		1,019,518		$1,439,708
K. H. Bergström
Non-Qualified Pension	$—		—		$—
Severance	—		1,860,148		—
Financial Counseling	—		—		—
Total	$—		1,860,148		$—
R. Vadlamannati
Non-Qualified Pension	$—		—		$—
Severance	102,000	(4)	—		—
Financial Counseling	7,018		7,018		—
Total	$109,018		7,018		$—
C. E. Hagerty
Non-Qualified Pension	$—	(2)	—	(2)	$—
Severance	—		870,000		—
Financial Counseling	—		—		—
Total	$—		870,000		$—
(1)	This officer is eligible to commence a retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2024 upon any termination of the officer’s employment. The estimated lump-sum present value under the Non-Qualified Pension Plan to which this officer would be entitled is presented in the Pension Benefits Table.
(2)	This officer has not yet reached his earliest retirement age as of December 31, 2024, and would not be permitted to commence his benefit until the later of attainment of his earliest retirement age or termination of employment. Mr. Hagerty’s entire benefit will be in the form of a monthly annuity as presented in the Pension Benefits Table.
(3)	This officer’s beneficiary is eligible to commence a beneficiary retirement benefit under the Non-Qualified Pension Plan based on the officer’s age as of December 31, 2024 upon the officer’s termination of employment due to death. The amount reflected in this column for this officer is not a present value amount, but the estimated aggregate payments over the lifetime of the eligible beneficiary of the officer, assuming payments commenced following the officer’s termination of employment as a result of death on December 31, 2024.
(4)	Mr. Vadlamannati ceased serving as an executive officer on December 31, 2024. He will receive a separation payment of $102,000, payable in three equal installments in 2025.

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Potential Payments and Benefits Upon Termination Following, or in Connection with, a Change in Control of PPG

We have entered into change in control agreements with our executive officers named in the Summary Compensation Table, with the exception of Mr. Bergström, and with certain other officers. The change in control agreements have three-year terms, which terms are automatically extended for one year upon each anniversary unless a notice not to extend is given by PPG. If a “change in control” occurs during the term of an agreement, then the agreement becomes operative for a fixed three-year period. The agreements provide generally that the officer’s terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change in control of PPG. The change in control agreements also contain non-competition provisions and confidentiality provisions prohibiting the officer from divulging or communicating, without our prior consent or except as required by law, any confidential information, knowledge or data relating to PPG or its business during the officer’s employment and at all times thereafter.

Termination For Cause or Other Than For Good Reason. Under the change in control agreements, in the event of an officer’s termination of employment by PPG for cause or by the officer other than for good reason during the three-year period following a change in control, the officer will receive payment only of their accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs.

Termination Without Cause or For Good Reason. If PPG terminates the officer’s employment (other than for cause, death or disability) or the officer terminates their employment for good reason during the three-year period following a change in control, and upon certain terminations prior to a change in control or in connection with or in anticipation of a change in control, the officer is generally entitled to receive the following payments and benefits:

●	a pro-rata bonus for the year of the date of termination based on the officer’s highest annual bonus during the three years prior to the change in control or the annual bonus for the most recent fiscal year after the change in control, whichever is higher (such higher amount referred to herein as the “highest annual bonus”);
●	three times the officer’s annual base salary;
●	three times the officer’s highest annual bonus or target annual bonus depending on the version of the change in control agreement signed by the officer;
●	a lump-sum payment equal to the present value of any employer contributions the executive would have received or accrued under PPG’s defined contribution retirement plans and arrangements (whether qualified or non-qualified) in which the executive participates if the executive’s employment continued for an additional three years in respect of retirement benefits provided in the form of a defined contribution retirement plan, program or arrangement, but excluding any salary or pay deferral contributions to such plans or arrangements that are deemed to be employer contributions under applicable law; and
●	continued medical, dental coverage and life insurance benefits for three years and continued age and service credit for purposes of determining the officer’s eligibility for post-retirement retiree medical benefits.

Consistent with best practices, PPG’s change in control agreements include:

●	a “conditional” payment limitation, which provides for a reduction in change of control payments if such payments would trigger an excise tax, unless a larger amount would be received on an after-tax basis without a payment reduction. No tax payments are “grossed-up;”
●	a definition of Retirement and the associated benefits related to retirement designed to ensure that all applicable provisions are applied properly for executives who only participated in the former PPG Defined Contribution Retirement Plan and non-U.S. executives who do not participate in either Retirement Plan F or the former Defined Contribution Retirement Plan; and
●	a provision designed to prevent double payments under other PPG severance provisions or statutory requirements and the change in control agreement.

The table below sets forth the amounts each executive officer named in the Summary Compensation Table would be entitled to receive, other than accrued but unpaid base salary and any benefits payable or provided under broad-based employee benefit plans and programs, in the event of a termination of the executive officer’s employment by PPG without cause or by the executive officer for good reason following or in connection with a change in control of PPG.

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Proposal 2: Advisory Vote On Approval Of The Compensation Of The Named Executive Officers

Change in Control
Involuntary or Good Reason Termination (2024)

	INVOLUNTARY OR
	GOOD REASON
	TERMINATION
T. M. Knavish
Financial Counseling	$46,247
Lump Sum Payment	—
Base Salary	3,900,000
Bonus	5,850,000
Health & Welfare Benefits	57,064
Accelerated Vesting of LTI	10,084,406
Total	$19,937,717	(1)
V. J. Morales
Financial Counseling	$46,247
Lump Sum Payment	—
Base Salary	2,505,000
Bonus	2,505,000
Health & Welfare Benefits	65,538
Accelerated Vesting of LTI	4,318,560
Total	$9,440,345	(1)
A. M. Foulkes
Financial Counseling	$46,247
Lump Sum Payment	—
Base Salary	2,025,000
Bonus	1,822,500
Health & Welfare Benefits	51,666
Accelerated Vesting of LTI	1,859,956
Total	$5,805,369	(1)
K. H. Bergström
Financial Counseling	$
Lump Sum Payment	1,860,148
Base Salary
Bonus
Health & Welfare Benefits
Accelerated Vesting of LTI	1,276,307
Total	$3,136,455
R. Vadlamannati
Financial Counseling	22,372
Lump Sum Payment	—
Base Salary	$1,800,000
Bonus	1,260,000
Health & Welfare Benefits	58,474
Accelerated Vesting of LTI	1,345,511
Total	$4,486,357
C. E. Hagerty
Financial Counseling	$46,247
Lump Sum Payment	—
Base Salary	1,740,000
Bonus	1,218,000
Health & Welfare Benefits	74,883	(3)
Accelerated Vesting of LTI	1,037,769
Total	$4,116,899	(2)
(1)	This officer is eligible to commence a retirement benefit under the Non-Qualified Pension Plan based on the officer’s age and years of service as of December 31, 2024 upon any termination of the officer’s employment. The estimated lump-sum present value under the Non-Qualified Pension Plan to which this officer would be entitled is presented in the Pension Benefits Table, which is located on page 70.
(2)	This officer is not eligible to commence a retirement benefit under the Non-Qualified Pension Plan, based on the officer’s age and years of service as of December 31, 2024, until the officer reaches earliest retirement age, as defined under the Non-Qualified Pension Plan. The amount reflected in the table for this officer is not a present value amount, but the estimated aggregate payments over the officer’s lifetime, assuming the officer terminated employment with PPG on December 31, 2024 and payments commenced upon the date that the officer attains the earliest eligible retirement age provided under the Non-Qualified Pension Plan.
(3)	This officer is not retirement eligible as of December 31, 2024 and thereby not entitled to receive retiree health and welfare benefits. The amount reflected in the table for this officer is a present value amount for retiree medical benefits of the officer and his beneficiary based on their expected life.

76 investor.ppg.com

Proposal 2: Advisory Vote On Approval Of The Compensation Of The Named Executive Officers

Equity Acceleration

In the event of a change in control of PPG, the Company stock plans and award agreements provide that an executive must be terminated (or have a substantial diminution of job duties) to be entitled to full vesting acceleration of unvested stock options, TSR awards and restricted stock units. The table below reflects the calculation of the aggregate dollar values related to acceleration of vesting of the incentive equity awards held by the executive officers named in the Summary Compensation Table in the event of a termination following a change in control, and the total is reflected in the “Accelerated Vesting of LTI” row for each officer in the table above. The stock option value was calculated by multiplying the number of unvested shares by the difference between the grant price and the closing stock price on December 31, 2024, $119.45. If any stock options were underwater as of December 31, 2024, no value was assigned to such options. The TSR share and restricted stock unit value was calculated by multiplying the target number of unvested shares by the closing stock price on December 31, 2024, except as otherwise noted.

Change in Control
Accelerated Vesting of Outstanding Equity (2024)

					TOTAL SHAREHOLDER RETURN
		RESTRICTED STOCK UNITS			SHARES
		2023 - 2025	2024 - 2026		2023 - 2025	2024 - 2026
	STOCK	PERFORMANCE	PERFORMANCE	TIME	PERFORMANCE	PERFORMANCE
EXECUTIVE	OPTIONS ($)	PERIOD ($)(1)	PERIOD ($)(1)	VESTED ($)	PERIOD ($)(2)	PERIOD ($)(2)	TOTAL ($)
T. M. Knavish	150,228	2,529,115	2,587,645	—	2,375,024	2,442,394	10,084,406
V. J. Morales	593,750	1,000,752	916,779	—	941,983	865,296	4,318,560
A. M. Foulkes	—	484,250	473,261	—	455,821	446,624	1,859,956
K. H. Bergström	103,068	197,690	266,254	260,282	197,690	251,323	1,276,307
R. Vadlamannati	143,844	322,873	295,758	—	303,881	279,155	1,345,511
C. E. Hagerty	155,870	182,161	266,254	—	182,161	251,323	1,037,769
(1)	The PBRSUs for the 2023 - 2025 performance period reflect an estimated payout of 100%. The PBRSUs for the 2024 - 2026 performance period reflect an estimated payout of 100%.
(2)	The TSRs for the 2023 - 2025 performance period reflect an estimated payout of 100%. The TSRs for the 2024 - 2026 performance period reflect an estimated payout of 100%.

2025 Proxy Statement 77

PAY RATIO

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires most companies with publicly traded stock in the United States to identify the median total compensation of their worldwide employee population (other than the Chief Executive Officer) and to compare that amount with the total compensation of their Chief Executive Officer. Total compensation amounts are required to be calculated using the Securities and Exchange Commission’s compensation disclosure rules applicable to reporting compensation in the Summary Compensation Table of the Proxy Statement. Median employee compensation used to calculate the pay ratio is required to be the total compensation paid to an actual employee of the Company. We may identify our median employee for purposes of providing pay ratio disclosure once every three years to calculate and disclose total compensation for that employee each year as long as there was no material change in the employee population or employee compensation during the last completed fiscal year and we reasonably believe would not result in a significant change to the prior year’s CEO pay ratio disclosure. We identified our median employee using our total employee population as of October 1, 2022 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used annual base salary as it represents the primary compensation component paid to all of our employees. As a result, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

Our median employee’s total 2024 compensation was $61,459. The median employee’s compensation increased year over year due to the payment of a bonus resulting from performance within a sales bonus plan. Mr. Knavish served as our Chairman and Chief Executive Officer in 2024. Mr. Knavish’s 2024 total compensation was $11,724,469, as reported in the Summary Compensation Table. Accordingly, our 2024 Chief Executive Officer to Median Employee Pay Ratio was 191:1. The annual salary of the median employee in 2024 was comparable to their annual salary in 2023. Each individual’s total annual compensation can be comprised of different compensation elements and is dependent on where the individual works globally.

Please keep in mind that under Securities and Exchange Commission’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

2025 Proxy Statement 78

PAY VERSUS PERFORMANCE

Securities and Exchange Commission rules adopted in 2022 pursuant to the Dodd-Frank Act require most companies with publicly traded stock in the United States to describe the relationship between compensation actually paid (“CAP”) to their named executive officers, as calculated in accordance with the Securities and Exchange Commission’s rules, and the Company’s performance represented by total shareholder return (“TSR”), net income and a Company-selected financial performance measure.

To determine the executive compensation that is “actually paid” for the principal executive officer (“PEO”) and non-PEO named executive officers (“non-PEO NEOs”) in a given year, companies are required to make certain adjustments to the total executive compensation reported in the summary compensation table (“SCT”) (see page 66) for pension and equity awards that are calculated in accordance with U.S. GAAP.

●	For the pension adjustment, the aggregate change in the pension value as reflected in the summary compensation table is deducted and the service cost and prior service cost for the year is included.
●	For equity awards, the grant date value as reported in the summary compensation table is subtracted and a new value is added, which is calculated as follows: the year-end fair value of awards granted in the current fiscal year plus or minus the annual change in fair value as of the year-end for any unvested awards or as of vesting for awards vested in the current year.

The Pay Versus Performance table below presents this information for PPG. The significant decrease in the compensation actually paid for 2024 is due to (a) the Company’s stock price at December 31, 2024 versus December 31, 2023 and (b) the Company’s TSR share payout percentage for the three performance periods outstanding at December 31, 2024 compared to the fair value of these awards when granted. The TSR shares for the 2022-2024 performance period reflect a payout of zero percent.

Pay Versus Performance Table (2020-2024)

								COMPANY
			AVERAGE	AVERAGE				SELECTED
			SUMMARY	COMP.	VALUE OF INITIAL FIXED $100			MEASURE:
			COMP. TABLE	ACTUALLY PAID	INVESTMENT BASED ON:			ADJUSTED
	SUMMARY	COMP.	TOTAL FOR	TO NON-PEO		PEER GROUP(3)		EARNINGS
	COMP. TABLE	ACTUALLY	NON-PEO NAMED	NAMED	TOTAL	TOTAL	NET	PER
	TOTAL FOR	PAID TO	EXECUTIVE	EXECUTIVE	SHAREHOLDER	SHAREHOLDER	INCOME	DILUTED
YEAR	PEO(1)	PEO(1)	OFFICERS(2)	OFFICERS(2)	RETURN	RETURN	(in millions)(4)	SHARE(4)
2024	$11,724,469	$3,687,813	$2,792,842	$1,144,265	$98	$138	$1,344	$7.87
2023	$12,472,955	$15,222,098	$4,903,304	$6,491,421	$120	$122	$1,223	$7.42
2022	$8,867,377	$238,659	$2,280,483	$(26,911)	$99	$102	$1,007	$5.84
2021	$13,199,616	$22,568,453	$3,035,088	$5,267,224	$133	$135	$1,420	$6.77
2020	$15,903,993	$16,689,353	$3,607,399	$3,526,539	$110	$112	$1,056	$6.12

(1)	The principal executive officer was Mr. McGarry for years 2020-2022 and the principal executive officer for 2023 and 2024 was Mr. Knavish.
(2)	The non-principal executive officer named executive officers were Mr. Morales, Mr. Knavish, Ms. Liebert and Ms. Foulkes for years 2020-2022. For 2023, the non-principal executive officer named executive officers were Mr. McGarry, Mr. Morales, Ms. Foulkes and Mr. Vadlamannati. Ms. Ericson was included as a non-principal executive officer named executive officer for 2023. For 2024, the non-principal executive officer named executive officers were Mr. Morales, Ms. Foulkes, Mr. Bergström, Mr. Vadlamannati, and Mr. Hagerty.
(3)	The peer group consists of: 3M Co., Akzo Nobel N.V., Axalta Coatings Systems Ltd., Dow, Inc., Dupont de Nemours, Inc., Eastman Chemical Co., Masco Corp., RPM International Inc., and The Sherwin-Williams Co. See Exhibit 13.1 of our Form 10-K for the year ended December 31, 2024.
(4)	From continuing operations. Recast to exclude the divested architectural coatings United States and Canada business for years 2022 and 2023. For the calculation of adjusted earnings per diluted share for the company performance component of the annual incentive award, an adjustment of $0.01 for currency translation was applied.

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Pay Versus Performance

A reconciliation of PEO SCT total compensation to CAP is provided in the following table.

PEO SCT Total Compensation to CAP Reconciliation (2020-2024)

PLUS CHANGE
						FROM BOY TO	PLUS CHANGE
					PLUS EOY	EOY IN FAIR	IN FAIR VALUE
					FAIR VALUE	VALUE OF	FROM BOY TO
					OF EQUITY	AWARDS	VESTING DATE
					AWARDS	GRANTED IN	OF AWARDS
					GRANTED	ANY PRIOR	GRANTED IN
			PLUS		DURING YEAR	YEAR	ANY PRIOR
		MINUS SCT	PENSION		THAT ARE	THAT ARE	YEAR THAT
	SCT	CHANGE IN	VALUE		OUTSTANDING	OUTSTANDING	VESTED
	TOTAL FOR	PENSION	SERVICE	MINUS SCT	AND UNVESTED	AND UNVESTED	DURING	PEO
YEAR	PEO	VALUE	COST	EQUITY	AT EOY	AT EOY	THE YEAR	CAP
2024	$11,724,469	$59,721	$—	$(8,750,401)	$5,380,791	$(3,833,975)	$(892,792)	$3,687,813
2023	$12,472,955	$(312,592)	$—	$(7,499,749)	$9,111,166	$744,589	$705,729	$15,222,098
2022	$8,867,377	$4,368,862	$—	$(10,000,026)	$7,834,096	$(4,197,554)	$(6,634,096)	$238,659
2021	$13,199,616	$218,598	$—	$(9,400,002)	$10,917,328	$4,275,913	$3,357,000	$22,568,453
2020	$15,903,993	$(4,289,632)	$180,279	$(8,249,709)	$11,073,569	$1,559,781	$511,072	$16,689,353

"EOY" = end of Year; "BOY" = Beginning of Year

A reconciliation of average non-PEO SCT total compensation to CAP is provided in the following table.

Average Non-PEO NEOs SCT Total Compensation to CAP Reconciliation (2020-2024)

PLUS CHANGE
						FROM BOY TO	PLUS CHANGE	MINUS FAIR
					PLUS EOY	EOY IN FAIR	IN FAIR VALUE	VALUE AT
					FAIR VALUE	VALUE OF	FROM BOY TO	BOY OF
					OF EQUITY	AWARDS	VESTING DATE	AWARDS
					AWARDS	GRANTED IN	OF AWARDS	GRANTED
					GRANTED	ANY PRIOR	GRANTED IN	IN PRIOR
			PLUS		DURING YEAR	YEAR	ANY PRIOR	YEAR THAT
	SCT	MINUS SCT	PENSION		THAT ARE	THAT ARE	YEAR THAT	WERE
	TOTAL FOR	CHANGE IN	VALUE		OUTSTANDING	OUTSTANDING	VESTED	FORFEITED	NON-PEO
	NON-PEO	PENSION	SERVICE	MINUS SCT	AND UNVESTED	AND UNVESTED	DURING	DURING	NEOs
YEAR	NEOs	VALUE	COST	EQUITY	AT EOY	AT EOY	THE YEAR	THE YEAR	CAP
2024	$2,792,842	$19,362	$—	$(1,500,219)	$922,505	$(701,109)	$(389,116)	$—	$1,144,265
2023	$4,903,304	$(245,779)	$—	$(2,279,917)	$2,546,286	$753,488	$814,038	$—	$6,491,421
2022	$2,280,483	$846,793	$—	$(1,970,003)	$1,253,448	$(546,994)	$(815,908)	$(1,074,730)	$(26,911)
2021	$3,035,088	$105,473	$—	$(1,724,948)	$2,003,403	$1,388,365	$459,843	$—	$5,267,224
2020	$3,607,399	$(995,665)	$117,478	$(1,399,950)	$1,879,152	$201,719	$116,406	$—	$3,526,539

"EOY" = end of Year; "BOY" = Beginning of Year

The three items listed below represent the most important financial performance measures used by PPG to link compensation actually paid to our named executive officers for 2024 to the Company’s performance:

MOST IMPORTANT PERFORMANCE MEASURES
Adjusted earnings per diluted share
Cash flow return on capital
Total shareholder return

Please see “Annual Compensation” and “Long-Term Incentive Compensation” on pages 56 through 63 for a description of how these metrics are used in our executive compensation program.

The following graph compares the yearly percentage changes in the cumulative total shareholder value return of the company’s common stock with the cumulative total return of a defined peer group, for the three-year period beginning December 31, 2021 and the six-year period beginning December 31, 2017 and ending December 31, 2024. This graph

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Pay Versus Performance

assumes that the investment in the company’s common stock and the peer group was $100 on December 31, 2017 and 2021 and that all dividends were reinvested.

The peer group consists of: 3M Co., Akzo Nobel N.V., Axalta Coatings Systems Ltd., Dow, Inc., Dupont de Nemours, Inc., Eastman Chemical Co., Masco Corp., RPM International Inc., and The Sherwin-Williams Co.

As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with the Company’s TSR. This is due primarily to the Company’s use of equity incentives, which are tied directly to stock price in addition to the Company’s financial performance.

2025 Proxy Statement 81

Pay Versus Performance

As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with the Company’s net income. This is due in large part to the significant emphasis the Company places on equity incentives, which are sensitive to changes in stock price. In addition, the Company does not use net income to determine compensation levels or incentive plan payouts.

The chart below compares the PEO and the other non-PEO NEOs’ CAP to PPG’s company-selected measure, adjusted earnings per diluted share, which indicates there is a very strong relationship between adjusted earnings per diluted share and CAP. This is due primarily to the Company’s use of equity incentives, which are tied directly to earnings per share in addition to the Company’s stock price and cash flow performance.

82 investor.ppg.com

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and, while they do not plan to make a statement (although they will have the opportunity if they desire to do so), they will be available to respond to appropriate questions from shareholders.

It is intended that the shares represented by each proxy will be voted, in the discretion of the persons appointed as proxies, FOR the ratification. If the selection of PricewaterhouseCoopers LLP is not ratified, the Audit Committee will reconsider the appointment of the Company’s independent registered public accounting firm. Even if the selection of PricewaterhouseCoopers LLP is ratified by our shareholders, the Audit Committee in its discretion could decide to terminate the engagement of PricewaterhouseCoopers LLP and engage another firm if the committee determines such action to be necessary or desirable.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Vote Required

The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025 will require the affirmative vote of more than one half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

Audit Committee Pre-approval Policy

The pre-approval policy describes the permitted audit, audit-related, tax and other services that PricewaterhouseCoopers LLP may perform and lists a range of fees for these services (referred to as the Service List). The services listed in the pre-approval policy are pre-approved by the Audit Committee. If a type of service to be provided by PricewaterhouseCoopers LLP is not included in the Service List, the committee must specifically pre-approve it. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to pre-approve engagements has been delegated to the committee chair to accommodate time sensitive service proposals. Any pre-approval decisions made by the chair must be communicated to the full committee at the next scheduled meeting.

Service Fees Paid to the Independent Registered Public Accounting Firm

In 2023 and 2024, we retained PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. In 2023 and 2024, PricewaterhouseCoopers LLP provided services in the following categories and amounts:

	MILLIONS OF DOLLARS
	2023	2024
Audit fees(1)	$10.5	$14.5
Audit-related fees(2)	$0.1	$0.1
Tax fees(3)	$1.7	$1.5
All other fees(4)	$0.2	$1.4
Total All Fees	$12.5	$17.5
(1)	Fees related to the audit of the consolidated financial statements and internal control over financial reporting pursuant to Section 404 of the Sarbanes Oxley Act of 2002, comfort letters, statutory and regulatory audits, consents, quarterly reviews and consultations concerning financial accounting and reporting standards arising during the audits. Fees in 2024 also include $4.1 million for audits of carve-out financial statements and other audit procedures associated with the sales of the Company’s architectural coatings business in the U.S. and Canada and the silicas products business.
(2)	Fees related to non-recurrent projects, including certain agreed-upon procedures.
(3)	Fees related to tax compliance, planning and advice.
(4)	Fees related to seminars, the use of accounting research and reporting tools, and pre-implementation reviews of processes or systems.

83 investor.ppg.com

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The services performed by PricewaterhouseCoopers LLP in 2024 were pre-approved in accordance with the Audit Committee’s pre-approval policy and procedures described above. Additional services were approved during the year as needed, in accordance with the committee’s policy. In so doing, the committee determined that the provision of these services is compatible with maintaining the principal accountant’s independence. In 2024, no services were provided by PricewaterhouseCoopers LLP that were approved by the committee after such services were performed.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS

The primary role of the Audit Committee is to oversee and review on behalf of the Board of Directors PPG’s processes to provide for the reliability and integrity of the Company’s financial reporting, including the Company’s disclosure practices, risk management processes and internal controls. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee is responsible for the appointment of the independent registered public accounting firm and PPG’s lead internal auditor, the Director of Corporate Audit Services. In addition, the Audit Committee led the appointment and retention of PricewaterhouseCoopers LLP as PPG’s independent registered public accounting firm for 2024. For the work performed on the 2024 audit, the Audit Committee discussed and evaluated PricewaterhouseCoopers’ performance, which included an evaluation by the Company’s management of PricewaterhouseCoopers’ performance. The Audit Committee is responsible for the compensation of the independent registered public accounting firm and has reviewed and approved in advance all services performed by PricewaterhouseCoopers.

The Audit Committee discussed with, and received regular status reports from, the Director of Corporate Audit Services and PricewaterhouseCoopers on the overall scope and plans for their audits, their plans for evaluating the effectiveness of PPG’s internal control over financial reporting and the coordination of efforts between them. The Audit Committee reviewed and discussed the key risk factors used in developing PPG’s internal audit and PricewaterhouseCoopers’ audit plans. The Audit Committee also reviewed with the Company’s management PPG’s risk management practices and an assessment of significant risks.

The Audit Committee met separately with the Vice President and Controller, the Director, Corporate Audit Services and PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations, their audits of PPG’s financial statements and internal control over financial reporting and the overall quality of PPG’s financial reporting. The Audit Committee also met separately with the Company’s Senior Vice President and Chief Financial Officer and with the Company’s Senior Vice President and General Counsel. The Audit Committee annually reviews its performance and receives feedback on its performance from the Company’s management and PricewaterhouseCoopers, when appropriate.

The Company’s management is responsible for the preparation and accuracy of PPG’s financial statements. The Company is also responsible for establishing and maintaining adequate internal control over financial reporting. In 2024, PPG’s independent registered public accounting firm, PricewaterhouseCoopers, was responsible for auditing the consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of PPG’s internal control over financial reporting.

In carrying out its responsibilities, the Audit Committee discussed and reviewed with the Company’s management the process to assemble the financial statements, including the Company’s internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

The Audit Committee reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2024 and management’s report on internal control over financial reporting with management and with PricewaterhouseCoopers. The Audit Committee also discussed with PricewaterhouseCoopers the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

84 investor.ppg.com

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has received the written independence disclosures and letter from PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers its independence. In addition, the Audit Committee considered whether PricewaterhouseCoopers’ provision of non-audit services to PPG is compatible with maintaining its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission.

The Audit Committee:

Kathy L. Fortmann

Michael T. Nally

Christopher N. Roberts III

Catherine R. Smith (Chair)

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report to Shareholders shall not be incorporated by reference into any such filings.

2025 Proxy Statement 85

Mr. John Chevedden, the owner of 36 shares of PPG stock, has advised us that he intends to present the shareholder proposal below for action at the Annual Meeting. The shareholder proposal and the supporting statement are presented exactly as received from the proponent in accordance with the rules of the Securities and Exchange Commission, and we disclaim any responsibility for their content.

Shareholder Proposal

Proposal 4 - Shareholder Approval Requirement for Excessive Golden Parachutes

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Governance Guidelines of the Company or similar document and be accessible on the Company website.

“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

This proposal topic also received between 51% and 65% support at:

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

AbbVie (ABBV)

Fiserv (FISV)

Please vote yes:

Shareholder Approval Requirement for Excessive Golden Parachutes - Proposal 4

2025 Proxy Statement 86

Proposal 4: Shareholder Proposal Requesting Shareholder Approval of Certain Executive Officer Severance Arrangements

Board of Directors’ Statement in Opposition to the Shareholder Proposal

After careful consideration, and for the reasons set forth below, PPG’s Board of Directors does not believe that approval of the shareholder proposal is in the best interests of PPG or its shareholders.

The Board believes that the concerns raised by the proponent are already and more appropriately addressed by our existing Executive Officer Cash Severance Policy, which requires shareholder ratification of certain new cash severance arrangements for our executive officers, the value of which exceeds 2.99 times the executive’s base salary plus target annual bonus. Because the Company already has a cash severance approval policy in place, the Board believes that adopting the policy requested by the proponent would be redundant, unduly restrictive and not in the best interests of the Company or our shareholders.

Following consultation with the Company’s independent compensation consultant, PPG’s Board adopted the Executive Officer Cash Severance Policy which limits the payment of cash severance to 2.99 times the sum of the executive officer’s base salary plus target bonus, unless the Company obtains shareholder approval or ratification of the larger amount. The Policy, a copy of which is available in the Governance section of our website at www.ppg.com/about-ppg/en-US/governance, is carefully tailored to further our overall compensation philosophy of aligning executives’ interests with those of our shareholders while providing for appropriate shareholder oversight and balancing the need to preserve our competitive position in attracting and retaining talented executive officers. Our compensation philosophy is described in detail in the section of this Proxy Statement titled “Compensation Discussion and Analysis.” The Board believes that the Company’s current executive compensation program, including the Executive Officer Cash Severance Policy, is appropriately aligned with shareholder value creation. Applying the overly-broad, one size fits all policy requested by the proponent would undermine the objectives of our executive compensation program and would not be in the best interests of the Company or our shareholders.

Currently, PPG does not have any excessive severance compensation arrangements in place, and the few cash severance payments paid in the past have been well below the 2.99 times limitation in the proposal. The Company has no written severance arrangements with its U.S.-based executive officers. The Company’s change in control agreement provides for certain severance payments only in the event of a qualifying termination after the closing of a change in control transaction (known as a double trigger). Our change in control agreement limits cash severance to 3.00 times the sum of base salary plus the higher of actual or target bonus and does not include a tax gross-up. PPG’s shareholder-approved Amended and Restated Omnibus Incentive Plan and PPG’s equity award agreements also provide that unvested equity awards vest only upon a change in control followed by an involuntary termination, which is consistent with market practice.

This proposal’s limits on equity awards that are paid out or vest after an executive’s termination would unduly restrict the Human Capital Management and Compensation Committee and the Board’s ability to exercise their judgment when crafting the Company’s executive compensation programs to meet the Company’s particular needs at any given time. The proposal includes equity awards that are paid out or vest due to an executive’s termination for any reason in the “estimated value” to be applied against the 2.99 times limitation. Operating under this limitation would restrict the ability of the Board and its Human Capital Management and Compensation Committee to maintain flexibility and discretion in creating an overall compensation program that attracts the right leaders in a dynamic and competitive environment.

The Board and its Human Capital Management and Compensation Committee, composed entirely of independent directors elected annually to the Board by our shareholders, are best positioned to design and implement executive compensation practices and principles, including with respect to severance and termination payments, that are appropriate for our business and that are aligned with the interests of our shareholders. PPG operates a global enterprise in a challenging business environment, and we compete for talented management with some of the largest companies in the world. Our global recognition and reputation for excellence in management and leadership make our people attractive targets for other companies. In order to attract and retain senior executives upon whom, in large measure, the future success of the Company depends, the Board and the Human Capital Management and Compensation Committee believe that it is imperative to maintain the flexibility and discretion to provide a competitive compensation program. Adoption of the proposal could have an adverse effect on the Company’s ability to retain and attract executive talent, particularly relative to peers that are not subject to the proposal’s arbitrary limitations on termination protections.

Shareholders currently have opportunities to raise concerns regarding our executive compensation programs. The Human Capital Management and Compensation Committee values and carefully considers the feedback that we receive from our shareholders regarding our executive compensation programs. Our shareholder outreach efforts include engaging with shareholders collectively representing over 50 percent of our outstanding shares and hearing their perspectives on our executive compensation program. Approximately 96 percent of the votes cast on the Company’s 2024 say-on-pay proposal approved the compensation of our named executive officers as disclosed in last

2025 Proxy Statement 87

Proposal 4: Shareholder Proposal Requesting Shareholder Approval of Certain Executive Officer Severance Arrangements

year’s Proxy Statement, and PPG’s say-on-pay proposal has been approved by more than 90 percent of the votes cast every year it has appeared on the ballot.

For these reasons, PPG’s Board of Directors does not believe that approval of the shareholder proposal is in the best interests of PPG or its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL IF IT IS PROPERLY PRESENTED AT THE ANNUAL MEETING.

Vote Required

Adoption of the shareholder proposal requesting that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus will require the affirmative vote of more than one half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting.

88 investor.ppg.com

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 regarding the number of shares of PPG common stock that may be issued under PPG’s equity compensation plans:

NUMBER OF SECURITIES
REMAINING AVAILABLE FOR
FUTURE ISSUANCE
	NUMBER OF SECURITIES	WEIGHTED-AVERAGE	UNDER EQUITY
	TO BE ISSUED UPON EXERCISE	EXERCISE PRICE OF	COMPENSATION PLANS
	OF OUTSTANDING OPTIONS,	OUTSTANDING OPTIONS,	(EXCLUDING SECURITIES
	WARRANTS AND RIGHTS	WARRANTS AND RIGHTS	REFLECTED IN COLUMN (A))
PLAN CATEGORY	(A)	(B)	(C)(2)
Equity compensation plans approved by security holders(1)	3,976,219	$125.15	7,357,509
Equity compensation plans not approved by security holders(3)	—	$—	—
Total	3,976,219	$125.15	7,357,509
(1)	All securities were granted under the PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan.
(2)	Represents securities remaining available for future issuance under the PPG Industries, Inc. Amended and Restated Omnibus Incentive Plan and includes securities that represent the incremental increase above target for a maximum payout.
(3)	Excluded from the information presented here are common stock equivalents held under the PPG Industries, Inc. Deferred Compensation Plan and the PPG Industries, Inc. Deferred Compensation Plan for Directors, neither of which are equity compensation plans. As supplemental information, there were 284,147 common stock equivalents held under such plans as of December 31, 2024.

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BENEFICIAL OWNERSHIP

Beneficial Ownership Tables

As of the close of business on the record date, February 21, 2025, there were outstanding 226,974,896 shares of PPG common stock, par value $1.66⅔ per share. Set forth below is certain information concerning the beneficial owners of more than 5% of PPG’s outstanding shares:

	NUMBER OF SHARES		PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER	BENEFICIALLY OWNED		SHARES OUTSTANDING
BlackRock, Inc.	19,546,603	(1)	8.3%
and/or certain other entities
55 East 52nd Street
New York, NY 10055
State Street Corporation	11,719,387	(2)	5.0%
and/or certain other entities
One Congress Street, Suite 1
Boston, MA 02114
The Vanguard Group, Inc.	28,611,578	(3)	12.3%
and/or certain other entities
100 Vanguard Boulevard
Malvern, PA 19355
(1)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2024, BlackRock, Inc. and/or certain affiliated entities reported aggregate beneficial ownership of 19,546,603 shares of PPG common stock as of December 31, 2023. Blackrock, Inc. reported that it possessed sole voting power over 17,500,937 shares and sole dispositive power over 19,546,603 shares. BlackRock, Inc. also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.
(2)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on October 17, 2024, State Street Corporation and/or certain affiliated entities reported aggregate beneficial ownership of 11,719,387 shares of PPG common stock as of September 30, 2024. State Street Corporation reported that it possessed sole voting power over 0 shares, sole dispositive power over 0 shares, shared dispositive power over 11,717,499 shares and shared voting power over 7,515,845 shares.
(3)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on November 12, 2024, The Vanguard Group and/or certain affiliated entities reported aggregate beneficial ownership of 28,611,578 shares of PPG common stock as of September 30, 2024. The Vanguard Group reported that it possessed sole voting power over 0 shares, sole dispositive power over 27,569,340 shares, shared dispositive power over 1,042,238 shares and shared voting power over 282,593 shares.

The following table sets forth all shares of PPG common stock beneficially owned, as of February 21, 2025, by each director and each executive officer named in the Summary Compensation Table, as well as all directors and all executive officers of the Company as a group.

	SHARES OF BENEFICIALLY OWNED COMMON STOCK
	AND COMMON STOCK EQUIVALENTS(1)
	BENEFICIALLY OWNED	COMMON STOCK
NAME OF BENEFICIAL OWNER	COMMON STOCK(2)	EQUIVALENTS(3)	TOTAL(4)
Kathy L. Fortmann	1,291	775	2,066
Melanie L. Healey	8,883	2,571	11,454
Gary R. Heminger	1,868	9,138	11,006
Timothy M. Knavish	132,793	11,479	144,272
Michael W. Lamach	2,368	12,226	14,594
Kathleen A. Ligocki	1,474	5,324	6,798
Michael T. Nally	1,632	6,761	8,393
Guillermo Novo	1,642	7,671	9,313
Martin H. Richenhagen	31,874	—	31,874
Christopher N. Roberts III	1,468	684	2,152
Catherine R. Smith	7,657	—	7,657
K. Henrik Bergström	31,316	—	31,316
Anne M. Foulkes	57,797	480	58,277
Chancey E. Hagerty	36,473	—	36,473
Vincent J. Morales	175,187	18,065	193,252
Ramaprasad Vadlamannati	90,122	—	90,122
All Directors and Executive Officers as a Group(5)	669,761	84,127	753,888
(1)	Each of the named beneficial owners has sole voting power and sole investment power as to all the shares beneficially owned by them with the exception of (i) shares held by certain of them jointly with, or directly by, their spouses and children and (ii) the common stock equivalents shown in the second column, and described more fully below, which have no voting power.
(2)	Shares of common stock considered to be “beneficially owned” include both common stock actually owned and shares of common stock as to which there is a right to acquire ownership on, or within 60 days after, February 21, 2025. These amounts reflect shares subject to options exercisable within 60 days of February 21, 2025: as follows: Mr. Knavish, 81,575; Mr. Bergström, 20,230; Ms. Foulkes, 35,638; Mr. Hagerty, 25,600; Mr. Morales, 138,101; and Mr. Vadlamannati, 55,236. These amounts also include shares held in the PPG Industries Employee Savings Plan as of February 21, 2025 as follows: Mr. Knavish, 5,267; Ms. Foulkes, 6,365; Mr. Hagerty, 2,395; and Mr. Morales, 8,647. In April 2024, each director, other than Ms. Fortmann, received 1,368 time-based restricted stock units. Ms. Fortmann, who became a director on July 17, 2024, received 1,041 time-based restricted stock

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Beneficial Ownership

units. The directors’ restricted stock units granted in 2024 vest on April 16, 2025 and are included in the table because these restricted stock units vest within 60 days of February 21, 2025. To the Company’s knowledge, none of the shares reflected in the table have been pledged.
(3)	Certain directors hold common stock equivalents in their accounts in the Deferred Compensation Plan for Directors, which is described under “Deferred Compensation.” Certain executive officers hold common stock equivalents in their accounts in the Deferred Compensation Plan, which is described under “PPG Industries Employee Savings Plan and Deferred Compensation Plan.” Common stock equivalents are hypothetical shares of common stock having a value on any given date equal to the value of a share of common stock. Common stock equivalents earn dividend equivalents that are converted into additional common stock equivalents, but carry no voting rights or other rights afforded to a holder of common stock. Upon leaving the Company or the Board, as the case may be, the common stock equivalents are made available for distribution, and all distributions are made in the form of one share of PPG common stock for each common stock equivalent credited to the person’s deferred account.
(4)	This is the sum of the beneficially owned common stock and the common stock equivalents as shown in the previous two columns. None of the identified beneficial owners holds more than 1.0% of the voting securities of PPG outstanding. The beneficial owners as a group hold less than 1.0% of the voting securities of PPG outstanding.
(5)	The group consists of 18 persons: the directors and executive officers named in this Proxy Statement and PPG’s remaining executive officers: Kevin D. Braun and Amy R. Ericson.

2025 Proxy Statement 91

GENERAL MATTERS

When and where is the Annual Meeting?

The Annual Meeting will be held on Thursday, April 17, 2025, at 11:00 a.m., Eastern Time. This year’s Annual Meeting will be a virtual shareholders meeting held via the Internet which you can attend by visiting www.virtualshareholdermeeting.com/PPG2025. There will be no physical location for in-person attendance at the Annual Meeting.

Why am I receiving these proxy materials?

In connection with the solicitation of proxies by our Board of Directors to be voted at the 2025 Annual Meeting of Shareholders, these materials have been made available to you on the Internet or, upon your request or under certain other circumstances, have been delivered to you by mail in printed form.

If your shares were registered directly in your name with our transfer agent, Computershare Investor Services, as of the close of business on February 21, 2025, you are considered a shareholder of record, and we have sent you these proxy materials.

If your shares were held in the name of a bank, brokerage account or other nominee as of the close of business on February 21, 2025, you are considered a beneficial owner of the shares held in street name. Your bank, broker or other nominee has sent you these proxy materials. You should direct your bank, broker or other nominee on how to vote your shares, and we encourage you to make such direction. If you do not make a direction with respect to Proposals 1, 2 or 4, your bank, broker or other nominee will not be able to vote your shares on your behalf with respect to such proposals.

What is included in these materials?

These proxy materials include:

●	Our Notice of Annual Meeting and Proxy Statement for the 2025 Annual Meeting; and
●	Our 2024 Annual Report to shareholders, which includes our audited consolidated financial statements.

If you received printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Why did I receive a notice in the mail or by email regarding the Internet availability of proxy materials instead of printed proxy materials?

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to our shareholders, we have elected to furnish these materials by providing access to these documents over the Internet. Accordingly, on or about March 6, 2025, we sent a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability.

What does it mean if I receive more than one set of proxy materials or more than one email?

It means you have multiple accounts at the transfer agent or with banks, brokers or other nominees. If you received more than one Notice of Internet Availability, you may need to enter separate electronic control voting numbers when voting by the Internet to ensure that all of your shares have been voted. If you received more than one proxy card, vote instruction form or email, please complete and provide your voting instructions for all proxy cards, vote instruction forms and emails that you receive.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability provides you with instructions regarding how to (1) view our proxy materials for the Annual Meeting on the Internet; (2) vote your shares after you have viewed our proxy materials; and (3) request a printed copy of the proxy materials.

Our proxy materials are also available online at investor.ppg.com.

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General Matters

What am I voting on?

You are voting on four proposals. Details of each proposal are included in this Proxy Statement.

●	Proposal 1: To elect as directors the ten nominees named in this Proxy Statement as directors to serve a one-year term until the 2026 Annual Meeting and until their successors are elected and qualified or their earlier retirement or resignation;
●	Proposal 2: To vote on a nonbinding resolution to approve the compensation of the Company’s named executive officers on an advisory basis;
●	Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025; and
●	Proposal 4: To vote on a shareholder proposal requesting shareholder approval of certain executive officer severance arrangements.

What are the Board’s recommendations on how I should vote my shares?

The Board of Directors recommends that you vote your shares as follows:

●	Proposal 1: FOR the election of 10 directors to serve until the 2026 Annual Meeting;
●	Proposal 2: FOR the approval of the compensation of the Company’s named executive officers on an advisory basis;
●	Proposal 3: FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025; and
●	Proposal 4: AGAINST the shareholder proposal requesting shareholder approval of certain executive officer severance arrangements.

What are my choices when voting?

●	Proposal 1: You may cast your vote in favor of or against election of each of the nominees or you may elect to abstain from voting your shares. Abstentions and broker non-votes will not be taken into account to determine the outcome of the election of directors.
●	Proposals 2, 3 and 4: You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

What vote is needed for the proposals to be adopted?

As of the record date, February 21, 2025, there were 226,974,896 shares of PPG common stock issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held.

●	Quorum: In order to conduct the Annual Meeting, more than one-half of the outstanding shares must be present or be represented by proxy. This is referred to as a quorum. If you vote by Internet or by telephone, or submit a properly executed proxy card or vote instruction form, you will be considered part of the quorum. Abstentions and broker non-votes on any proposal to be acted on by shareholders will be treated as present at the Annual Meeting for purposes of a quorum.
●	Proposal 1: Each director nominee who receives a majority of the votes cast (the number of shares voted “for” the director must exceed 50% of the votes cast with respect to that director) at the Annual Meeting will be elected as a director.
●	Proposal 2: More than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting must vote for the proposal for it to be adopted. The advisory vote on this proposal is nonbinding. However, the Human Capital Management and Compensation Committee will take into account the outcome of the vote on this proposal when making future decisions about the Company's executive compensation arrangements, policies and procedures. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
●	Proposals 3 and 4: More than one-half of the shares present, either in person or by proxy, and entitled to vote and voting (excluding abstentions) at the Annual Meeting must vote for each proposal for it to be adopted. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

2025 Proxy Statement 93

General Matters

How do I vote?

You may vote your shares by any one of the following methods:

●	By Internet: Log onto the website indicated in the Notice of Internet Availability or on the proxy card or vote instruction form or click the link in the email you receive.
●	By telephone: Call the toll-free number shown on the proxy card or vote instruction form and follow the voice prompts.
●	By mail: Mark your votes, sign and return the proxy card or vote instruction form in the postage-paid envelope provided.
●	By ballot: Attend the Annual Meeting virtually and vote online during the meeting.

If you vote by the Internet or by telephone, you do not need to send in a proxy card or vote instruction form. The deadline for Internet and telephone voting will be 11:59 p.m., Eastern Time, on April 16, 2025.

What happens if I do not give specific voting instructions?

The Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct. If you (1) choose the “submit your vote” option without voting on each individual proposal when voting on the Internet or by telephone or (2) if you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this Proxy Statement.

If your shares are held by a broker, bank or other nominee, the broker, bank or nominee will ask you how you want to vote your shares. If you give the broker, bank or nominee instructions, your shares will be voted as you direct. If you do not give instructions, your broker, bank or nominee may vote your shares in its discretion for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025 (Proposal 3), but your broker, bank or nominee will not vote your shares at all with respect to any of the other proposals. We encourage you to provide instructions to your bank, broker or nominee by carefully following the instructions provided. This will ensure that your shares are voted at the Annual Meeting as you direct.

How can I change or revoke my vote after I have voted?

You have the right to change your vote or revoke your proxy before it is exercised at the Annual Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote instruction form with a later date, or by attending the virtual Annual Meeting and voting online during the meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. Please note that any re-votes by mail or proxy revocations must be received by our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272 prior to the Annual Meeting in order to be effective.

How will shares in employee benefit plans be voted?

This Proxy Statement is being used to solicit voting instructions from you with respect to shares of PPG common stock that you own, but which are held by the trustees of a retirement or savings plan for the benefit of you and other plan participants. Shares held in the benefit plans that are entitled to vote will be voted by the trustees pursuant to your instructions. Shares held in any employee benefit plan that you are entitled to vote, but do not vote, will not be voted by the trustees. You must instruct the trustees to vote your shares by utilizing one of the voting methods described above.

Who will count and certify the votes?

An independent inspector of election and the staff of our corporate secretary and Investor Relations offices will count the votes and certify the election results. The results will be publicly filed with the Securities and Exchange Commission on a Form 8-K within four business days after the Annual Meeting.

How can I attend the virtual Annual Meeting?

This year’s Annual Meeting will be held in a virtual format through a live webcast which you can attend by visiting www.virtualshareholdermeeting.com/PPG2025.

Shareholders of PPG as of the close of business on February 21, 2025, the record date, or those that hold a valid proxy for the meeting, are entitled to participate in and ask questions at the Annual Meeting. All shareholders wishing to

94 investor.ppg.com

General Matters

participate in the virtual Annual Meeting by voting or asking questions must pre-register no later than 5:00 p.m., Eastern Time, on April 16, 2025.

Shareholders of record as of the record date may participate in the Annual Meeting by visiting the website www.virtualshareholdermeeting.com/PPG2025 to pre-register. Please have your proxy card or Notice of Internet Availability containing your 16-digit control number available and follow the instructions to enter the meeting. A listen-only, live webcast of the virtual Annual Meeting will also be available to all shareholders and guests who do not pre-register at www.virtualshareholdermeeting.com/PPG2025.

We encourage you to access the virtual Annual Meeting 15 to 30 minutes before it begins. Online check-in will start at approximately 10:30 a.m. Eastern Time on April 17, 2025. If you have difficulty accessing the meeting, please follow the instructions contained in the reminder email you will receive the evening before the meeting. We will have technicians available to assist you.

How can I ask questions at the virtual Annual Meeting?

We will have a question and answer session during the Annual Meeting. To ask a question during the Annual Meeting, you must be a shareholder and pre-register for the Annual Meeting as discussed above under “How can I attend the virtual Annual Meeting.” During the question and answer session, PPG management will answer questions submitted live during the Annual Meeting. Questions may be submitted during the Annual Meeting on the Annual Meeting website and shareholders may be limited to two questions. Substantially similar questions will be answered once to avoid repetition and to allow more time for other questions. Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. If there are questions pertinent to meeting matters that are not answered during the meeting due to time constraints, management will post answers to a representative set of such questions on our Investor Relations website at investor.ppg.com. These questions and answers will be available as soon as practicable after the meeting.

How do I obtain a copy of materials related to corporate governance?

Our Corporate Governance Guidelines, charters of each standing committee of our Board of Directors, Global Code of Ethics, Code of Ethics for Senior Financial Officers and other materials related to our corporate governance are published on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance.

Who is soliciting my vote and what are the solicitation expenses?

This solicitation is being made on behalf of our Board of Directors, but may also be made without additional compensation by our directors, officers or employees by telephone, facsimile, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the Notice of Internet Availability and these proxy materials. We have hired D.F. King & Company to help us send out the proxy materials and to solicit proxies for the Annual Meeting, the estimated cost of which is approximately $17,500 plus reimbursement of certain additional out of pocket expenses. We will request brokers, banks and other nominees who hold shares of PPG common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse these brokers, banks and nominees for their reasonable out of pocket expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I submit a proposal for consideration at the 2026 Annual Meeting of Shareholders?

To be considered for the 2026 Annual Meeting, shareholder proposals must be submitted in writing to our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272. No proposal can be included in our Proxy Statement for the 2026 Annual Meeting unless it is received by our corporate secretary no later than November 6, 2025. The proposal must also comply with the rules of the Securities and Exchange Commission relating to shareholder proposals.

Any shareholder whose proposal is not included in our Proxy Statement relating to the 2026 Annual Meeting and who intends to present business for consideration at the 2026 Annual Meeting must give notice to our corporate secretary in accordance with Section 1.5 of our Bylaws (which are available on the Corporate Governance section of our website at www.ppg.com/about-ppg/en-US/governance) and such business must otherwise be a proper matter for shareholder action. If, as expected, the 2026 Annual Meeting of Shareholders is held on April 16, 2026, then the notice must be received by our corporate secretary on or before January 16, 2026.

2025 Proxy Statement 95

General Matters

How can I recommend someone as a candidate for director?

A shareholder who wishes to recommend or nominate a candidate for director of PPG may write to the chair of the Nominating and Governance Committee of the Board of Directors, in care of our corporate secretary at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272.

To be effective for consideration at the 2026 Annual Meeting, the recommendation or nomination must be received by our corporate secretary by the deadlines set forth in our Bylaws and must include information required under our Bylaws, including information about the nominating shareholder and information about the nominee that would be required to be included in a Proxy Statement under the rules of the Securities and Exchange Commission. Director nominations submitted pursuant to PPG’s proxy access Bylaw for consideration at the 2026 Annual Meeting must be received by PPG no earlier than October 7, 2025 and no later than November 6, 2025. For additional information regarding the nomination procedure, see “Corporate Governance—Shareholder Recommendations or Nominations for Director and Proxy Access.”

OTHER INFORMATION

Householding Information

PPG and some banks, brokers and other nominees are participating in the practice of “householding” proxy materials. This means that shareholders who share the same address may not receive separate copies of proxy materials, unless we have received instructions to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your bank, broker or other nominee if your shares are held in a brokerage account or us if you hold registered shares. We will promptly deliver an additional copy of the proxy materials to you, without charge, if you write to Investor Relations at PPG Industries, Inc., One PPG Place, Pittsburgh, Pennsylvania 15272, or call us at (412) 434-3318.

Other Matters

So far as is known, no matters other than those described herein are expected to come before the Annual Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters that may properly come before the Annual Meeting, or any adjournment thereof, in the discretion of the person or persons voting such proxies unless the shareholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters.

Pittsburgh, Pennsylvania

March 6, 2025

96 investor.ppg.com

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

PPG believes investors’ understanding of the Company’s performance is enhanced by the disclosure of net income from continuing operations and earnings per diluted share from continuing operations adjusted for certain items. PPG’s management considers this information useful in providing insight into the Company’s ongoing performance because it excludes the impact of items that cannot reasonably be expected to recur on a quarterly basis or that are not attributable to our primary operations. Net income from continuing operations and earnings per diluted share from continuing operations adjusted for these items are not recognized financial measures determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be considered a substitute for net income and earnings per diluted share or other financial measures as computed in accordance with U.S. GAAP. In addition, adjusted net income and adjusted earnings per diluted share from continuing operations may not be comparable to similarly titled measures as reported by other companies.

Net income from continuing operations (attributable to PPG) and earnings per share – assuming dilution (attributable to PPG) are reconciled to adjusted net income from continuing operations (attributable to PPG) and adjusted earnings per share – assuming dilution below:

	2024(1)		2023(1)		2022(1)		2021		2020
FOR THE YEAR-ENDED	NET INCOME		NET INCOME		NET INCOME		NET INCOME		NET INCOME
(MILLIONS, EXCEPT PER SHARE AMOUNTS)	$	EPS(2)	$	EPS(2)	$	EPS(2)	$	EPS(2)	$	EPS(2)
Net income from continuing operations (attributable to PPG)	$1,344	$5.72	$1,223	$5.16	$1,007	$4.24	$1,420	$5.93	$1,056	$4.44
Acquisition-related amortization expense	100	0.42	115	0.48	110	0.46	130	0.55	99	0.42
Business restructuring-related costs, net(3)	324	1.39	33	0.14	54	0.23	20	0.08	166	0.70
Portfolio optimization(4)	65	0.28	58	0.24	12	0.05	69	0.29	7	0.03
Legacy environmental remediation charges(5)	18	0.07	17	0.07	—	—	26	0.11	19	0.08
Impairment and other related charges, net(6)	—	—	160	0.67	202	0.86	12	0.05	64	0.27
Insurance recoveries(7)	(3)	(0.01)	(12)	(0.05)	—	—	—	—	—	—
Pension settlement charges(8)	—	—	144	0.61	—	—	36	0.15	—	—
Argentina currency devaluation losses(9)	—	—	24	0.1	—	—	—	—	—	—
Net tax charge related to UK statutory rate change	—	—	—	—	—	—	22	0.09	—	—
Expenses incurred due to natural disasters	—	—	—	—	—	—	13	0.06	13	0.06
Change in allowance for doubtful accounts related to COVID-19	—	—	—	—	—	—	(11)	(0.05)	23	0.10
Income from legal settlements	—	—	—	—	—	—	(17)	(0.07)	—	—
Asbestos-related claims reserve adjustment	—	—	—	—	—	—	(101)	(0.42)	—	—
Charge related to early retirement of debt	—	—	—	—	—	—	—	—	5	0.02
Adjusted net income from continuing operations (attributable to PPG)(10)	1,848	$7.87	$1,762	$7.42	$1,385	$5.84	$1,619	$6.77	$1,452	$6.12
(1)	The Company’s financial results have been recast to present the results of the architectural coatings business in the U.S. and Canada as discontinued operations.
(2)	Earnings per diluted share is calculated based on unrounded numbers. Figures in the table may not recalculate due to rounding.
(3)	Business restructuring-related costs, net include business restructuring charges, offset by releases related to previously approved programs, which are included in Business restructuring, net on the consolidated statement of income, accelerated depreciation of certain assets, which is included in Depreciation on the consolidated statement of income, and other restructuring-related costs, which are included in Cost of sales, exclusive of depreciation and amortization and Selling, general and administrative on the consolidated statement of income. Business restructuring-related costs, net also includes the fourth quarter 2024 recognition of accumulated foreign currency translation losses of $110 million related to the Company's exit of its Argentina operations in connection with a restructuring program, which are included in Other (income)/charges, net in the consolidated statement of income. No tax benefit was recorded on the fourth quarter 2024 recognition of the accumulated foreign currency translation losses.
(4)	Portfolio optimization includes gains and losses related to the sale of certain assets, which are included in Other (income)/charges, net on the consolidated statement of income, including the gain of $129 million on the sale of the Company's silicas products business in the fourth quarter 2024, and the losses on the sales of the Company's traffic solutions business in Argentina in the second quarter 2024, the Company's European and Australian Traffic Solutions businesses in the fourth quarter 2023 and the Company's legacy industrial Russian operations in the third quarter 2023. Portfolio optimization includes advisory, legal, accounting, valuation, other professional or consulting fees and certain internal costs directly incurred to effect acquisitions, as well as similar fees and other costs to effect divestitures and other portfolio optimization exit actions. These costs are included in Selling, general and administrative expense on the consolidated statement of income. Portfolio optimization also includes an impairment charge of $146 million recognized during the fourth quarter 2024 when the Company's remaining operations in Russia were classified as held for sale, which is included in Impairment and other related charges, net on the consolidated statement of income. No tax benefit was recorded on the fourth quarter 2024 impairment charge.
(5)	Legacy environmental remediation charges represent environmental remediation costs at certain non-operating PPG manufacturing sites. These charges are included in Other (income)/charges, net in the consolidated statement of income.
(6)	In the fourth quarter 2023, the Company recorded impairment and other related charges due to a non-cash goodwill impairment recognized for the Traffic Solutions reporting unit as a result of its annual goodwill impairment test. The fair value of the Traffic Solutions reporting unit decreased primarily due to increases in the cost of capital (discount rate assumption) and declines in the reporting unit’s long-term forecast driven by challenges at its operations in Argentina due to the highly inflationary environment and changes to the reporting unit’s global footprint, including the fourth quarter 2023 divestiture of its European and Australian businesses. In 2022, the Company recorded impairment and other related charges due to the wind down of the Company’s operations in Russia.

2025 Proxy Statement A-1

Annex A

(7)	In the fourth quarter 2024 and the fourth quarter 2023, the Company received reimbursement for previously approved insurance claims under policies covering legacy asbestos-related matters. In the first quarter 2023, the Company received reimbursement under its insurance policies for damages incurred at a southern U.S. factory from a winter storm in 2020. These insurance recoveries are included in Other charges/(income), net on the consolidated statement of income.
(8)	In the first quarter 2023, PPG purchased group annuity contracts that transferred pension benefit obligations for certain of the Company’s retirees in the U.S. to third-party insurance companies, resulting in a non-cash pension settlement charge.
(9)	In December 2023, the central bank of Argentina adjusted the official foreign currency exchange rate for the Argentine peso, significantly devaluing the currency relative to the United States dollar. Argentina currency devaluation losses represent foreign currency translation losses recognized during December 2023 related to the devaluation of the Argentine peso, which is included in Other charges/(income), net in the consolidated statement of income.
(10)	As discussed within the "Compensation Discussion and Analysis" section of the 2024 Proxy Statement, full year 2024, 2023 and 2022 adjusted net income and adjusted earnings per share from continuing operations as calculated for purposes of determining incentive compensation excludes one half of the full year earnings impact of foreign currency translation versus the Company’s plan, which represented an exclusion of $2 million and $0.01 per share, respectively, for 2024, $43 million and $0.17 per share, respectively, for 2023 and $41 million and $0.17 per share, respectively, for 2022.

A-2 investor.ppg.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V61510-P25587 Nominees: 1. Election of Directors 1a. Kathy L. Fortmann 1b. Melanie L. Healey 1c. Gary R. Heminger 1d. Timothy M. Knavish 1e. Michael W. Lamach 1f. Kathleen A. Ligocki 1g. Michael T. Nally 1h. Guillermo Novo 1i. Christopher N. Roberts III 1j. Catherine R. Smith For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! PPG INDUSTRIES, INC. The Board recommends that you vote FOR the following director nominees 1a through 1j: PPG INDUSTRIES, INC. ONE PPG PLACE, 40TH FLOOR PITTSBURGH, PA 15272 ATTN: INVESTOR RELATIONS Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Approve the compensation of the Company’s named executive officers on an advisory basis 3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025 4. Shareholder proposal requesting shareholder approval of certain executive officer severance arrangements The Board recommends that you vote FOR the following proposals 2 and 3: The Board recommends that you vote AGAINST the following proposal 4: VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PPG2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V61511-P25587 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PPG INDUSTRIES, INC. 2025 ANNUAL MEETING OF SHAREHOLDERS The undersigned shareholder(s) appoint(s) Timothy M. Knavish, Anne M. Foulkes and Joseph R. Gette, and each of them, with full power of substitution in each, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of common stock of PPG Industries, Inc. (“PPG”) that are held by the undersigned as of February 21, 2025, which the undersigned is entitled to vote at the Annual Meeting of Shareholders of PPG to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/PPG2025 on April 17, 2025 at 11:00 a.m. (Eastern time), and at any adjournments or postponements thereof and in their discretion on such other matters as may properly come before the Meeting or any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF AS DIRECTED BY THE SHAREHOLDER(S) HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, AND 3, AND AGAINST PROPOSAL 4. Continued and to be signed on reverse side